Exhibit 10.3

BASIC LEASE INFORMATION

Lease II Agreement dated as of February 27, 2004

Landlord:	iSTAR BOWLING CENTERS II LP, a Delaware limited partnership, together with any successor or assign.

Tenant:	AMF BOWLING CENTERS, INC., a Virginia corporation, together with any successor or assign permitted by the Lease.

Commencement Date:	February 27, 2004.

Lease Expiration Date: May 31, 2024, which is the last day of the 243rd full calendar month following the Commencement Date, unless extended pursuant to paragraph 4(b) of the Lease.

Primary Term and any Extension Term Fixed Rent: The annual “Fixed Rent” during the Primary Term and any applicable Extension Term of the Lease and shall be defined as and equal to and shall be payable monthly in advance (unless specifically set forth to be paid at a different time below) as follows:

(a)	From the Commencement Date through the 63rd full calendar month after the Commencement Date: at the annual rate of $12,341,584.61, 1/12 of which shall be payable in advance on the first day of each month, commencing (i) if the Commencement Date does not occur on the first day of a month, then on the first day of the month following the month in which the Commencement Date occurs, and (ii) if the Commencement Date occurs on the first day of a month, then on the Commencement Date. Additionally, if the Commencement Date does not occur on the first day of a month, then on the Commencement Date, a payment of an amount equal to the product of $1,028,465.38 multiplied by a fraction, the numerator of which is the number of calendar days in the month from and including the Commencement Date through the end of the month in which the Commencement Date occurs, and the denominator of which is the total number of calendar days in the month in which the Commencement Date occurs.

(b)	Beginning with the 64th full calendar month after the Commencement Date through the 123rd full calendar month after the Commencement Date: at the annual rate of $13,575,743.07, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 64th full calendar month after the Commencement Date.

(c)	Beginning with the 124th full calendar month after the Commencement Date through the 183rd full calendar month after the Commencement Date: at the annual rate of $14,933,317.38, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 124th full calendar month after the Commencement Date.

(d)	Beginning with the 184th full calendar month after the Commencement Date through the 243rd full calendar month after the Commencement Date: at the annual rate of

$16,426,649.12, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 184th full calendar month after the Commencement Date.

(e)	During the first Extension Term and subject to adjustment, to the extent applicable as set forth in paragraph 4(d), the annual Fixed Rent payable beginning with the 244th full calendar month after the Commencement Date through the 303rd full calendar month after the Commencement Date: at the annual rate of $18,069,314.03, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 244th full calendar month after the Commencement Date. Also during the first Extension Term and subject to adjustment, to the extent applicable as set forth in paragraph 4(d), the annual Fixed Rent payable beginning with the 304th full calendar month after the Commencement Date through the 363rd full calendar month after the Commencement Date: at the annual rate of $19,876,245.43, 1/12 of which shall be payable in advance on the first day of each month, commencing with the 304th full calendar month following the Commencement Date.

(f)	For each Extension Term during and after the second Extension Term, the annual Fixed Rent payable during each Extension Term shall be the Fair Market Value Rent for the Premises to be included in this Lease on the first day of each such Extension Term for such Extension Term. As used herein, the “Fair Market Value Rent” means the fair market rental value of the Premises to be included in this Lease on the first day of the applicable Extension Term as agreed upon at least 9 months prior to the commencement of such Extension Term in a written amendment to this Lease entered into by Landlord and Tenant setting forth such amounts. For each Extension Term, following Landlord’s receipt of Tenant’s irrevocable decision to extend this Lease for an Extension Term pursuant to paragraph 4(b) and in any event prior to the day which is twelve (12) months prior to the commencement of such Extension Term, Landlord shall provide Tenant with Landlord’s proposed fair market value rent for such Extension Term. If Landlord and Tenant are unable to agree upon the fair market rental value of the Premises after negotiating same in good faith for ninety (90) calendar days after Tenant’s receipt of such proposed fair market rental value, or if the Fair Market Value Rent has not been established at least 9 months prior to the commencement of such Extension Term, in either case then upon written notice from either party to the other, the annual Fixed Rent payable during such Extension Term shall be at the fair market rental value of the Premises as determined in accordance with Exhibit H.

Security Deposit Amount:	$2,056,930.77 which Security Deposit Amount shall be increased to $2,397,352.81, on the second anniversary of the Commencement Date, and such amount shall be reduced from time to time, at Tenant’s election, for each Reduction Site that is no longer subject to this Lease (in accordance with paragraph 4(c) below), by the percentage allocated to such Reduction Site set forth on Exhibit E and, to the extent the reduction amount is held in cash or other immediately available funds, Landlord shall remit same to Tenant within fifteen (15) calendar days after Tenant’s election.

Landlord Address for Payment by wire transfer to:

JP Morgan Chase Bank ABA #: 021-000-021 Acct #: 910-2-757938 Reference: AMF Rent

Tenant Address:	AMF Bowling, Inc. 8100 AMF Drive Mechanicsville, Virginia 23111 Attention: Chief Financial Officer

LEASE II AGREEMENT

between

iSTAR BOWLING CENTERS II LP,

as Landlord

and

AMF BOWLING CENTERS, INC.,

as Tenant

Dated as of February 27, 2004

THIS LEASE II AGREEMENT, is made and entered into as of the date set forth in the Basic Lease Information (this lease agreement, together with all amendments and supplements hereto, this “Lease”), by and between iSTAR BOWLING CENTERS II LP, a Delaware limited partnership with offices c/o iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036 (together with any successor or assigns, hereinafter called the “Landlord”) and AMF BOWLING CENTERS, INC., a Virginia corporation, having an address at 8100 AMF Drive, Mechanicsville, Virginia 23111 (together with any successor or assign permitted by this Lease, hereinafter collectively called the “Tenant”).

1.	DEFINITIONS

Capitalized terms used herein shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

“Acquisition Option Lender” is defined in paragraph 16(g) of this Lease.

“ADA” is defined in paragraph 12 of this Lease.

“Acquisition Notice” is defined in paragraph 32 of this Lease.

“Additional Rent” means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

“Affiliates” means Persons (other than individuals) Controlled by, or under Common Control with Tenant or Guarantor.

“Alternative Credit Rating Agency” means if either or both of S & P and Moody’s no longer exist or no longer assign Credit Ratings, such other nationally recognized statistical credit rating agency designated by Landlord and reasonably acceptable to Tenant.

“Annual Alteration Threshold” means for the period of time below, the amount set forth in the following chart:

Time Period	Annual Alteration Threshold Amount
Commencement Date through the first 123 full calendar months of the Term	$500,000
124th full calendar month through 243rd full calendar month of the Term	$600,000
244th full calendar month through 363rd full calendar month of the Term, to the extent applicable	$720,000
364th full calendar month through 483rd full calendar month of the Term, to the extent applicable	$864,000
484th full calendar month through 603rd full calendar month of the Term, to the extent applicable	$1,036,800
604th full calendar month through 723rd full calendar month of the Term, to the extent applicable	$1,244,160
724th full calendar month through 843rd full calendar month of the Term, to the extent applicable	$1,492,992

“Appraisal Report” is defined in paragraph 31(b) of this Lease.

“Basic Lease Information” means the page(s) preceding this Lease which are hereby incorporated by reference.

“BB Prohibited Transaction” is defined in paragraph 25(b) of this Lease.

“BE Offer” is defined in paragraph 2(e) of this Lease.

“BE Option” is defined in paragraph 2(c) of this Lease.

“BE Percentage Increase” means for the Bowling Equipment the percentage equal to (A) the product of the purchase price paid for such Bowling Equipment multiplied by the annual lease constant factor as set forth on Exhibit F in effect at the time of such acquisition, which product is then divided by (B) the annual Fixed Rent in effect on the day immediately preceding such acquisition.

“Bowling Equipment” means all pin setting machines (pinsetters/pinspotters), ball returns, settees, scoring systems (including front desk systems), lanes, lane cleaning machines, bumpers, approaches, foul lights, gutters, and masking units located at the Premises, including any Site, from time to time.

“Bowling Equipment Acquisition Period” means: (A) for the Premises and each Site therein (i) if at any time during the Term Tenant’s ratio of (a) the sum of Guarantor’s Consolidated EBITDA plus Fixed Rent (for both this Lease and Tenant’s Other Lease) to (b) Fixed Rent (for both this Lease and Tenant’s Other Lease) for the most recent 12-month period shall be below 2.5 as determined on a quarter annual basis (once such ratio falls below 2.5, such Bowling Equipment Acquisition Period shall commence and not expire until Tenant delivers the next certified statement as required by paragraph 20(b) below where such ratio equals or exceeds 2.5), and (ii) during the last six (6) months of the Term; and (B) for each Site during the last six (6) months preceding the date such Site is no longer included in this Lease by reason of the terms and conditions of paragraphs 4(c), 14, 30, and, solely to the extent Landlord does not sell an EAP, as set forth in paragraph 31(c).

“Business Days” or “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

“Calculated Premises Price” means at any time the product of (A) the average annual Fixed Rent for the succeeding five (5) years calculated from Exhibit D multiplied by (B) ten (10).

“Calculated Site Price” means at any time for each Site the product of (A) such Site’s percentage set forth on Exhibit E multiplied by (B) the average annual Fixed Rent for the succeeding five (5) years for the applicable Lease month as listed in Exhibit D further multiplied by (C) ten (10).

“Cash Offer” is defined in paragraph 30(b) of this Lease.

“Cash Plus Offer” is defined in paragraph 30(b) of this Lease.

“Casualty” means any damage or destruction caused to any Site by any reason, including fire.

“Casualty Repair” is defined in paragraph 10 of this Lease.

“Casualty Threshold” is defined in paragraph 10 of this Lease.

“Claims” shall mean Liens (including lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fees of Mortgagee, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including legal fees incurred and expenses and costs of investigation and environmental remedial action) of any kind and nature whatsoever.

“Commencement Date” is defined and shall have the meaning specified in the Basic Lease Information.

“Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contracts or otherwise.

“Corporate Control Event” means any of the following: (i) a merger or consolidation of Tenant or Guarantor with another entity resulting in a new Person other than Tenant, Guarantor, or any of their wholly owned Affiliates or any of their respective owners thereof owning directly or indirectly more than 50% of such entities, (ii) the sale of all or substantially all the assets of Tenant or Guarantor to any party, (iii) any one Person acquiring more than 50% of common stock, voting securities or economic benefits and burdens (including distributions) of Tenant or Guarantor within any twelve month period other than acquisitions by Tenant, Guarantor, or any of their wholly owned Affiliates or any of their respective owners thereof owning directly or indirectly more than 50% of such entities, or (iv) any Person owning directly or indirectly more than 50% of Guarantor fails to have the right to appoint a majority of the directors on and control, directly or indirectly, Tenant’s and Guarantor’s Board of Directors.

“CPI” shall mean the national Consumer Price Index, for all urban consumers (1982-84=100), as published by the U.S. Dept. of Labor, Bureau of Labor Statistics. In the event that: (A) such Bureau ceases to use the all urban consumers (Base Years 1982/1984 = 100) as the basis of calculation and such Bureau does not recalculate the then applicable Consumer Price Index number for all years including 1982/1984; or (B) Landlord and Tenant mutually agree in writing that the Consumer Price Index does not accurately reflect the purchasing power of the dollar; or (C) the Consumer Price Index shall be discontinued for any reason, then the parties shall thereafter accept and use such other Consumer Price Index or comparable statistics on the cost of living for the United States as shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority selected by Landlord and Tenant.

“CPI Increase”, when expressly used with respect to a stated dollar amount shall mean that such stated dollar amount shall be increased by a percentage equal to the percentage increase, if any, between: (i) the CPI published for January 2004 (or the month most nearest thereto in which the CPI shall have been published); and (ii) the CPI published for the month of the year in which such dollar amount is to be updated to (or the month most nearest thereto in which the CPI shall be published).

“Credit Rating” means the senior unsecured debt rating issued by S&P or Moody’s or if either or both no longer exist or no longer issue ratings then, for either or both as so applicable, an Alternative Credit Rating Agency. All references to specific levels of a Credit Rating mean such rating with a “stable” or “positive” outlook, but not a “negative” outlook or “on watch” associated with such rating.

“Debt” of any Person shall mean as at the date when any determination thereof is being made or to be made and in respect of all: (A) indebtedness of such Person for borrowed money; (B) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (C) obligations, other than inter-company items, of such Person to pay the deferred purchase price of property or services under conditional sales or other similar agreements relating to property purchased by such Person to the extent of the value of such property (other than customary retentions or reservations under agreements with suppliers entered into in the ordinary course of business) which provide for the deferral of payment of the purchase price for a period in excess of one year following the date of receipt and acceptance of the complete delivery of such property and/or services; (D) obligations of such Person as tenant under leases which obligations are, in accordance with GAAP, recorded as capital lease obligations, but excluding all obligations of Tenant, Guarantor or their Affiliates under or in any manner relating to this Lease and Tenant’ Other Lease, regardless of their treatment under GAAP; and (E) obligations of such Persons under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, indebtedness or obligations of others of the kinds referred to in clauses (A) through (D) above. Whenever any determination of the amount of Debt is required or permitted to be, or is otherwise being or to be, made for any purpose under this Lease, the amount of any such Debt denominated in any currency other than United States dollars shall be calculated at the US dollar equivalent of such Debt as at the date when such determination of the amount of debt is being or to be made, except that, if all or any portion of the principal amount of any such Debt which is payable in a currency other than United States dollars is hedged into United States dollars, the principal amount of such hedged Debt, or the hedged portion thereof, shall be deemed to be equal to the amount of United States dollars specified in, or determined pursuant to, the applicable hedging contract.

“EAP” is defined in paragraph 31(a) of this Lease.

“EAP Notice” is defined in paragraph 31(a) of this Lease.

“EAP Sale” is defined in paragraph 31(a) of this Lease.

“EAP Substitution” is defined in paragraph 31(a) of this Lease.

“EAP Undertaking” is defined in paragraph 31(b)(xii) of this Lease.

“Electing Party” is defined in Exhibit H and Exhibit J of this Lease.

“Environmental Laws” is defined in paragraph 26(b) of this Lease.

“Environmental Reports” is defined in paragraph 26(c) of this Lease.

“Event of Default” is defined in paragraph 15 of this Lease.

“Excluded Taxes” means any income or franchise taxes based upon, measured by, or calculated with respect to net income or profits (but not including any franchise tax based upon gross receipts with respect to the Rent), inheritance, estate, succession, transfer or any similar taxes.

“Extension Terms” is defined in paragraph 4(b) of this Lease.

“Fair Market Value Rent” is defined and shall have the meaning specified in the Basic Lease Information.

“Fixed Rent” is defined and shall have the meaning specified in the Basic Lease Information.

“FR Initial Valuation” is defined in Exhibit H of this Lease.

“FR Third Valuation” is defined in Exhibit H of this Lease.

“FR Valuation Notice” is defined in Exhibit H of this Lease.

“FR Valuation Period” is defined in Exhibit H of this Lease.

“GAAP” means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

“Guarantor” means AMF Bowling Worldwide, Inc., a Delaware corporation, together with any successor or assign permitted by this Lease.

“Guarantor’s Consolidated EBITDA” means the sum of consolidated net income (loss), and in each case to the extent deducted in computing consolidated net income (loss) for such period, consolidated interest expense, consolidated income tax expense and consolidated depreciation and amortization expenses for such period of such Person and its subsidiaries on a consolidated basis, all determined in accordance with GAAP.

“Guaranty” means that certain Guaranty dated as of the date of this Lease from Guarantor to Landlord, pursuant to which, among other things, Guarantor unconditionally guarantees the payment and performance of Tenant’s obligation under the Lease, all upon the terms and subject to the conditions set forth therein, as such Guaranty is amended, modified or restated from time to time.

“Imposition” means the various taxes and other charges referred to in paragraph 6 of this Lease and the present and future governmental laws and regulations more specifically described in paragraph 6(b) of this Lease.

“Improvements” means all of the buildings, structures, improvements, equipment, heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and life safety systems, cribbing, and all fixtures therein (including parking areas, and driveways) now or hereafter located on the Land, other than and specifically excluding Tenant’s Personal Property and the Bowling Equipment owned by Tenant. To the extent Landlord acquires title to any Bowling Equipment pursuant to paragraph 2(c) or otherwise, the term “Improvements” shall include such Bowling Equipment located at a Site.

The words “include”, “includes”, “including” and any other derivation of “include” means “including but not limited to” unless specifically set forth to the contrary.

“Indemnified Partner” is defined in paragraph 26(c) of this Lease.

“Initial FR Appraiser” is defined in Exhibit H of this Lease.

“Initial UL Appraiser” is defined in Exhibit J of this Lease.

“Investment Grade Criteria” means a Credit Rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or an equivalent Credit Rating from an Alternative Credit Rating Agency, as applicable).

“Issuer” is defined in paragraph 5(d)(iii) of this Lease.

“iStar” means iStar Financial Inc., a Maryland corporation or a majority owned subsidiary.

“Land” means the title and interest of Landlord in and to the ninety three (93) locations of real estate described on Exhibit A-1 hereto, and to the extent any such real estate shall include by law, then any land lying in the bed of any existing dedicated street, road or alley adjoining thereto, all strips and gores adjoining thereto, and all rights, ways, easements, privileges and appurtenances thereunto belonging, including all of Landlord’s right, title, and interest in and to all other property rights, tangible or otherwise, arising out of or connected with Landlord’s ownership thereof, but none of the Improvements thereon.

“Landlord” is defined in the first paragraph of this Lease.

“Landlord’s Allocable Amount” is defined in paragraph 22(a) of this Lease.

“Landlord’s Rejection Date” is defined in paragraph 32 of this Lease.

“Landlord’s Remedy Notice” is defined in paragraph 16(g) of this Lease.

“Landlord’s Reoffer Notice” is defined in paragraph 30(d) of this Lease.

“Lease” is defined in the first sentence of this Lease.

“Lease Expiration Date” is defined and shall have the meaning specified in the Basic Lease Information.

“Legal Requirements” is defined in paragraph 12 of this Lease.

“Lender Acquisition Notice” is defined in paragraph 16(g) of this Lease.

“Lender Acquisition Option” is defined in paragraph 16(g) of this Lease.

“Letter of Credit” is defined in paragraph 5(d)(iii) of this Lease

“Lien” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, including any arising under any conditional sale agreement, capital lease or other title retention agreement.

“Monthly Subtenant Allowance” is defined in paragraph 25(c) of this Lease.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Mortgage” shall mean a mortgage, deed to secure debt, deed of trust or other security instrument of like nature or any ground or underlying lease or other document of like nature on all or any portion of the Premises given by Landlord to a Mortgagee.

“Mortgagee” shall mean any holder of a Mortgage with respect to the Premises or any part thereof.

“Net Casualty Proceeds” shall mean the compensation and/or insurance payments net of the reasonable expenses of collecting such amounts incurred by Landlord, any Mortgagee (but only in its capacity as Proceeds Trustee), or Tenant, and received by any Mortgagee, Landlord or Tenant in respect of any portion of the Premises by reason of and on account of a fire or other casualty.

“Net Worth” means, at any reporting date (or at any other time as may reasonably be requested from time to time by Landlord), for a Person, which shall include such Person’s subsidiaries, if any, on either a combined or consolidated basis pursuant to and determined in accordance with GAAP (such combined or consolidated entities are collectively herein called the “Subject Person”) the total assets of the Subject Person less (i) intangible assets of such Subject Person (including, goodwill, anticipated future benefits of tax loss carry forwards, and organization or developmental expenses and specifically excluding from the definition of intangible assets solely for purposes of this definition, patents, trademarks, service marks, trade names, copyrights and the value of below market rate leases relating only to the AMF Bowling Centers, Inc. existing immediately prior to the applicable transfer, assignment or merger) otherwise determined in accordance with GAAP, and less (ii) the total liabilities of such Subject Person, all on either a combined or consolidated basis, as applicable, determined in accordance with GAAP, in each case without duplication. In addition to the foregoing, solely when determining the Net Worth of AMF Bowling Centers, Inc. ‘below market rate leases’, as a component of general intangibles, shall be included as a total asset in such definition (and not excluded).

“Other Party” is defined in Exhibit H and Exhibit J of this Lease.

“Other Taxes” is defined in paragraph 6(b) of this Lease.

“Overdue Rate” means the sum of three percent (3%) plus the lease constant factor set forth on Exhibit F in effect at such time, but in any event, if lower, the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

“Permitted Encumbrances” means for each Site:

(a) Any of the following, which are not yet due and payable at the time in question: (i) liens for water, sewer, and other utility services and (ii) taxes, assessments and other governmental charges (whether federal, state, local or foreign) and Property Taxes;

(b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants and other matters affecting the title to each Site, as applicable, or any part thereof set forth on Exhibit B attached hereto;

(c) Any Subordination, Non-Disturbance, and Attornment Agreement(s) recorded or otherwise, which are provided to Tenant pursuant to paragraph 17 of this Lease or as otherwise entered into by and among Landlord, Tenant, and any Mortgagee;

(d) Liens for taxes (whether federal, state, local or foreign) attributable to any taxable period whether before, on or after the Commencement Date which are being contested in good faith in accordance with the terms of this Lease by Tenant and for which Tenant has established adequate reserves;

(e) This Lease and the rights, privileges and entitlements of Tenant hereunder;

(f) Liens on leasehold improvements and Bowling Equipment, subject to Landlord’s BE Option; and

(g) Any leasehold mortgage of this Lease granted in accordance with paragraph 25(b).

“Permitted Investments” shall mean any one or more of the following obligations or securities having: (a) a predetermined fixed dollar of principal due at maturity that cannot vary or change; (b) bearing interest that may either be fixed or variable but which is tied to a single interest rate index plus a single fixed rate spread (if any) and move proportionately with that index; and (c) having the required ratings, if any, provided for in this definition:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in thirty (30) calendar days or less after the date of issuance and that does not have a “r” highlighter affixed to its rating;

(ii) time deposits, unsecured certificates of deposit, or bankers’ acceptances that mature in thirty (30) calendar days or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least “A1” and “P1” by S&P or Moody’s, respectively, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current Credit Rating to the pass-through certificates, as evidenced in writing and that does not have a “r” highlighter affixed to its rating;

(iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of thirty (30) calendar days or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv) money market funds that (i) are rated AAA by S&P or Aaa by Moody’s and (ii) have portfolio assets of at least $3,000,000,000;

(v) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in thirty (30) calendar days or less from the date of issuance, which debt obligations have ratings from Moody’s and S&P in the highest category possible, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current Credit Rating to any pass-through certificate and that does not have a “r” highlighter affixed to its rating; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts; and

(vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in thirty (30) calendar days or less after the date of issuance thereof and which is rated in the highest category possible by Moody’s and S&P and that does not have a “r” highlighter affixed to such rating.

“Permitted Use” is defined in paragraph 3(a) of this Lease.

“Portfolio Acquisition Option” is defined in paragraph 32 of this Lease.

“Premises” is defined in paragraphs 2(a) and 2(b) of this Lease.

“Premises Reduction Option” is defined in paragraph 4(c).

“Primary Term” is defined in paragraph 4(a) of this Lease.

“Proceeds Trustee” shall mean a federally insured bank or trust company designated by Landlord, subject to the prior written approval of Tenant, such approval not to be unreasonably withheld, delayed, or conditioned; provided, however, if a Mortgage encumbers the Premises, Mortgagee thereunder may, at its option, be appointed Proceeds Trustee for so long as such Mortgage remains outstanding and such Mortgagee is not an Affiliate of Landlord.

“Property Taxes” is defined in paragraph 6(a) of this Lease.

“Reduction Notice” is defined in paragraph 4(c).

“Reduction Sites” is defined in paragraph 4(c).

“Rent” is defined in paragraph 5(a)(ii).

“Restoration Fund” is defined in paragraph 10 of this Lease.

“ROFR” is defined in paragraph 30(b) of this Lease.

“ROFR Notice” is defined in paragraph 30(b) of this Lease.

“ROFR Notice Date” is defined in paragraph 30(b) of this Lease.

“ROFR Notice Price” is defined in paragraph 30(b) of this Lease.

“S&P” means Standard & Poor’s Rating Service and its successors or assigns.

“Security Deposit” is defined in paragraph 5(d)(i) of this Lease.

“Security Deposit Amount” is defined and shall have the meaning specified in the Basic Lease Information.

“Security Deposit Requirements” is defined in paragraph 5(d) of this Lease.

“Site” and “Sites” are defined in paragraph 2(b) of this Lease.

“Site Assessments” is defined in paragraph 26(d) of this Lease.

“Site Reviewers” is defined in paragraph 26(d) of this Lease.

“Site Termination Date” is defined in paragraph 14 of this Lease.

“Subordination, Non-Disturbance and Attornment Agreement” is defined in paragraph 17(a) of this Lease.

“Substitute Parcel” is defined in paragraph 31(b) of this Lease.

“Substitution Deed” is defined in paragraph 31(b)(ii) of this Lease.

“Tenant” is defined in the first paragraph of this Lease.

“Tenant Indemnitees” is defined in paragraph 18 of this Lease.

“Tenant’s Other Lease” means that certain Lease I Agreement between iStar Bowling Centers I LP, a Delaware limited partnership and Tenant of even date herewith initially for ninety three (93) sites, together with all amendments and supplements thereto.

“Tenant’s Personal Property” means all personal property of Tenant in or on the Premises, affixed or not, which is not necessary for the operation of the Improvements, including, without limitation the following: bowling balls; bowling shoes; ball racks; pins; x-treme bowling systems; bowling tools; spare parts; bowling cleaning machines; vending and amusement game machines; billiard tables; ATM and credit card machines; copiers; computers; telephone systems; point-of-sale systems; audio and visual entertainment equipment; satellites and related equipment; alarm systems and related equipment; Tenant’s trade fixtures, equipment, supplies, consumables, and inventories, including, without limitation, tables, chairs, desks, filing cabinets, ovens, refrigerators, freezers, stoves, food preparation equipment, kitchen utensils, glassware, inventory of food, beverages, liquor, and paper goods; liquor licenses; signs; signage; advertising and marketing materials and equipment; trademarks and trade names (including, without limitation, any sign, symbol, or mark containing the name of “AMF” or Tenant’s logo, each as now or hereafter existing), patents, goodwill, and related intangible property; records of confidential or proprietary information including, but not limited to, financial information, operating manuals, employee records, league records, and customer lists; and any other equipment ancillary to a Permitted Use, but specifically excluding the Bowling Equipment.

“Term” is defined in paragraph 4(b) of this Lease.

“Tenant’s ROFR Offer” is defined in paragraph 30(b) of this Lease.

“Third FR Appraiser” is defined in Exhibit H of this Lease.

“Third UL Appraiser” is defined in Exhibit J of this Lease.

“Transferee” is defined in paragraph 5(d)(vi) of this Lease.

“Treasury Rate” means the yield to maturity of a debt obligation of the United States Treasury having a maturity date closest to but not earlier than the then-existing remaining Term of the Lease (excluding any then-unexercised options for any Extension Terms) and, if more than one have been issued with such maturity date, then using the debt obligation first issued on or closest to the date of any termination by Landlord under this Lease.

“UL Determination Notice” is defined in Exhibit J of this Lease.

“UL Initial Determination” is defined in Exhibit J of this Lease.

“UL Third Determination” is defined in Exhibit J of this Lease.

“UL Valuation Period” is defined in Exhibit J of this Lease.

2.	DEMISE OF PREMISES, TENANT’S EQUIPMENT, BOWLING EQUIPMENT, LANDLORD WAIVER

(a) Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, IN ITS “AS IS” CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED BY LANDLORD AND WAIVED AND RENOUNCED BY TENANT). The “Premises” consists of collectively, Landlord’s interest in the Land, the Improvements, together with any easements, rights, and appurtenances in connection therewith or belonging to said Land and Improvements. The foregoing disclaimer in this paragraph 2(a) has been negotiated by Landlord and Tenant, each being represented by independent counsel, and is intended as a complete negation of any representation or warranty by Landlord, express or implied, with respect to the condition, quality, repair, or fitness of the Premises for a particular use, or title thereto.

(b) The “Premises” includes the Land and Improvements located at each of the ninety three (93) addresses listed on Exhibit A-2. The Land and Improvements at all such locations collectively constitute the Premises. The Land and Improvements at each location listed on Exhibit A-2 is each individually herein called a “Site,” and together are herein the “Sites.”

(c) Tenant shall own or lease (subject to the BE Option) all Tenant’s Personal Property and the Bowling Equipment (unless acquired, if at all, by Landlord) at each Site. From time to time at any time during the Bowling Equipment Acquisition Period on account of clause (A) of the definition thereof, for all Sites being a part of the Premises, or, during any Bowling Equipment Acquisition Period on account of clause (B) of the definition thereof, for all such Sites which will no longer be included in this Lease, Landlord shall have the option to acquire all of the Bowling Equipment at all such Site(s) or Premises, as applicable, (“BE Option”) from Tenant for a purchase price equal to net book value for tax purposes of the Bowling Equipment to be acquired. At any time during a Bowling Equipment Acquisition Period and upon Landlord’s written request therefor, Tenant shall furnish Landlord (within 15 Business Days of Landlord’s request) with the amount of the net book value for tax purposes of the Bowling Equipment (broken down by Site) together with such supporting documents as Landlord requests to verify such amount. Landlord shall exercise its BE Option by providing written notice thereof to Tenant during the Bowling Equipment Acquisition Period, which notice shall also specify a closing date for such acquisition, not earlier than 15 Business Days nor more than 60 calendar days following the date of such written notice. At such closing, Landlord shall pay Tenant, in immediately available funds, the purchase price for such Bowling Equipment being acquired and Tenant shall convey and assign all such Bowling Equipment and all warranties related thereto (to the extent assignable) to Landlord free and clear of all security interests, Liens, Claims and rights of any other party therein. Contemporaneously with Landlord’s acquisition of such Bowling Equipment, (1) such Bowling Equipment shall be included in the definition of Improvements to the extent such Bowling Equipment is located at a Site to which this Lease relates, and (2) Landlord and Tenant shall enter into an amendment to this Lease to (A) include such Bowling Equipment as part of the Site where it is located, (B) increase the amount of Fixed Rent for the remainder of the Term by an amount equal to the BE Percentage Increase, and (C) amend with proportional adjustments where required the Exhibits to reflect such increases in Fixed Rent and the Site allocations. Such amendment shall contain such other customary provisions for an amendment as Landlord and Tenant may reasonably require.

(d) Notwithstanding any provision in this Lease to the contrary, during the Term of this Lease, Landlord hereby forever and irrevocably waives any right to assert against any of Tenant’s personal furniture, equipment, inventory or other personal property, including Tenant’s Personal Property and Bowling Equipment (but subject to Landlord’s right to acquire the Bowling Equipment as set forth in paragraphs 2(c) and 2(e) below, and to the extent Landlord acquires any Bowling Equipment, such Bowling Equipment so acquired shall no longer be subject to this waiver), any title or any statutory, common law, contractual or possessory lien, including rights of levy or distraint for Rent or any other charges payable hereunder. Contemporaneously with the execution of this Lease and from time to time thereafter and in each case, within ten (10) Business Days after written request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a waiver of any interest and lien rights Landlord has in Tenant’s Personal Property and, to the extent Landlord has not then acquired the Bowling Equipment, the Bowling Equipment (but subject to Landlord’s right to acquire the Bowling Equipment as set forth in paragraphs 2(c) above and 2(e) below, which shall expressly survive foreclosure and execution on said equipment) in the form of Exhibit I attached hereto, addressed to such Person as Tenant may direct.

(e) Except as set forth in the last sentence of this paragraph 2(e), from time to time, during the Term, if Tenant receives an all cash offer to sell the Bowling Equipment or any portion thereof (which is not being replaced at a Site by Tenant), which offer Tenant desires to accept (“BE Offer”), prior to accepting such offer, Tenant shall notify Landlord of the terms and conditions of such offer (including a copy of any proposed contract) and give Landlord the opportunity, not to be less than 60 calendar days, to acquire such Bowling Equipment at the price set forth therein and otherwise upon the terms and conditions set forth in paragraph 2(c) above as if Landlord had exercised its BE Option. If Landlord exercises such option to acquire such Bowling Equipment, the closing and acquisition of such Bowling Equipment shall occur upon the same terms and conditions set forth in paragraph 2(c) above as if Landlord had exercised its BE Option, except that the price shall be the same price contained in such BE Offer. If Landlord fails or declines to exercise its rights to purchase such Bowling Equipment, Tenant shall be free to sell such Bowling Equipment under the BE Offer, which Bowling Equipment shall remain subject to the BE Option. Tenant shall not accept any offer to sell the Bowling Equipment or any portion thereof (which is not being replaced at a Site by Tenant) which is not all cash. The foregoing option shall not apply to situations where the Tenant is selling all or a portion of the Bowling Equipment and replacing the same.

3.	USE

(a) Tenant shall, subject to applicable zoning restrictions and any recorded covenants or restrictions in the public records upon the Commencement Date, use and occupy the Premises, including each Site, only as bowling centers, with ancillary uses including dining establishments, banquet facilities, game rooms, billiard facilities, beauty shops, pro shops, other ancillary entertainment uses, uses permitted pursuant to the next succeeding sentence, and other lawful purposes which are incidental thereto (including where permitted, food and beverage service, including the sale of alcohol) (collectively, the “Permitted Use”); provided, however, except for the recordation of any Mortgage and any replacements, renewals, amendments, consolidations, modifications, extensions or refinancing thereof or as otherwise required by governmental order, from and after the Commencement Date, without first having obtained Tenant’s prior written consent which may be withheld or granted in Tenant’s sole and absolute discretion, Landlord shall not record or otherwise take any voluntary action to subject the Premises or Land to any additional (or modify or amend any existing) covenants, restrictions, easements, or other encumbrances of record or otherwise, or any rezoning of the Premises or any Site from the zoning classifications presently in existence as of the Commencement Date. The foregoing restriction on use shall not apply to any minor sublease for a portion of a Site if either (i) the use under such sublease is supporting or ancillary to the Permitted Use or (ii) such portion is excess or not necessary to Tenant’s business operations at the Site and the use is permitted by applicable laws and does not otherwise violate the other terms and conditions of this Lease. Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might adversely affect Landlord’s title to or interest in the Premises, or in such manner as might make possible a claim or claims of adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof.

(b) So long as no Event of Default under this Lease shall have occurred and be continuing, Tenant shall not be disturbed in its possession of the Premises by Landlord except for such access to the Premises as specifically provided for and subject to the terms and conditions of this Lease. This covenant shall be construed as a covenant running with the Premises and is not a personal covenant of Landlord. So long as no Event of Default under this Lease shall have occurred and be continuing, Landlord’s use of any portion of the Premises shall not interfere, in any material respect, with any or all of (i) Tenant’s rights to occupy and use the Premises (in the manner and for the purposes contemplated hereunder), (ii) Tenant’s right to utilize the vehicular parking areas located on the Premises, and (iii) Tenant’s right of access, ingress and egress to and from the Premises.

(c) If no Event of Default has occurred and is continuing, Landlord shall, promptly upon request by Tenant, join with Tenant (at Tenant’s cost and expense), to (i) grant easements, licenses, rights of way and other rights and privileges in the nature of easements for the purposes of providing utilities and the like to any Site, (ii) release existing easements and appurtenances relating to the provision of utilities and the like to any Site, and (iii) execute and deliver any instrument, in form and substance acceptable to Landlord, necessary or appropriate to make or confirm such grants or releases to any Person, with or without consideration; provided that such grant or release does not interfere with and is not detrimental to the conduct of business on the Site and does not adversely affect the utility, useful life or fair market value of the Site.

4.	TERM

(a) The primary term of this Lease (the “Primary Term”) shall be for a period of approximately twenty (20) years, beginning on the Commencement Date and ending on the Lease Expiration Date.

(b) Tenant shall have the right, at its option, to extend the Primary Term of this Lease for nine (9) consecutive extension terms (the “Extension Terms”), the first Extension Term being ten (10) years in length and the second through ninth Extension Terms each being five (5) years in length. Each Extension Term shall commence on the day after the expiration of the preceding term and shall expire on the tenth (10th) anniversary of the Lease Expiration Date in the case of the first (1st) Extension Term, and on the fifteenth (15th), twentieth (20th), twenty-fifth (25th), thirtieth (30th), thirty-fifth (35th), fortieth (40th), forty-fifth (45th), and fiftieth (50th) anniversaries of the Lease Expiration Date in the case of the second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th), eighth (8th) and ninth (9th) Extension Terms, respectively. The options to extend the Term of this Lease as described above shall not be deemed exercised by Tenant unless for the first (1st) Extension Term at least twenty-four (24) months prior to the Lease Expiration Date for the Primary Term or for the second (2nd) through ninth (9th) Extension Terms at least eighteen (18) months prior to the expiration of the Extension Term for the first (1st), second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) Extension Terms, respectively, Tenant shall have delivered written notice to Landlord of Tenant’s irrevocable decision to so extend this Lease at the end of the Primary Term or any exercised Extension Term, as applicable. Tenant’s failure to deliver one (1) such timely notice to Landlord shall terminate all future Extension Terms, if any, following the Extension Term to which such notice specifically relates. The terms and conditions of this Lease shall apply to each Extension Term with the same force and effect as if such Extension Term had originally been included in the Primary Term of the Lease. The right of Tenant to the Extension Terms shall be conditioned upon this Lease and, if not then expired or terminated, Tenant’s Other Lease being in full force and effect as against Tenant and no Event of Default then existing as of the Lease Expiration Date (for the first (1st) Extension Term) or expiration of the first (1st), second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) Extension Term, as the case may be for the second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th), eighth (8th) and ninth (9th) Extension Term, respectively. The Primary Term, together with any Extension Term which Tenant properly exercises its option with respect to, and for which the conditions related thereto are satisfied, shall constitute the “Term” of this Lease.

(c) Effective only upon the first day of any Extension Term, Tenant shall have the right, but not the obligation, to reduce the Premises which are the subject of this Lease (“Premises Reduction Option”) by the Reduction Sites pursuant to the terms and subject to the conditions set forth in this paragraph 4(c). As used herein, the “Reduction Sites” means any one (1) or more (with no partial Site being permitted) of the Sites which were included in the Premises as of the last day before the first day of an Extension Term to which the Premises Reduction Option applies so long as the total number of Sites which remain the Premises for the Extension Term to which the Premises Reduction Option applies is equal to or greater than ninety percent (90.0%) of the Sites included in the Premises as of the last day before the first day of an Extension Term to which the Premises Reduction Option applies. Tenant may exercise the Premises Reduction Option only by providing Landlord with written notice (“Reduction Notice”) of Tenant’s election to exercise the Premises Reduction Option and identifying the Reduction Sites contemporaneously with Tenant’s notice to Landlord that Tenant is extending the Lease for any Extension Term as set forth in paragraph 4(b) above. Upon Tenant’s timely exercise of the Premises Reduction Option, (i) commencing with the next Extension Term following such Reduction Notice, the Premises shall not include the Reduction Sites, and (ii) prior to the next Extension Term following such Reduction Notice, Landlord and Tenant shall execute an amendment to this Lease to reflect such changes in the Premises, Fixed Rent (as adjusted pursuant to paragraph 4(d) below), and amend with proportional adjustments where required the Exhibits to reflect such adjustments to Fixed Rent and the Site allocations, all in a form and containing such other customary provisions as Landlord and Tenant may agree upon, and Tenant shall pay all charges incident to such transaction, including Landlord’s reasonable attorney’s fees and expenses and reasonable attorney’s fees and expenses due Mortgagee arising out of such reduction in the Premises. From and after receipt of the execution of such amendment and payment of such amounts owed, if any, the Premises shall no longer include the Reduction Sites.

(d) If the Lease is extended for less than all of the Premises as provided for in paragraph 4(c) above, then Fixed Rent for the first Extension Term shall be reduced by the sum of the allocated percentages for all Reduction Sites as set forth on Exhibit E.

5.	RENTAL; SECURITY DEPOSIT; GUARANTY

(a) Tenant shall pay to Landlord the following amounts as Rent for the Premises:

(i) During the Term of this Lease, Tenant shall pay to Landlord, as fixed monthly rent, the amount of monthly Fixed Rent specified in the Basic Lease Information.

(ii) Throughout the Term of this Lease, Tenant shall pay, as Additional Rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated Additional Rent. As used in this Lease, “Rent” shall mean and include all Fixed Rent and Additional Rent payable by Tenant in accordance with this Lease.

(b) It is the intention of Landlord and Tenant that the Fixed Rent payable by Tenant to Landlord during the entire Term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance, repair and, subject to Landlord’s obligation to make payment as set forth in paragraph 22(a) below, replacement of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance, repair or, subject to Landlord’s obligation to make payment as set forth in paragraph 22(a) below, replacement of the Premises during the Term of this Lease, and Tenant shall manage, operate, maintain, repair and replace the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith (except as set forth in paragraph 22(a) below) before such costs or expenses become delinquent. Without limiting the generality of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as Additional Rent, all premiums for all property and liability insurance covering the Premises required under this Lease, all Property Taxes and all Other Taxes that accrue during or are allocable to the Term of this Lease, and for Property Taxes and Other Taxes, allocable for any period of time prior to the Term of this Lease.

(c) Tenant shall pay all Fixed Rent to Landlord, in advance, on or before the first Business Day of each and every calendar month during the Term of this Lease (other than the payment due on the Commencement Date which is due as set forth in the Basic Lease Information) without notice, demand, deduction or offset, in lawful money of the United States of America, to the wire transfer address of Landlord specified in the Basic Lease Information, or to such other accounts and/or Person or Persons or at such other place or places as Landlord may from time to time designate in writing (or otherwise so there are collected funds available to Landlord on the due date). Interest at the Overdue Rate shall accrue on unpaid Fixed Rent from the due date thereof to the date of actual payment. If the Fixed Rent is paid more than five (5) Business Days after its due date, a late charge of 5% of the delinquent amount shall be due and payable. Tenant shall pay all Additional Rent when due. Tenant shall pay all Fixed Rent to Landlord without notice.

(d) Security Deposit Requirements are set forth below.

(i) Subject to paragraph 5(d)(v) below, concurrently with the execution of this Lease, Tenant shall deliver and maintain the Security Deposit Amount (in effect from time to time) to Landlord as a security deposit (“Security Deposit”) in cash or other immediately available funds or in the form of an irrevocable standby letter of credit, in either case meeting the requirements of this paragraph 5(d), to secure the full and faithful performance of Tenant’s obligations under this Lease. If there is an Event of Default at any time during the Term or any holdover period and for so long as an Event of Default shall continue, Landlord shall have the right, but not the obligation, in accordance with the terms of such letter of credit and this Lease, from time to time to draw upon all or any part of the Security Deposit but only in such amounts as are necessary to cure or partially cure the Event of Default which can be cured or partially cured with the payment of money, or to pay itself any Rent then due, damages or other amounts that Landlord would be entitled to recover under this Lease and which are currently due from Tenant on account of the Event of Default. If Landlord draws upon such Security Deposit, Landlord shall apply such proceeds to such amounts otherwise due from Tenant as set forth above. If Landlord shall so draw on the Security Deposit and apply all of such proceeds so drawn as set forth above, upon Landlord’s demand, Tenant shall, within five (5) Business Days following written notice, restore the Security Deposit to its previous amount and any failure to do so shall be an Event of Default without further notice. Tenant may not use the Security Deposit to pay Rent or otherwise cause Landlord to offset any amounts payable by Tenant against the Security Deposit (except as provided herein). The Security Deposit shall be returned to Tenant within fifteen (15) Business Days after the first to occur of (1) Tenant or Guarantor satisfying the Investment Grade Criteria and the waiver set forth in paragraph 5(d)(v) being applicable, and (2) the expiration or earlier termination of the Term and Tenant’s surrender of the Premises to Landlord as required by paragraph 22 of this Lease, in each case less such amounts as may have been used to cure or partially cure any Events of Default by Tenant. Tenant’s failure to deposit, maintain and replenish the Security Deposit as required by this Lease shall constitute an immediate Event of Default under this Lease.

(ii) If Tenant desires to make the Security Deposit in cash or other immediately available funds, the Security Deposit shall be held from time to time in an account in Landlord’s or Mortgagee’s name (in either case with proper notation by such account institution to indicate that the Security Deposit is Tenant’s property subject to the lien arising under paragraph 5(d)(iv) below), as determined by Landlord, at a federally insured institution and not operating under any regulatory or supervisory agreement, and in such state within the continental United States as the holder thereof shall determine. Such funds shall not be deemed to be trust funds but shall not be commingled with the general funds of Landlord and shall instead be held in a separate escrow account opened and maintained for this Lease alone; provided, however, to the extent so received, any Mortgagee which is an entity unaffiliated with Landlord or any affiliate of Landlord, may commingle such Security Deposit funds. Landlord shall cause interest to be earned upon any cash or other immediately available funds by depositing such cash or funds in a separate interest-bearing federally insured account at an institution not operating under any regulatory or supervisory agreement, or investing it in Permitted Investments (as directed by, or on behalf of, Tenant). Any such interest earned on the Security Deposit shall be paid annually to Tenant. Tenant shall cooperate with Landlord to ensure that any tax liability attributed to Landlord for such interest shall be properly reallocated to Tenant and paid for by Tenant, and Tenant agrees to indemnify, defend and hold Landlord harmless from all such tax liability. Such indemnity shall survive the expiration or earlier termination of the Lease for six (6) years.

(iii) If Tenant desires to make the Security Deposit by delivering an irrevocable standby letter of credit to Landlord, such letter of credit shall meet all of the following requirements: (a) it is a sight draft letter of credit from a financial institution (the “Issuer”) acceptable to Landlord and Mortgagee, each in their respective sole and absolute discretion; provided, however, any financial institution having a Credit Rating of “A1” or higher from Moody’s or “A+” or higher from S&P, or, as applicable, an equivalent rating from an Alternative Credit Rating Agency is pre-approved; (b) it has a face amount of not less than the Security Deposit Amount; (c) it has an expiration date of not less than one (1) year from the date such letter of credit is delivered to Landlord or Mortgagee and thereafter renewed annually throughout the Term of the Lease at least thirty (30) calendar days prior to the expiration date (and may be drawn on by the holder thereof if not so renewed with such funds then being placed in an escrow as provided in (ii) above); (d) it is freely assignable by Landlord and/or Mortgagee, provided that the transferor and transferee shall have complied with the Issuer’s customary transfer requirements and pay when due the reasonable costs charged by such Issuer in connection with such assignment; (e) it may be drawn upon by Landlord or Mortgagee to cure Events of Default by Tenant under this Lease, but only in accordance with its terms and the terms of this Lease; (f) it shall provide Landlord and Mortgagee, respectively, the rights that each would have hereunder and as set forth in the escrow agreement referred to in (ii) above, and (g) it is otherwise reasonably satisfactory to Landlord and is substantially similar to the letter of credit form attached hereto as Exhibit G and incorporated herein by this reference (a letter of credit satisfying the foregoing requirements is herein called a “Letter of Credit”). If the Issuer ceases to have a Credit Rating of “A+” or higher by S&P or “A1” or higher by Moody’s, Tenant shall, within thirty (30) calendar days of the rating downgrade, replace the Letter of Credit with one issued by a bank having such rating. Tenant shall pay any and all costs and expenses associated with Tenant’s changing the Issuer or substituting a new Letter of Credit for an existing Letter of Credit.

(iv) Tenant shall execute such documents, instruments, financing statements, and acknowledgments as Landlord may reasonably request from time to time that are necessary to grant and thereafter maintain a first-priority perfected security interest in the Security Deposit. Tenant hereby grants Landlord a security interest in the Security Deposit as it exists from time to time, and all proceeds and products thereof. Landlord and Tenant acknowledge that as of the date of this Lease, Landlord’s possession of the Security Deposit would not require further documents, instruments or financing statements to provide Landlord with a first-priority perfected security interest in the Security Deposit. Tenant acknowledges and agrees that the Security Deposit may also be pledged as security to any Mortgagee and Tenant shall cooperate with, permit, and execute such documents and instruments as may be required to provide Mortgagee with such security.

(v) So long as no Event of Default then exists (it being agreed that it is a condition precedent to any waiver of the requirement to maintain a Security Deposit with Landlord as set forth in this paragraph 5(d)(v) that no Event of Default exists) when Tenant or Guarantor satisfy the Investment Grade Criteria, the requirements of maintaining the Security Deposit shall be waived by Landlord upon Tenant’s written request accompanied by evidence satisfactory to Landlord of satisfaction of the Investment Grade Criteria. Such Landlord’s waiver shall cease if Tenant and Guarantor no longer or at any time do not satisfy the Investment Grade Criteria. If after being granted a waiver neither Tenant nor Guarantor satisfy the Investment Grade Criteria, Tenant’s obligation to deposit and replenish and thereafter maintain such Security Deposit under this Lease shall be re-instated, without further act, deed or notice; provided, however, Tenant shall be afforded ten (10) Business Days after such cessation of such waiver within which to deposit the Security Deposit with Landlord; provided, further, Landlord shall again be required to waive Tenant’s obligation to maintain such Security Deposit when Tenant or Guarantor shall have satisfied the conditions precedent required for such waiver as set forth in the first sentence of this subsection (v).

(vi) If (i) a transferee of Landlord’s right, title, and interest in and to the Premises, this Lease, and such Security Deposit (a “Transferee”) shall have assumed in writing Landlord’s obligations hereunder and recognized Tenant in writing, as tenant under this Lease; (ii) Landlord, or such Transferee, shall have delivered written evidence of such Transferee’s assumption and recognition as aforesaid; and (iii) Landlord shall have delivered the cash Security Deposit (including any accrued but unpaid interest thereon to which Tenant is entitled under this Lease) and/or the Letter of Credit, as applicable, to any such Transferee of Landlord’s right, title, and interest as aforesaid (or a credit therefor shall have been given to such Transferee), the then-current landlord delivering such Security Deposit to such Transferee (or crediting such Transferee as aforesaid) shall be discharged from further liability therefor; provided, however, if the immediately preceding conditions (i), (ii), and (iii) are not satisfied, Tenant shall have no obligations hereunder to such Transferee solely with respect to the Security Deposit (including any replenishment, replacement, or transfer obligations) unless and until such conditions shall have been satisfied and the then-current landlord shall have delivered the Security Deposit to such Transferee.

(e) Tenant acknowledges and agrees that it was a condition precedent to Landlord entering into this Lease that Landlord receive a guaranty of Tenant’s payment and performance of all of Tenant’s obligations under this Lease (in such form as approved by Landlord, the “Guaranty”) from Guarantor, which Guaranty is being entered into contemporaneously with the execution of this Lease. Tenant hereby represents and warrants to Landlord as of the date hereof and covenants to Landlord that throughout the Term of this Lease Guarantor shall be bound by the terms of the Guaranty to Landlord.

6.	TAXES

(a) Tenant shall pay, as Additional Rent, all Property Taxes prior to the assessment of any interest or penalty for late payment (subject to Tenant’s rights under this paragraph (a) to make payment thereof in installments or under paragraph 6(e) below to protest Property Taxes); provided, however, if and to the extent Landlord or Mortgagee is holding Tenant’s estimated payments thereof pursuant to paragraph 6(f) below, Landlord or Mortgagee shall instead make such payments timely upon Tenant’s behalf; provided, further, if any such Property Taxes may legally be paid in installments, Tenant may, at its option, pay such Property Taxes in such installments together with any interest due thereon, provided that Tenant shall have paid all such installments, or provided to Landlord or Mortgagee, such amounts as are necessary for the payment of, all such installments prior to the expiration or earlier termination of this Lease. “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, municipal service fee, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises, including Landlord’s franchise taxes based upon gross receipts with respect to the receipt of Rent (but not including net income or franchise taxes based upon, measured by or calculated with respect to net income or profits or derivatives thereof). Property Taxes shall not include any Other Taxes or Excluded Taxes arising out of or levied in connection with this Lease, in each case, of Landlord, unless and only to the extent levied or assessed against Landlord as a substitute for any Property Taxes.

(b) Tenant shall pay, as Additional Rent, all Other Taxes prior to the assessment of any interest or penalty for late payment (subject to Tenant’s rights under this paragraph 6(b) and paragraph 6(e) below to make payment in installments or to protest Other Taxes); provided, however, if Landlord or Mortgagee is holding Tenant’s estimated payments thereof pursuant to paragraph 6(f) below, Landlord or Mortgagee shall instead make such payments timely upon Tenant’s behalf; provided, further, if any such Other Taxes may legally be paid in installments, Tenant may, at its option, pay such Other Taxes in such installments together with any interest due thereon provided that Tenant shall have paid, or provided to Landlord or Mortgagee, such amounts as are necessary for the payment of, all such installments prior to the expiration or earlier termination of this Lease. “Other Taxes” shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost or occupation of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises, (ii) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (iii) any Rent payable under this Lease, including any gross receipts tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent but only to the extent that such taxes are in lieu of or a substitute for any Property Taxes, (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. “Other Taxes” shall not include any Property Taxes or any Excluded Taxes arising out of or levied in connection with this Lease, in each case, of Landlord, unless and only to the extent levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Other Taxes.

(c) Except for any Excluded Taxes imposed on or with respect to the Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Rent, or on the Premises, or any portion thereof, a capital levy, gross receipts tax on the Rent, occupational license tax, or a franchise tax based upon gross receipts with respect to the Rent, but not including any income or franchise taxes based upon, measured by, or calculated with respect to net income or profits, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except for Excluded Taxes and as otherwise expressly provided in this Lease.

(d) Tenant covenants to furnish Landlord, within fifteen (15) calendar days after request by Landlord, official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of all Impositions.

(e) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Tax or Other Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payments (whether under protest or otherwise) of any amounts required by applicable law to stay or prevent collection activities). Landlord shall not be required to join in any proceeding referred to in this subparagraph (e) except to the extent required by law, in which event Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name, all at Tenant’s expense. Landlord agrees to provide, at Tenant’s expense, whatever assistance Tenant may reasonably require in connection with any such contest. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including counsel fees) or any liability in connection with any such proceeding. No such consent shall subject Landlord to any civil liability or the risk of any criminal liability or forfeiture.

(f) During the continuance of any Event of Default or as required by a Mortgagee, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to one twelfth (1/12) of the Property Taxes and Other Taxes thereafter due and payable, as reasonably estimated by Landlord on the basis of assessments and bills and estimates thereof. Such amounts shall be held by Landlord or Mortgagee, without interest, and shall not be deemed to be trust funds but shall not be commingled with the general funds of Landlord and shall instead be held in a separate escrow account of Landlord or Mortgagee, as applicable, opened and maintained for this Lease alone; provided, however, to the extent so received, any Mortgagee which is an entity unaffiliated with Landlord or any affiliate of Landlord, may commingle such funds. Landlord shall apply such amounts paid by Tenant under this paragraph 6(f) (including any amounts tendered by Tenant which are intended for interest if Tenant shall have elected to make such payments in installments) to the payment before delinquency of the Property Taxes and Other Taxes, subject to any rights of Mortgagee thereto. Landlord and Mortgagee shall make no charge for holding and applying such amounts. If at any time the amount on deposit pursuant to this paragraph 6(f) shall be less than the amount reasonably deemed necessary by Landlord to pay such Property Taxes or Other Taxes as they become due, Tenant shall pay to Landlord the amount necessary to make the deficiency within five (5) Business Days after notice from Landlord requesting payment thereof. Landlord will use commercially reasonable efforts to obtain Mortgagee’s agreement not to have Property Taxes and Other Taxes held by Landlord or Mortgagee as set forth in this paragraph 6(f) (it being agreed that so long as Landlord uses commercially reasonable efforts, Landlord shall not be obligated to Tenant to obtain Mortgagee’s agreement not to so hold Property Taxes and Other Taxes).

(g) Landlord will, within thirty (30) calendar days after receipt, reimburse Tenant for any refund of Property Tax or Other Tax received by Landlord or Mortgagee as a result of any tax contest relating to the Term, which obligation shall survive the expiration or earlier termination of the Term of this Lease.

7.	NET LEASE; NON-TERMINABILITY

(a) This is an absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense. It is the intention of the parties hereto that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term of this Lease. In order that such Rent shall be absolutely net to Landlord, Tenant shall pay when due, and save Landlord harmless from and against, any and all costs, charges and expenses attributable to the Premises, including each fine, fee, penalty, charge (including governmental charges), assessments, sewer rent, Impositions, insurance premiums as may be required under this Lease, utility expenses, costs, expenses and obligations of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, the payment for which Landlord or Tenant is, or shall become liable by reason of any rights or interest of Landlord or Tenant in, to or under the Premises or this Lease or in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation of the Premises, or of any portion thereof; provided, however, that nothing herein contained shall be construed as imposing upon Tenant any obligation to pay any Excluded Taxes of Landlord arising out of, or levied in connection with, this Lease or Landlord’s right or interest in the Premises or the Rent.

(b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, except as expressly provided in paragraphs 4(c), 14, 30, 31 and 32 nor shall Tenant be entitled to any abatement or reduction of Rent hereunder except as required by paragraphs 4(d), 14, 30, and 31 nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) subject to paragraph 14, the taking of the Premises or any portion thereof by condemnation, requisition or eminent domain proceedings; (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise; (v) Tenant’s acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease. Tenant agrees that Tenant will not be relieved of the obligations to pay the Fixed Rent or any Additional Rent in case of damage to or destruction of or condemnation (except as expressly provided in paragraph 10 or 14) of the Premises.

(c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or void this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

(d) Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, except as otherwise expressly provided herein or (ii) to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

8.	SERVICES

Tenant shall during the Term, at Tenant’s sole cost and expense, be responsible for supplying the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, pest control and disposal services (including, if applicable, hazardous and biological waste disposal), and such other services as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises as Additional Rent.

9.	REPAIRS AND MAINTENANCE; REPLACEMENT

(a) At all times on and after the Commencement Date, to and including the date of the termination of the Term, by lapse of time or otherwise, Tenant shall, at its own sole cost and expense, keep the Premises, including each Site therein, in good operating condition consistent with the Permitted Uses, except as repaired or rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to paragraph 14, as condemned). Tenant shall timely and properly maintain, repair and replace, to the extent necessary for the operation of its business thereon, all of the Improvements (specifically excluding Bowling Equipment which is separately covered below) at the Premises and all its component parts, including parking surfaces and stripes, driveways, all landscaping, mechanical systems, electrical and lighting systems, plumbing and sewage systems, fixtures and appurtenances, interior and exterior walls, roof, foundations, floor slabs, columns and structural elements so as to preserve and protect the useful life, utility and functionality of such system and components, and in all events so as to preserve the effectiveness of any warranty relating thereto, and such event when replacements are needed, such replacements shall either be new or in quality and class with a useful life of at least seventy-five percent (75%) of new at the time of such replacement. Tenant shall timely and properly maintain, repair and replace, to the extent necessary for the operation of its business thereon, the Bowling Equipment and all its component parts at the Premises so as to preserve and protect the useful life, utility and functionality of such system and components, and in all events so as to preserve the effectiveness of any warranty relating thereto, such replacements shall be at least in quality and class that is in good working order, utility and function. If any part of the Improvements, which is necessary for the operation of Tenant’s business thereon shall become obsolete, non-functional, or uneconomic to repair, Tenant shall remove such item from the Premises and promptly replace it with an item meeting the standards above. Promptly upon installation of any such part of the Improvements, including Bowling Equipment at each Site (only following Landlord’s acquisition of Bowling Equipment for such Site), Tenant shall deliver to Landlord any original warranty (to the extent assignable) relating to such part of the Improvements (and upon Landlord’s receipt of such original warranty, Landlord shall be deemed to have granted Tenant a non-exclusive license and authority of Landlord solely to enforce such warranty during the Term of the Lease). Tenant shall deliver to Landlord a written statement showing all removals and replacements of such part of the Improvements during the preceding calendar year, including manufacturers, model numbers, and serial numbers. Landlord may, upon five (5) calendar days’ prior notice cause independent private inspectors to make inspections of Improvement on the Premises or segments thereof, including any Site(s), to determine Tenant’s compliance under this paragraph 9. Landlord shall exercise such inspection rights in a commercially reasonable manner to minimize interference with Tenant’s then existing operations, and maintain the confidentiality of any information as required by paragraph 20(c). If such inspection by Landlord reveals that the Premises, or any portion thereof, including any equipment thereon, is not in the condition required by this Lease, Tenant shall then pay for such additional inspections performed by Landlord through the inspection approving the condition of such Premises as being in conformity with the Lease. Notwithstanding the foregoing requirements of this paragraph 9, Tenant shall have no obligation to deliver any warranties for any Tenant’s Personal Property or Bowling Equipment at the Premises which may be and which are subsequently removed by Tenant upon expiration or earlier termination of this Lease.

Landlord may, but is not required to, during the continuance of an Event of Default and after five (5) calendar days’ notice to Tenant (except in the case of emergency, in which case Tenant shall be given notice contemporaneously with entry), enter the Premises and make such repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems necessary to cure any Event of Default of Tenant hereunder which remains uncured after the expiration of any notice and cure period provided under this Lease, as applicable, in a diligent fashion, and Tenant shall pay Landlord as Additional Rent forthwith (and in any event within thirty (30) calendar days) after being billed for same by Landlord the cost thereof plus an administrative fee of five percent (5%) of such cost, which bill shall be accompanied by reasonably supporting documentation. Such amounts shall bear interest at the Overdue Rate from the date of expenditure by Landlord to the date of repayment by Tenant at the Overdue Rate.

(b) Except for payments, if any, of Landlord’s Allocable Amount required by paragraph 22(a) below, it is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises (or any fixture or equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

(c) Tenant shall maintain on each Site, and (to the extent in its possession) turn over to Landlord upon expiration or termination of this Lease, then current operating manuals and original warranties (to the extent assignable) for all equipment and fixtures then located on such Site specifically excluding, in all cases, Tenant’s Personal Property at the Premises which Tenant’s Personal Property may and which are subsequently removed by Tenant upon expiration or earlier termination of this Lease.

10.	DESTRUCTION OF OR DAMAGE TO PREMISES

If any Site is damaged by fire or other casualty during the Term of this Lease, Tenant shall (a) repair such damage and restore such Site to substantially the same or better condition as existed before the occurrence of such fire or other casualty using materials of the same or better grade than that of the materials being replaced (herein, a “Casualty Repair”) and (b) this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with paragraph 23 and the standards of paragraph 9 and Tenant shall, at its expense, obtain all permits required for such work. An architect or engineer selected by Landlord shall review, at Tenant’s expense, all plans and specifications and all draw requests hereunder. In no event shall Fixed Rent or Additional Rent abate, nor shall this Lease terminate by reason of such damage or destruction. Provided that no Event of Default by Tenant shall then exist under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute an Event of Default), and provided Tenant has: (i) delivered to Landlord plans and specifications and a budget for such Casualty Repair (all of which Landlord shall have approved), and (ii) deposited with Landlord or the Proceeds Trustee cash or a letter of credit meeting the requirements (other than amount) of a Letter of Credit outlined in Section 5(d)(iii), above, in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration, as set forth below.

For all Casualty Repairs, the following apply:

As used herein the “Casualty Threshold” means $250,000; provided, however, that if Tenant or Guarantor, at the time of such fire or casualty, has a Credit Rating of “BBB” or higher from S&P and “Baa2” or higher from Moody’s, then the “Casualty Threshold” shall be $1,000,000; provided further that effective on June 1, 2014 both such $250,000 and $1,000,000 amounts shall be adjusted to reflect the CPI Increase through 2013 (and such adjusted amounts effective on June 1, 2014 shall be further similarly adjusted to reflect CPI Increase every ten (10) years thereafter). If the Net Casualty Proceeds are less than the Casualty Threshold at the time of the applicable fire or other casualty, such Net Casualty Proceeds shall be paid to and held by Tenant to apply to the cost of restoration. If the Net Casualty Proceeds are equal to or greater than the Casualty Threshold at the time of the applicable fire or other casualty, such Net Casualty Proceeds shall be paid to the Proceeds Trustee (herein called the “Restoration Fund”) for release to Tenant as restoration progresses, subject to and in accordance with paragraph 23(c). If

Landlord mortgages the Premises with a Mortgage, Mortgagee thereunder may, at its option be appointed Proceeds Trustee for so long as such Mortgage remains outstanding and such Mortgagee is not an Affiliate of Landlord. Insurance proceeds shall be deposited in an interest bearing account and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder. All checks drawn on said account shall be signed by the Proceeds Trustee. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure:

(i) No more frequently than once per calendar month, Tenant may request that Landlord disburse to Tenant such insurance proceeds as are requested by Tenant to pay for all costs incurred by Tenant for repair and restoration work of the damaged Site that was performed during the immediately preceding calendar month. Tenant’s request shall certify that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to paragraph 23 and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional partial (as to the amount received compared to percentage completion) or final lien releases, as applicable, in form and substance required by applicable law executed by all mechanic’s, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or supplied materials; and

(ii) Within fifteen (15) Business Days after receiving Tenant’s request, Landlord shall approve or disapprove Tenant’s request, which approval shall not be unreasonably withheld, delayed, or conditioned, by written notice to Tenant. If Landlord approves all or any portion of a request and Landlord has received (and not previously disbursed) insurance proceeds for such costs, then Landlord’s approval shall include a check in the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord’s notice shall state the reasons for that disapproval. Landlord’s failure to deliver a notice approving or disapproving a request shall be conclusively deemed Landlord’s disapproval of the request.

11.	INSURANCE, HOLD HARMLESS AND INDEMNIFICATION

(a) To the fullest extent permitted by law, Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever. Tenant waives all claims against Landlord arising from any liability described in this paragraph 11(a).

(b) Tenant hereby agrees to indemnify and defend Landlord against and hold Landlord harmless from all third-party claims, demands, liabilities, damages, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land constituting a part of the Premises arising at any time and from any cause whatsoever or occurring outside the Premises when such damage, bodily or personal injury, illness or death is proximately caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This paragraph 11(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

(c) Tenant shall, at all times and during the term of this Lease and at Tenant’s sole cost and expense, obtain and keep in force commercial general liability insurance in amounts not less than Five Hundred Thousand Dollars ($500,000) per occurrence and One Million Dollars ($1,000,000) in the aggregate, including a per location aggregate, for bodily injury or personal injury to, illness of, or death of persons, and damage to property occurring in, on or about the Premises. Coverage shall include but not be limited to the Premises, operations, products, completed operations, contractual liability, personal injury, and liquor liability for dram shop liability laws. Tenant shall also obtain and keep in force commercial umbrella and/or excess liability (which may be maintained under one or more policies) with limits of not less than $100,000,000 per occurrence and in the aggregate. Such insurance shall name Landlord, Mortgagee, and any other party designated by Landlord, as an additional insured.

(d) Tenant shall, at all times during the term of this Lease and at Tenant’s sole cost and expense, obtain and keep in force worker’s compensation and employer’s liability insurance in all states in which the Premises and any other operations of Tenant are located and any other state in which Tenant may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others.

(e) Tenant shall, at all times during the Term of this Lease, at Tenant’s sole cost and expense, obtain and keep in force or reimburse Landlord for the cost of (a) insurance against loss (including earthquake and flood) or damage to the Premises by fire and all other risks of physical loss (including earthquake and flood) covered by insurance of the type now known as “all risk,” with difference in conditions coverage, in an amount not less than the full replacement cost of the Premises (without deduction for depreciation) (subject to lower acceptable sub-limits with respect to earthquake and flood coverage to the extent that full replacement cost coverage is unavailable or cost prohibitive), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing “Replacement Cost” and “Agreed Amount” endorsements; and (b) insurance in amounts and against such other risks as Landlord or Mortgagee may reasonably require and against such risks as are customarily insured against by operators of similar properties. In addition, during any period when any demolition or construction on the Land is underway, Tenant shall maintain the following insurance: (i) completed value builders risk insurance for the Premises, including all building materials thereon, covering loss or damage from fire, lightning, extended coverage periods, sprinkler, leakage, vandalism, malicious mischief and perils insured in an amount not less than the cost, as estimated by Landlord, of the construction of the Improvements or alterations thereto, and (ii) cause the contractor performing the work to maintain worker’s compensation insurance covering the full statutory liability as an employer of the contractor performing the work of such construction or alterations.

(f) All insurance required to be maintained by Tenant under this paragraph 11 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state where the Premises are located and having an S&P claims paying ability rating of at least “A” and shall be reasonably satisfactory to Landlord. It is understood that at the inception of this Lease, the Tenant’s insurance deductibles or self-insured retentions are considered reasonable and are acceptable to Landlord. The maximum permissible deductibles may be increased from time to time but not to exceed $1,000,000 and, provided that Tenant or Guarantor satisfies the Investment Grade Criteria. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) calendar days’ prior written notice to Landlord and Mortgagee and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) calendar days shall have expired. All insurance under this paragraph 11 to be maintained by Tenant shall designate Landlord, Mortgagee, and any other parties designated by Landlord as an additional insured and loss payee, with respect to property insurance; shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Tenant may carry such insurance under “blanket” policies, provided such policies expressly reserve an amount of coverage for the Premises equal to the amount required by this Lease. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certificate thereof to Landlord for retention by Landlord. In the event Tenant does not provide evidence of insurance required by this paragraph 11, then Landlord shall have the right, but shall not be obligated to, from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as Additional Rent on demand. Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord to obtain and maintain in effect the policies of insurance required under this paragraph 11 or otherwise required by Landlord.

(g) During the continuance of any Event of Default or as required by a Mortgagee, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to one twelfth (1/12) of the premiums for property and casualty insurance required by this paragraph 11, as reasonably estimated by Landlord on the basis of bills and estimates thereof. If such premium payments shall have been made by Tenant, such amounts shall be held by Landlord or Mortgagee, without interest, and shall not be deemed to be trust funds and may be commingled with the general funds of Landlord or Mortgagee. Landlord shall apply such amounts to the payment of the insurance premiums with respect to which such amounts were paid, subject to any rights of Mortgagee thereto. Landlord shall make no charge for holding and applying such amounts. If at any time the amount on deposit pursuant to this paragraph 11(g) shall be less than the amount deemed necessary by Landlord to pay such premiums as they become due, Tenant shall pay to Landlord the amount necessary to make the deficiency within five (5) calendar days after notice from Landlord requesting payment thereof. Upon the expiration or termination of the term of this Lease (other than as a result of an Event of Default), Landlord shall promptly refund, and cause its Mortgagee to refund, to Tenant any amount held by Landlord or its Mortgagee pursuant to this paragraph. Landlord will use commercially reasonable efforts to obtain Mortgagee’s agreement not to have property and casualty insurance premiums held by Landlord or Mortgagee as set forth in this paragraph 11(g) (it being agreed that so long as Landlord uses commercially reasonable efforts, Landlord shall not be obligated to Tenant to obtain Mortgagee’s agreement not to so hold property and casualty insurance premiums).

12.	COMPLIANCE WITH LAWS, COVENANTS

Tenant shall with respect to the Premises and Bowling Equipment throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws including the Americans with Disabilities Act of 1990 as the same may be amended from time to time (“ADA”) (Landlord acknowledges that Tenant shall only be required to make accommodations under the ADA to the extent required by the ADA), ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises (collectively, “Legal Requirements”), or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained by Tenant under the terms of paragraph 11 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises; provided, however, Landlord agrees, upon request of Tenant, to sign promptly and without a charge therefor (except as provided in the final sentence of this subparagraph) any applications or filings (1) for such licenses and permits as may be required by Legal Requirements for the conduct, operation or restoration of the Premises and the business to be conducted therein in accordance with the terms hereof, and (2) the maintenance of the existing zoning for each Site to continue to permit Tenant’s use thereof, in both cases where the signature of Landlord is required by Legal Requirements in force at the time. All costs incurred by Landlord in connection with obtaining any such licenses and permits and zoning matters shall be borne by Tenant.

If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of paragraphs 6 or 26, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in paragraph 11, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder, then Landlord, after five business (5) Business Days prior written notice to Tenant (or without notice in situations where Landlord determines that delay is likely to cause harm to Landlord’s interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

(i) pay any Imposition payable by Tenant pursuant to this Lease; or

(ii) make any other payment or perform any other act on Tenant’s part to be paid or performed hereunder which Tenant shall not have performed within the time required therefor, except that any time permitted to Tenant to perform any act required by this paragraph shall be extended for such reasonable period not to exceed one hundred eighty (180) calendar days as may be necessary to effectuate such performance, provided throughout such time Tenant is continuously, diligently and in good faith prosecuting such performance.

Landlord, after providing Tenant with written notice, and Tenant’s failure to cure within the time period required above, may enter upon the Premises for any such cure purpose set forth in this paragraph 12 and take all such action in or on the Premises as may be necessary therefor pursuant to this paragraph 12. All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including attorney’s fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate and an administrative fee equal to five percent (5%) of all such costs and expenses, shall be paid by Tenant to Landlord on demand and submission of reasonable evidence of such expenditures. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss, damages, costs and expenses of suit, including attorney’s fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

13.	PARTIAL TAKING

If less than substantially all of any Site shall be taken for public or quasi-public purposes, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so taken in conformity with the requirements of paragraph 9 as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking, without regard to the adequacy of any condemnation award for such purpose. There shall be no abatement of Rent during such period of restoration. In performing its obligations, Tenant shall be entitled to all condemnation proceeds available to Landlord for restoration or repair of the Premises under the same terms and conditions for disbursement set forth for casualty proceeds in paragraph 10 hereof. Tenant shall, at its sole cost and expense, negotiate and, if necessary, litigate, the amount of the award, and Landlord shall have the right to participate in such process, at its sole cost and expense (it being acknowledged and agreed by Landlord that Tenant shall have the right to control such proceeds and settle all awards), and if Tenant fails to diligently prosecute such efforts, Landlord may take control of the process. Any condemnation proceeds in excess of the amounts used or requested as are made by Tenant for restoration or repair of the Premises, shall be the sole and exclusive property of Landlord. Tenant shall have the right to control all condemnation proceedings on Landlord’s behalf, and shall also be entitled to receive any award made by the condemning authority in respect of business loss or, if available, business relocation and any other claim permitted by law which does not, in any such case, diminish Landlord’s recovery.

14.	SUBSTANTIAL TAKING

If (a) all or substantially all of any Site shall be taken for public or quasi-public purposes, and (b) Tenant determines that such event has rendered the Site unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant’s business, then Tenant shall have the right (i) to continue to pay Rent, whereupon this Lease shall remain in full force and effect and the condemnation proceeds will be apportioned between Landlord and Tenant (with Tenant’s portion being applied to reduce Rent and any balance thereof, if any, due Tenant not applied to reduce Rent shall be paid to Landlord) based upon the fair market value of the Site as encumbered by this Lease for the then remaining Lease Term compared with the fair market value of the Site as encumbered by this Lease, including the residual value of the Site after the then remaining Lease Term (which apportionment shall be agreed to by Landlord and Tenant based on the foregoing and if Landlord and Tenant are unable to agree on such apportionment then the fair market values used in such apportionment shall be made in accordance with general procedures set forth on Exhibit H for resolving the fair market value of Rent during an Extension Term, with such determination instead being made of the apportionment between Landlord and Tenant based upon the fair market value of the Site as encumbered by this Lease for the then remaining Lease Term compared with the fair market value of the Site as encumbered by this Lease, including the residual value of the Site after the then remaining Lease Term, with each party selecting an appraiser and otherwise following the procedures set forth on Exhibit H) or (ii) at a time after such occurrence (including a final determination of the condemnation award associated therewith), to deliver to Landlord (i) notice of its intention to terminate this Lease solely with respect to that portion of the Premises constituting such taken Site on a date occurring not more than 180 calendar days nor less than 90 calendar days after such notice (the “SiteTermination Date”), (ii) a certificate by the president or a vice president of Tenant describing the event giving rise to such termination, stating that such event has rendered such taken Site unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant’s business and that such termination will not violate any operating agreement or covenant then in effect, and (iii) an irrevocable offer to purchase any remaining portion of such taken Site and the related condemnation award at a price equal to the Calculated Site Price for such Site. Landlord shall accept or reject such offer by notice given to Tenant not later than thirty (30) calendar days after receipt of Tenant’s notice, and if Landlord fails to act, it shall be deemed to have accepted the offer. If Landlord shall have accepted such offer or is deemed to have accepted such offer, (1) on the Site Termination Date, Landlord shall convey by special or limited warranty deed to Tenant any remaining portion of the applicable Site in accordance with paragraph 29, along with the right to receive any related condemnation award to which Landlord is entitled, (2) this Lease shall no longer apply to such Site as of the Site Termination Date, except for liabilities which accrued prior thereto related to such condemned Site, (3) this Lease shall remain in full force and effect for the remaining Sites except that the Fixed Rent shall be reduced by the amount of the Site percentage for such taken Site set forth on Exhibit E hereto, (4) Landlord and Tenant shall execute an amendment to this Lease confirming the foregoing, which amendment shall be prepared by or on behalf of Landlord, and (5) Tenant shall pay the Calculated Site Price for such Site and all of Landlord’s costs and expenses (including attorney’s fees and expenses) related to all of the foregoing. If Landlord rejects such offer, as of the Site Termination Date, (1) this Lease shall no longer apply to such Site, except for liabilities which accrued prior thereto related to such condemned Site, (2) this Lease shall remain in full force and effect for the remaining Sites except that the Fixed Rent shall be reduced by the amount of the Site percentage for such Site set forth on Exhibit E hereto, (3) Landlord and Tenant shall execute an amendment to this Lease confirming the foregoing and making appropriate adjustments to the Exhibits, which amendment shall be prepared by or on behalf of Landlord, and (4) Tenant shall pay all of Landlord’s reasonable costs and expenses (including reasonable attorney’s fees and expenses) related to all of the foregoing.

15.	DEFAULT: EVENTS OF DEFAULT

The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:

(a) Tenant fails to pay any Fixed Rent as and when such Fixed Rent becomes due, and such failure continues for five (5) calendar days after written notice thereof, provided that if Tenant is more than five (5) calendar days late in the payment of Fixed Rent once in any twelve (12) consecutive month period, only one notice need be given by Landlord during such 12 month period and any subsequent failure to pay Fixed Rent on or before its due date within such twelve (12) consecutive months shall constitute an Event of Default after five (5) calendar days without notice; or

(b) Tenant fails to pay any Additional Rent as and when such Additional Rent becomes due and payable and such failure continues for more than five (5) calendar days after Landlord gives written notice thereof to Tenant; or

(c) An Event of Default occurs under paragraph 25, subletting/assignment; or

(d) Tenant fails to perform or breaches any agreement or covenant of this Lease not separately covered in this paragraph 15 to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) calendar days after Landlord’s giving written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) calendar days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) calendar days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time not to exceed one hundred eighty (180) calendar days, provided, further, that in the event that the cure of such failure or breach cannot be cured within such one hundred eighty (180) day period and the cure of such failure or breach does not involve a cost in excess of $100,000, then the Event of Default shall be waived so long as Tenant is diligently continuing to prosecute the curing of such failure or breach; or

(e) Tenant (i) files, or consents by answer or otherwise to the filing against Tenant of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (ii) makes an assignment for the benefit of Tenant’s creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property, or (iv) takes corporate action for the purpose of any of the foregoing; or

(f) A court or government authority enters an order, and such order is not stayed or vacated within sixty (60) calendar days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

(g) Any event occurs which is specifically stated to be an Event of Default under this Lease; or

(h) An event of default shall occur under any loan agreement, indenture or other agreement related to Debt of Tenant or Guarantor securing or relating to an amount in excess of $20,000,000 and which event of default causes the lenders (or other parties) under such loan agreement, indenture or other agreement to exercise the right to accelerate the Debt or other obligations secured thereby. Tenant shall promptly give notice of any such default or acceleration to Landlord; or

(i) Any representation or warranty of Tenant contained in this Lease or the Seller’s Certificate shall have been materially and adversely false as of the date it was made and not corrected within thirty (30) calendar days after Landlord gives written notice thereof to Tenant; or

(j) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not stayed or vacated within thirty (30) calendar days; or

(k) Tenant shall abandon any Site for one hundred eighty (180) calendar days. Notwithstanding the foregoing, Tenant shall have the right, under this Lease and Tenant’s Other Lease, to abandon up to a total of ten (10) Sites at any one time in the aggregate under both this Lease and Tenant’s Other Lease together, so long as during such period of abandonment, (i) Tenant continues to pay Rent and maintain the Premises at such Sites in accordance with this Lease and Tenant’s Other Lease, (ii) Tenant maintains a security system and performs weekly inspections of such Sites, (iii) Tenant provides Landlord with the right to inspect such Sites on an annual basis and Tenant pays for the costs of such inspections, and (iv) if any such Site remains so abandoned at the time that Tenant has the Premises Reduction Option, such Site shall become a Reduction Site at such time and to the extent otherwise available, pursuant to paragraph 4(c) above; or

(l) Any judgment or order for the payment of money in excess of $20,000,000 shall be rendered against Tenant or Guarantor and not paid or otherwise covered under any policy of insurance within thirty (30) calendar days after all rights to appeal shall have expired; or

(m) Tenant fails to continuously maintain all insurance required to be maintained by Tenant in accordance with the terms and conditions of this Lease; or

(n) The Guaranty shall no longer be in full force and effect as against Guarantor; or

(o) An “Event of Default” occurs and is continuing under the Guaranty, as defined therein; or

(p) An “Event of Default” occurs and is continuing under Tenant’s Other Lease, as defined therein.

Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other Person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.

16.	REMEDIES

Upon the occurrence of and during the continuance of an Event of Default, Landlord shall, in addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default have all of the following remedies available:

(a) Landlord shall have the right to terminate Tenant’s right to possession of the Premises and repossess the Premises by any lawful means without terminating this Lease. Landlord shall use good faith and reasonably prompt efforts, to the extent required by applicable law of the state where the Premises are located, to re-let the Premises for the account of Tenant for such rent and upon such terms as may be satisfactory to Landlord. For the purposes of that re-letting, Landlord may repair, and perform normal remodeling and alterations to the Premises. If Landlord fails to re-let the Premises, Tenant shall pay to Landlord the Rent in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease. If Landlord re-lets the Premises, but fails to realize a sufficient sum from the re-letting to pay the full amount of Rent in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease, after paying all of the costs and expenses of all normal and customary decoration, repairs, remodeling, alterations and additions and the expenses of the re-letting and of the collection of the rent accruing from the re-letting, Tenant shall pay to Landlord the amount of any deficiency upon Landlord’s demand from time to time made.

(b) Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(i) The “worth at the time of determination” of all unpaid Rent which had been earned at the time of termination;

(ii) The “worth at the time of determination” of the amount by which the unpaid Rent for the balance of the then Term of this Lease after the time of termination, excluding the potential Lease Term under any unexercised options for any Extension Terms, exceeds the greater of (A) the net rental proceeds actually received or to be received from any actual subsequent replacement tenant(s) for any Site or (B) the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iii) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of determination” of the amounts referred to in clause (i) above shall be computed by allowing interest at the Overdue Rate. The “worth at the time of determination” of the amount referred to in clause (ii) above shall be computed by discounting such amount to present value by using the discount rate equal to the sum of two percent (2%) plus the then Treasury Rate. For the purpose of determining unpaid Rent under clause (i) and (ii) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under paragraph 5 hereof.

(c) Even if Landlord terminates Tenant’s possession under this Lease, this Lease shall continue in effect and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of the Lease unless and until written notice of such termination is given by Landlord to Tenant. Landlord shall have unrestricted rights of entry for such purposes following an Event of Default. Landlord shall be entitled to an administrative fee of five percent (5%) of all amounts expended under this paragraph 16.

(d) All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of Fixed Rent or Additional Rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease as and when due or required to be performed, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Overdue Rate. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums (plus interest at the Overdue Rate) by Tenant as in the case of default by Tenant in the payment of Rent.

(e) If Tenant abandons or surrenders the Premises, or any portion thereof, including any Site, or an Event of Default by Tenant pursuant to paragraph 15(k) above shall have occurred, or Tenant is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises, or any portion thereof, including any Site, shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner. If an Event of Default by Tenant pursuant to paragraph 15(k) above shall have occurred Landlord shall have the right, but not the obligation, to sublet the Premises, or any portion thereof, including any Site, on reasonable terms for the account of Tenant, and Tenant shall be liable for all costs of such subletting, including the cost of preparing the Premises, or any portion thereof, including any Site, for subtenants and leasing commissions paid to brokers.

(f) Landlord shall be entitled to collect from Tenant Landlord’s costs and expenses, including attorneys’ fees and expenses, in connection with the enforcement of its remedies and/or the defense of any matter, including during an appeal and whether suit is actually filed or not.

(g) At any time during the Term, but not more than once per calendar quarter annual period, Tenant may designate by giving written notice to Landlord of the name, address, phone number, and facsimile number of one Person, or an agent for a group of Persons, in either case who has made one or more loans to Tenant each in an original principal amount of at least $20,000,000, and so long as such loan(s) remains unpaid and has an outstanding principal balance of at least $20,000,000, such one Person, or such agent for a group of Persons, is herein called an “Acquisition Option Lender”. Tenant shall not be permitted to designate more than one Acquisition Option Lender, at any one time. Notwithstanding the preceding sentence, if Tenant attempts to designate more than one Acquisition Option Lender at any one time, Landlord shall be required to only recognize the most recently Tenant designated Acquisition Option Lender. At any time an Acquisition Option Lender has been so designated by Tenant and at least $20,000,000 of such loan related thereto remains outstanding, prior to Landlord exercising any right it has to terminate this Lease or to terminate Tenant’s right to possession under this Lease, Landlord agrees to provide written notice of such event to Acquisition Option Lender in accordance with the notice requirements of paragraph 19 of this Lease to the address as set forth in Tenant’s notice to Landlord designating such Acquisition Option Lender (such notice is herein called the “Landlord’s Remedy Notice”). Landlord agrees that for a period of ten (10) Business Days following Acquisition Option Lender’s receipt of such Landlord’s Remedy Notice, while not restricting or limiting Landlord’s other rights and remedies under this Lease, Landlord shall not exercise such termination rights. If Landlord so provides Landlord’s Remedy Notice to Acquisition Option Lender, then Acquisition Option Lender shall have the option to purchase the Premises (the “Lender Acquisition Option”) for a price equal to the sum of (i) the product of (A) the average annual Fixed Rent for the succeeding five (5) years calculated from Exhibit D multiplied by (B) twelve and one-half plus (12.5) (ii) any prepayment premium or breakage fee charged by Mortgagee. Acquisition Option Lender may only exercise the Lender Acquisition Option by providing Landlord with written notice thereof in accordance with paragraph 19 of this Lease (the “Lender Acquisition Notice”) within ten (10) Business Days after the Acquisition Option Lender’s receipt of the Landlord’s Remedy Notice, or such option shall be deemed irrevocably waived and thereafter Acquisition Option Lender shall have no further right to purchase the Premises hereunder. Additionally, if Tenant’s Other Lease is in effect and Tenant desires to designate an Acquisition Option Lender under both this Lease and Tenant’s Other Lease, then (1) the Acquisition Option Lender under both this Lease and Tenant’s Other Lease must be the same Person to be effective and (2) such Acquisition Option Lender can only properly exercise the Lender Acquisition Option under and in accordance with the terms of this Lease if such Acquisition Option Lender also properly exercises the Lender Acquisition Option under and in accordance with the terms of Tenant’s Other Lease. If Acquisition Option Lender properly and timely exercises the Lender Acquisition Option in accordance with the foregoing, then Landlord shall sell the Premises to the Acquisition Option Lender for such price and otherwise in accordance with the provisions of paragraph 29 (except that the purchaser thereunder shall be Acquisition Option Lender and not Tenant) at a closing to be held on a date which is thirty (30) calendar days after the date Landlord receives the Lender Acquisition Notice; provided, however, if such closing fails to occur because of an Acquisition Option Lender default under this Lease or Tenant’s Other Lease, then such option under this Lease shall be deemed irrevocably waived and thereafter Acquisition Option Lender shall have no further right to purchase the Premises hereunder.

(h) Upon the occurrence of and during the continuance of an Event of Default, Landlord shall have the right to commence an action in any court of competent jurisdiction located in the State of Illinois for the purpose of adjudicating the Event of Default and any or all of Landlord’s rights and remedies under the Lease. Tenant hereby consents to the exercise of personal jurisdiction over Tenant in any such court in Illinois and to Illinois as the choice of venue. Upon adjudication of Landlord’s rights under the Lease, the Landlord, at its option, shall have the right to file additional actions in any and all States in which the Sites are located for the purpose of enforcing Landlord’s rights under the Lease, including without limitation, obtaining orders of possession for the Site or Sites located in such State.

17.	SUBORDINATION

(a) Subordination, Non-Disturbance. Tenant agrees at any time hereafter, and from time to time within ten (10) Business Days of written request of Landlord, to execute and deliver to Landlord a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit C (the “Subordination, Non-Disturbance and Attornment Agreement”), subjecting and subordinating this Lease to the lien of any Mortgage, which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancing thereof. It is agreed, nevertheless, that so long as there exists no Event of Default, such Subordination, Non-Disturbance and Attornment Agreement shall not interfere with, hinder or reduce the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The costs of preparing and recording such document shall be borne by Landlord, but Tenant shall be responsible for its own counsel fees.

(b) Mortgagee Protection Clause. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any Mortgagee of the Premises written notice of such act or omission, and until a reasonable period of time (not less than 10 Business Days) to allow Landlord or Mortgagee to remedy such act or omission shall have elapsed following receipt of such notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period or cannot be cured simply by the payment of money, Landlord and Mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same within such period of time and thereafter diligently prosecutes such cure, provided such cure period shall not extend beyond 270 calendar days after the notice of such default. Nothing herein contained shall be construed or interpreted as requiring any Mortgagee receiving such notice to remedy such act or omission.

(c) Attornment. If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquired title to the Premises, and Tenant shall attorn to and recognize such Mortgagee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument consistent with the Subordination, Non-Disturbance and Attornment Agreement that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage). In the event of any other transfer of

Landlord’s interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument consistent with the Subordination, Non-Disturbance and Attornment Agreement that such transferee and Landlord may reasonably request to evidence such attornment.

(d) Acknowledgement. Upon ten (10) calendar days’ advance written notice, Tenant agrees to execute, acknowledge and deliver a document acknowledging the assignment by Landlord of this Lease to a Mortgagee, in a form reasonably agreed upon by Mortgagee and Tenant.

18.	LANDLORD’S RIGHT OF ENTRY

Landlord, Mortgagee, and their respective designees, shall have the right to enter the Premises, and any part of the Premises, at any time during normal business hours and any part of the Premises on two (2) Business Days’ advance notice and to inspect the same, post notices of non-responsibility, monitor construction, perform appraisals, perform environmental site assessments and engineering studies, and during the last twenty four (24) months of the Term applicable to a Reduction Site and during the last twenty four (24) months of the Term or at any time after and during the continuance of an Event of Default, exhibit the Premises or any Site to prospective purchasers and mortgagees, and examine Tenant’s books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant’s possession with respect to the Premises; provided, however, that such entry shall (i) not unreasonably interfere with Tenant’s conduct of its business operations and (ii) be subject to the escort of Tenant. Landlord shall indemnify Tenant, Guarantor and their respective Affiliates, directors, members, managers, officers, employees, and agents (collectively, the “Tenant Indemnitees”) against and hold the Tenant Indemnitees harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including attorneys’ fees and disbursements arising from or related to the exercise by Landlord, Mortgagee, or their respective designee, of the rights of entry set forth in this paragraph 18, except to the extent of Tenant’s gross negligence.

19.	NOTICES

Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by personal delivery or overnight delivery or overnight courier delivery (or, if such delivery is refused, upon the date that delivery would have occurred but for such refusal) or facsimile transmission (with electronic confirmation therefor) with a confirmation copy of the entire original transmittal sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:

To Landlord:	iStar Bowling Centers II LP
1114 Avenue of the Americas
27th Floor
New York, New York 10036
	Attention:	Chief Financial Officer
	Telephone:	(212) 930-9400
	Facsimile:	(212) 930-9494

With a copy to:	iStar Financial Inc.
1114 Avenue of the Americas
27th Floor
New York, New York 10036
	Attention:	General Counsel
	Telephone:	(212) 930-9400
	Facsimile:	(212) 930-9494

With a copy (which shall not constitute notice) to:
Katten Muchin Zavis Rosenman
525 West Monroe Street
16th Floor
Chicago, Illinois 60661-3693
	Attention:	Gregory P. L. Pierce, Esq.
	Telephone:	(312) 902-5200
	Facsimile:	(312) 902-1061

To Tenant:	AMF Bowling Centers, Inc.
8100 AMF Drive
Mechanicsville, Virginia 23111
	Attention:	Chief Financial Officer
	Telephone:	(804) 730-4000
	Facsimile:	(804) 559-6276

With a copy to:	AMF Bowling Centers, Inc.
c/o Code Hennessy & Simmons LLC
10 South Wacker Drive
Suite 3175
Chicago, Illinois 60606
	Attention:	Richard Lobo
	Telephone:	(312) 876-1840
	Facsimile:	(312) 876-3848

With a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
	Attention:	Gregory E. Spitzer, Esq.
	Telephone:	(312) 861-2115
	Facsimile:	(312) 861-2200

Any party listed in this paragraph 19 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

Landlord agrees that it will provide one Person for any lender or an agent for a group of lenders, with a copy to their counsel (which shall not constitute notice), who have made a loan to Tenant in an original principal amount of at least $20,000,000 while remaining outstanding, notices of a default under this Lease in accordance with this paragraph 19, provided Tenant has delivered to Lender the name, address, notice party, telephone number and facsimile number of such lender or agent. Landlord shall have no obligation to furnish more than three (3) notices to lenders or such agents pursuant to the foregoing. Tenant shall cause such notice party identified to Landlord to notify Landlord when such Person is no longer entitled to notice pursuant to this paragraph 19; provided, however, such lenders shall have the same concurrent notice, cure and grace period as provided to Tenant under paragraph 18 of this Lease and Landlord shall not exercise any right to terminate this Lease or Tenant’s right to possession unless Landlord has provided to such lender the concurrent notice, cure and grace periods required under this paragraph 19. Landlord and Tenant agree that Landlord’s furnishing of such notice does not extend any existing grace or cure periods, to the extent applicable to Tenant, otherwise within the terms of this Lease. Landlord agrees to accept payment or performance of any of Tenant’s obligations under this Lease directly from any of Tenant’s lenders or from any other Persons on behalf of Tenant; provided, however, that Landlord is under no obligation to deal with, including any negotiations, any Person other than Tenant, and, as applicable, Guarantor, relating to this Lease.

20.	ESTOPPEL CERTIFICATE; FINANCIAL DATA

(a) At any time and from time to time, Tenant shall, within ten (10) Business Days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect as against Tenant (or, if there have been modifications, that this Lease is in full force and effect as against Tenant as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Lease Expiration Date determined in accordance with paragraph 4 and the Basic Lease Information, and the date, if any, to which all Rent and other sums payable hereunder have been paid; (c) the amount of Fixed Rent currently payable monthly, (d) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (e) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (f) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.

(b) At any time and from time to time, Landlord shall, within ten (10) Business Days after written request by Tenant, execute, acknowledge and deliver to Tenant a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Lease Expiration Date determined in accordance with paragraph 4 and the Basic Lease Information, and the date, if any, to which all Rent and other sums payable hereunder have been paid; (c) the amount of Fixed Rent currently payable monthly, (d) Landlord has no knowledge of any then uncured defaults by

Tenant of its obligations under this Lease (or if Landlord has such knowledge, specifying the same in detail); and (e) such other matters as may be reasonably requested by Tenant. Any such certificate may be relied upon by Tenant.

(c) Tenant shall and shall cause Guarantor to deliver to Landlord and to any Mortgagee, or purchaser designated by Landlord the following information within (a) the time period allowed, from time to time, by Tenant or Guarantor’s senior credit facility, provided such period does not exceed one hundred and twenty (120) calendar days after the end of each fiscal year of Tenant and Guarantor or (b) such longer period as may be permitted by any nationally recognized stock exchange upon which Tenant’s or Guarantor’s capital stock is listed: a balance sheet of Tenant and an audited balance sheet of Guarantor and Guarantor’s consolidated subsidiaries as at the end of such year, a statement of operations and retained earnings of Tenant and an audited statement of operations and retained earnings of Guarantor and Guarantor’s consolidated subsidiaries for such year, and a statement of cash flows of Tenant and an audited statement of cash flows of Guarantor and Guarantor’s consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant and Guarantor; and within (a) the time period allowed, from time to time, by Tenant or Guarantor’s senior credit facility, provided such period does not exceed sixty (60) calendar days, after the end of each of the first three fiscal quarters of Tenant and Guarantor or (b) such longer period as may be permitted by any nationally recognized stock exchange upon which Tenant’s or Guarantor’s capital stock is listed for such quarterly reports, a balance sheet of Tenant and Guarantor and Guarantor’s consolidated subsidiaries as at the end of such quarter, statements of operations and retained earnings of Tenant and Guarantor and Guarantor’s consolidated subsidiaries for such quarter and a statement of cash flows of Tenant and Guarantor and Guarantor’s consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year (or in the case of an interim balance sheet, to the end of the prior year), in reasonable detail and scope, and certified to be complete and accurate by a financial officer of Tenant and Guarantor having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied. If and so long as Tenant or Guarantor is a reporting company under the Securities and Exchange Act of 1934, as amended, the foregoing requirements of this paragraph 20(b) will be satisfied by the delivery of Tenant’s or Guarantor’s Forms 10-K, 10-Q and annual reports promptly upon their filing with the Securities and Exchange Commission. Together with the annual financial statements described above, Tenant or Guarantor shall deliver to Landlord (i) an itemized listing of capitalized expenses made by Tenant at each Site for the prior year; (ii) a capital expense budget for each Site for the current and following year, and (iii) the net book value for tax purposes of the Bowling Equipment at each Site (to the extent Landlord has not purchased the Bowling Equipment for such Site), each in detail reasonably satisfactory to Landlord and certified to be complete and accurate by an officer of Tenant or Guarantor. Together with the quarterly and annual financial statements described above, Tenant shall also deliver to Landlord (i) for each Site, an annual and quarterly Site operating statement showing revenues by income categories for bowling, food and beverage, subtenancies and other income items and operating expenses figures, and (ii) a calculation of the ratio of (a) the sum of Guarantor’s Consolidated EBITDA plus Fixed Rent (for both this Lease and Tenant’s Other Lease) to (b) Fixed Rent (for both this Lease and Tenant’s Other Lease) in detail reasonably satisfactory to Landlord and certified to be complete and accurate by an officer of Tenant or

Guarantor. Landlord shall, and shall cause any Mortgagee, lender or purchaser designed by Landlord to (i) treat and hold as confidential all such information that it or any of the foregoing receives from Tenant or Guarantor, or any of their Affiliates, pursuant to the foregoing provision with at least the same degree of care and security as it treats its own confidential information, but in no event less than a reasonable degree of care, and (ii) not disclose to third parties (except to their respective advisors, consultants, accountants, and counsel specifically retained and engaged with respect to the administration and enforcement of this Lease and the subject matter herein, but in any case provided that Landlord shall cause such advisors, consultants, accountants, and counsel to comply with these confidentiality provisions), or otherwise use for the direct or indirect benefit of any other Person any of such information and limit the disclosure of and access to such information to only those authorized employees and representatives who are required to have access to such information for the purpose of evaluating the financial statements of Tenant and Guarantor.

(d) Upon ten (10) calendar days’ prior written notice, Tenant and Guarantor will permit Landlord and its professional representatives to visit Tenant’s and Guarantor’s offices, and discuss Tenant’s and Guarantor’s affairs and finances with appropriate officers, and will make available such information as Landlord may reasonably request bearing on Tenant, Guarantor, the Premises or this Lease as Tenant or Guarantor may maintain in the ordinary course of business. Landlord shall agree to maintain the confidentiality of any information designated by Tenant or Guarantor as “nonpublic” and subject to the terms of paragraph 20(c) above.

21.	MECHANICS’ LIENS

(a) Except for liens created by or through the act of Landlord, Tenant shall not suffer or permit any mechanic’s lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic’s lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded over within sixty (60) calendar days after the date that Tenant receives notice of filing or recording of the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before thirty (30) calendar days prior to the due date thereof (but in no event later than sixty (60) calendar days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if such lien involves an amount in excess of $100,000, bond over or deposit with Landlord security (in form and content reasonably satisfactory to Landlord) for the payment of the full amount of such lien, and from time to time deposit additional security so that, at all times, adequate security will be available for the payment or bonding over of the full amount of the lien together with all interest, penalties, costs and other charges in respect thereof.

If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. If an Event of Default exists, Landlord may apply any deposit then held by Landlord with respect to any such lien to discharge such lien. If no Event of Default exists, then any deposit then held by Landlord will be so applied upon Tenant’s written direction. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant’s contest. However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord (and not amounts deposited with Landlord by Tenant for such event), any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including attorney’s fees of Landlord plus an administration fee equal to 5% of such costs and expenses), shall be repaid by Tenant to Landlord on demand by Landlord, together with interest thereon at the Overdue Rate. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including attorney’s fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien or the attempt by Tenant to discharge same as above provided.

(b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic’s lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

(c) Tenant shall not create, permit or suffer, and, subject to the provisions of paragraph 21(a) hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant’s action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, other than Permitted Encumbrances. However, in the event Tenant desires to contest the validity of any other lien, encumbrance, charge, security interest, or other right or interest it shall (i) on or before sixty (60) calendar days prior to the due date thereof (but in no event later than sixty (60) calendar days after Tenant receives notice of the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if such lien, encumbrance, charge, security interest, or other right or interest involves an amount in excess of $100,000, bond over or deposit with Landlord security (in form and content reasonably satisfactory to Landlord) for the payment of the full amount of such lien, encumbrance, charge, security interest, or other right or interest, and from time to time deposit additional security so that, at all times, adequate security will be available for the payment or bonding over of the full amount of such lien, encumbrance, charge, security interest, or other right or interest together with all interest, penalties, costs and other charges in respect thereof.

22.	END OF TERM

(a) Upon the expiration or earlier termination of this Lease in its entirety and for each Site, Tenant shall surrender each Site to Landlord in good operating condition and repair suitable for the use of the Premises for the Permitted Use, except as repaired, rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to paragraph 14, as condemned). Upon expiration of this Lease in its entirety and for each Site, Tenant shall remove all alterations not consented to by Landlord and all of Tenant’s Personal Property from the Premises and the Bowling Equipment, unless Landlord has previously acquired the Bowling Equipment, in which event all Bowling Equipment shall remain with the Premises, included at each Site. Tenant shall repair at its sole cost any damage caused by such removal. Any Personal Property not so removed, including Tenant’s Personal Property shall become the property of Landlord at no cost, expense or liability to either party. Twelve (12) months prior to the expiration or earlier termination of the Lease in its entirety and for each Site, Landlord and Tenant shall jointly prepare an inspection report identifying those matters requiring repair, restoration or replacement prior to surrender of the Premises. Without limitation of Landlord’s regular inspection rights under this Lease, if the Lease is not extended for any Extension Term then 24 months prior to the expiration or termination of the initial Term (and for any Reduction Site, 24 months prior to the termination of this Lease with respect to such Reduction Site) and if the Lease is extended for any Extension Term then eighteen (18) months prior to the expiration or termination of the Term (and for any Reduction Site, 18 months prior to the termination of this Lease with respect to such Reduction Site), Landlord and Tenant shall re-evaluate the condition of the Premises, including each Site, and update the inspection report. Tenant covenants not to defer any capital maintenance or replacement work during the final twenty (24) months of the Lease Term (and for any Reduction Site, prior to the termination of this Lease with respect to such Reduction Site). In the event Tenant is to make any capital expenditures during the final 24 months of the Lease Term (and for any Reduction Site, prior to the termination of this Lease with respect to such Reduction Site), Landlord shall be responsible for the costs thereof allocated on a straight line basis to that portion of the useful life of such items beyond the Lease Term (or term with respect to a Reduction Site)(such amount to be paid by Landlord is herein called “Landlord’s Allocable Amount”). Useful life shall be based upon engineering standards specified for such items or if such specifications are not available and Landlord and Tenant cannot reach an agreement on such useful life, then by arbitration as set forth on Exhibit J. Tenant shall provide Landlord with not less than fifteen (15) calendar days’ prior written notice of any anticipated capital expenditures during the final 24 months of the Term (and for any Reduction Site, 24 months prior to the termination of this Lease with respect to such Reduction Site), together with copies of all bids related thereto. Such notice to Landlord shall be a condition precedent to Landlord’s obligation to make the payment of Landlord’s Allocable Amount. Upon final completion of such capital expenditures during the final 24 months of the Lease Term (and for any Reduction Site, 24 months prior to the termination of this Lease with respect to such Reduction Site) and Tenant’s payment in full of all costs associated therewith, each as documented or otherwise evidenced to Landlord’s reasonable satisfaction, Landlord agrees to make a single payment to Tenant in the amount equal to Landlord’s Allocable Amount within 30 calendar days following Tenant’s written request therefor. Upon the expiration or earlier termination of this Lease in its entirety and for each Site, Tenant shall surrender all keys to the Premises or Site, as applicable, to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any.

(b) If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including any claim made by any succeeding occupant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease for six (6) years. In addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay in advance and on a monthly basis to Landlord a sum equal to 1/12 of one hundred fifty percent (150%) of the Fixed Rent payable during the preceding year during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant’s rights of possession, whether by lapse of time or otherwise. The provisions of this paragraph 22(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity.

(c) All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby agrees that Landlord may remove all property of Tenant, including Tenant’s Personal Property, from the Premises upon termination of this Lease and to cause its transportation and storage, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto and Landlord shall be entitled to dispose of such property, as Landlord deems fit, without the requirement of an accounting. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses reasonably and actually incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises in accordance with the terms and conditions of this Lease.

(d) Except for surrender upon the expiration or earlier termination of the Term hereof as expressly provided herein, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord.

(e) Upon Tenant’s turnover of the Premises, or any Site, to Landlord, Tenant and its affiliates shall cooperate and assist (and not hinder or restrict) Landlord’s ability to obtain liquor licenses at each such Site.

23.	ALTERATIONS

(a) Tenant may make, with respect to any Site, any non-structural alterations it may desire not exceeding the Annual Alteration Threshold in any 12-month period without Landlord’s prior written consent. Any alterations and additions (1) which will exceed the Annual Alteration Threshold or (2) is structural in nature, shall require, in each case, Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any improvements and alterations shall remain the property of Tenant unless paid for by Landlord or purchased by Landlord as noted above as part of the Bowling Equipment; provided, however, such alterations and improvements (other than the Bowling Equipment) which are not removed by Tenant as the end of the Term shall become Landlord’s property at the expiration or earlier termination of the Lease without further act, deed or payment. All structural and non-structural alterations and additions (i) shall not adversely affect the value, use or operations of a Site for the Permitted Use, (ii) shall be completed in compliance with all laws, codes, rules, regulations and ordinances, and (iii) if performed without Landlord’s prior written consent, shall not adversely affect in any way the structural exterior or roof elements of the Premises (excluding installations installed upon the exterior and roof which do not adversely affect the structural or operating integrity of such item). Tenant shall give prior written notice of any structural alterations, additions or improvements to Landlord. At Landlord’s option, any improvement made without Landlord’s consent shall be removed and the area repaired at Tenant’s expense at the termination of the Term.

(b) In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises, or any portion thereof, including at any Site.

(c) All alterations, additions or improvements requiring Landlord’s consent, including pursuant to this paragraph 23 or paragraph 10 above, shall be made at Tenant’s sole cost and expense as follows:

(i) Tenant shall submit to Landlord, for Landlord’s written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord’s reasonable discretion.

(ii) Landlord shall notify Tenant in writing within thirty (30) calendar days whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant’s expense at the termination or expiration of this Lease, or disapproves such plans and specifications. Tenant may submit to Landlord revised plans and specifications for Landlord’s prior written approval, which approval shall not be withheld, conditioned or delayed if (a) the work to be done would not, in Landlord’s reasonable judgment, adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (b) the work to be done shall be required by any Law (hereinafter defined). Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

(iii) All material mutual changes (other than field changes for which no change order is proposed and which will be reflected in the final “as built” plans) in the plans and specifications approved by Landlord shall be subject to Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed). If Tenant wishes to make such change in approved plans and specifications, Tenant shall have such architect(s) or engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord’s written approval. Landlord shall notify Tenant in writing promptly (but in no event less than five (5) calendar days) whether Landlord approves, approves on condition that Tenant reverse the alteration at Tenant’s expense at the termination or expiration of this Lease, or disapproves such change (and the reasons therefor). Tenant may submit to Landlord revised plans and specifications for such change for Landlord’s written approval. After Landlord’s written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

(iv) Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. Tenant shall, through Tenant’s licensed contractor, perform the work substantially in accordance with the plans and specifications approved in writing by Landlord. Tenant shall pay, as Additional Rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

(v) Tenant shall give at least ten (10) calendar days prior written notice to Landlord of the date on which construction of any work to be done by outside contractors which involves the roof, a structural element of the building, or otherwise requires Landlord’s approval or consent. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises, or any portion thereof, from liens, and to take any other action Landlord deems necessary to remove or discharge Liens at the expense of Tenant.

(vi) All alterations, additions, improvements, and fixtures, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord’s property at the expiration or earlier termination of the Lease, except those which are readily removable without causing material damage to the Premises (which shall be and remain the property of Tenant). Upon termination or expiration of this Lease, Tenant shall, at Tenant’s expense, remove all of Tenant’s Personal Property and, for any Site which Landlord has not Purchased the Bowling Equipment, such Bowling Equipment, from the Premises (but not the Improvements) and repair all damage caused by such removal and restore the Premises to the condition required by this Lease. Termination of this Lease shall not affect the obligations of Tenant pursuant to this paragraph 23(c) to be performed after such termination.

(vii) Promptly following the completion of any alteration, addition, or improvement to the Premises requiring consent, Tenant shall furnish Landlord with a copy in electronic form acceptable to Landlord of the complete plans and specifications for such work (including, if available, so-called “as-built” plans and specifications).

24.	MEMORANDUM OF LEASE

The parties agree to simultaneously with the execution of this Lease promptly execute a Memorandum of Lease in recordable form and either of the parties shall have the right, without notice to the other party, to record such Memorandum of Lease. If a Memorandum of Lease is recorded, Landlord and Tenant shall execute such customary amendments and terminations related thereto as may be required or requested by Landlord or Tenant.

25.	SUBLETTING/ASSIGNMENT

(a) Except as set forth in paragraph 25(b) below, Tenant shall not, directly or indirectly, without the prior written consent of Landlord, assign this Lease or any interest herein, or any interest in Tenant, or sublease the Premises or any part thereof, including any Site, or permit the use or occupancy of the Premises or any portion thereof, including any Site, by any Person other than Tenant, such consent not to be unreasonably withheld, conditioned or delayed. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

For purposes of this paragraph 25(a), the occurrence of a Corporate Control Event, shall be deemed to be an assignment of this Lease which is prohibited by the preceding paragraph unless Tenant obtains Landlord’s prior written consent as set forth above.

Any of the foregoing prohibited acts without such prior written consent of Landlord, if required, shall be void and shall, at the option of Landlord, constitute an immediate Event of Default that entitles Landlord to all remedies available at law and pursuant to this Lease. Tenant agrees that the instrument by which any assignment or sublease to which Landlord consent is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a partial assignment or a sublease, only insofar as such covenants relate to the portion of the Premises subject to such partial assignment or a sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Unless and until expressly released by Landlord, Tenant shall in all cases remain primarily liable (and not liable merely as a guarantor or surety) for the performance by any assignee or subtenant of all such covenants, as if no assignment or sublease had been made.

(b) The requirements with respect to Landlord’s consent set forth in paragraph 25(a) shall not apply with respect to any assignment in connection with any public offering of securities of Tenant or its Affiliates or in connection with the sale of all or substantially all the assets or equity ownership of Tenant or its Affiliates (whether by sale, merger, operation of law or otherwise) provided that the Person which is the resulting transferee on account of any of the foregoing is a Person then (i) satisfying the Investment Grade Criteria or (ii) having a Net Worth of $100,000,000; provided, however, that from time to time if and when Tenant directly or indirectly fails to operate 400 or fewer bowling centers, such Net Worth requirement shall be $85,000,000. With respect to any assignment requiring Landlord’s consent, such consent shall not be unreasonably withheld, conditioned or delayed. Tenant may freely assign this Lease or sublease the Sites without Landlord’s consent to Tenant’s Affiliates, grant leasehold mortgages and sublease any Site to third parties, provided Tenant shall remain liable under this Lease; provided, however, that Tenant may not at any time have outstanding, with third parties, subleases of the entirety of a Site under this Lease for more than 10% of the Sites covered by this Lease at such time and not more than three (3) Sites shall be subleased to any single Person or Affiliated group (specifically, excluding any minor sublease for a portion of a Site if either (i) the use under such sublease is supporting or ancillary to the Permitted Use or (ii) such portion is excess or not necessary to Tenant’s business operations at the Site and the use is permitted by applicable laws and does not otherwise violate the other terms and conditions of this Lease), any leasehold mortgagee or subtenant shall comply with the applicable provisions of this Lease and Tenant provides Landlord with notice of such leasehold mortgage or sublease arrangement and otherwise complies with the requirements of this paragraph 25. Additionally, any leasehold mortgage shall only be permitted to secure, and be given as security for, Tenant’s, Guarantor’s or any of their affiliates’ primary credit facilities, and the leasehold mortgagee may only assign the Lease upon foreclosure or a transaction in lieu thereof (i) to an entity otherwise meeting the criteria for an assignee of the Lease as set forth in this Lease and (ii) to an entity either with management personnel having not less than five (5) years experience as an owner or operator of bowling centers or other entertainment facilities or that has engaged an operator or manager of such center with managers having not less than five (5) years experience managing bowling centers or other entertainment facilities. Notwithstanding the foregoing, except for an assignment to an entity satisfying the Investment Grade Criteria, Tenant shall not, without Landlord’s prior written consent, assign this Lease to any Person where such Person, its parent or the Controlling party to such Person, (I) has been convicted of a felony involving material financial wrong doing in the prior ten (10) years or is otherwise generally known to have acted in a manner generally known to have involved material financial wrong doing, or, (II) in the prior ten (10) years, filed for bankruptcy, or, (III) if as a prior tenant of Landlord in the prior ten (10) years was evicted from a property of Landlord, or, (IV) so long as the landlord’s interest in this Lease is held by iStar, then as a prior borrower of iStar, in the prior ten (10) years, committed an act or omission which created liability as “recourse liability” under its loan documents with iStar (any such assignment or sublease prohibited by this sentence is herein called, a “BB Prohibited Transaction”). Landlord shall, within five (5) Business Days of submission of any proposed assignees, provide Tenant with its reasonable determination of whether such transaction would be a BB Prohibited Transaction and a reasonable detailed explanation of why Landlord has made such determination if it is determined to be a BB Prohibited Transaction. Further, notwithstanding the foregoing, if Tenant desires to consummate an assignment which is prohibited solely on the basis it is BB Prohibited Transaction, Tenant shall be permitted to do so without Landlord’s consent only if (A) the sum of Guarantor’s Consolidated EBITDA plus Fixed Rent (for this Lease and Tenant’s Other Lease) to Fixed Rent (for this Lease and Tenant’s Other Lease) for the trailing 12 months shall be above 6:1 if Tenant then directly or indirectly operates greater than 400 bowling centers and 5:1 if Tenant is then operating 400 or fewer bowling centers as determined on a quarterly basis, and (B) this Lease and Tenant’s Other Lease are amended to (1) be consolidated into one lease (provided such change does not affect the accounting treatment for such Leases as an operating lease), (2) require that any renewal be for 100% (and not 90%) of the Sites (thereby deleting the provision of paragraph 4(c) hereof), and (3) provide that Landlord shall have the right to purchase the Bowling Equipment for a purchase price equal to the net book value for tax purposes (effective immediately prior to the date of such amendment) effective upon such amendment. Additionally, if the holder of a leasehold mortgage is a lender group, the restrictions applicable to a BB Prohibited Transaction shall only apply to the lead lender, the agent for the lender group, and any participant in the lender group which has the right to control decisions of the lender group (and such restrictions shall not be applicable to the other members of such lender group).

(c) If Landlord consents in writing, or if no such consent is required as specifically set forth in paragraph 25(b) above, Tenant may complete the intended assignment or sublease subject to the following conditions: (i) no assignment or sublease (other than any minor sublease for a portion of a Site if either (i) the use under such sublease is supporting or ancillary to the Permitted Use or (ii) such portion is excess or not necessary to Tenant’s business operations at the Site and the use is permitted by applicable laws and does not otherwise violate the other terms and conditions of this) shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with paragraph 25(a), has been delivered to Landlord, (ii) no assignee or subtenant shall have a right further to assign or sublease without the prior written consent of Landlord which consents shall not be unreasonably withheld, delayed, or conditioned, and (iii) Tenant shall, only with respect to a sublease of an entire Site or an assignment of this Lease in its entirety upon its receipt, remit to Landlord 50% of Tenant’s net profit on any sublet or assignment. Solely for purposes of determining such Tenant’s net profit under clause (iii) above, the following shall apply: Tenant’s net profit shall be determined on a monthly basis and is hereby defined as the amount by which all monthly payments from such subtenant or assignee paid to Tenant exceed the sum of (i) total monthly Rent paid by Tenant which is attributable to the space sublet or assigned (as reasonably agreed to by Landlord and Tenant, and shall be generally based upon the improved portions of the Premises) plus (ii) the Monthly Subtenant Allowance. The term “Monthly Subtenant Allowance” means the result of (A) all reasonable out-of-pocket expenses paid by Tenant in obtaining such sublease or assignment directly relating only to the portions of the Premises which is subject to such sublease or assignment (including, to the extent applicable, brokers fees, attorneys fees, and improvements to the Premises [which shall only be made in accordance with the terms of this Lease]) divided by (B) the total months in the term of the sublease or assignment. No sublet of an entire Site shall be permitted unless the rental payments from such subtenant to Tenant and paid by Tenant to Landlord pursuant to this paragraph 25(c) qualify as “rent from real property” under Section 856 of the Internal Revenue Code of 1986, as amended.

(d) Unless and until expressly released by Landlord (it being agreed that Landlord shall not be required to give such release), no assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other Person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successor of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

(e) Except for Permitted Encumbrances and as set forth in paragraphs 24 and 25(b) above, Tenant shall have no right to mortgage, grant a lien upon, encumber or otherwise finance Tenant’s interest under this Lease or record a lien upon Tenant’s interest in the Premises under this Lease, and Tenant shall not permit, cause or suffer to be recorded in the real estate records of the county in which the Premises are located any mortgage, deed to secure debt, deed of trust, assignment, UCC financing statement or any other document granting, perfecting, or recording a lien upon Tenant’s interest in this Lease or interest in the Premises under this Lease. Except for Permitted Encumbrances and as set forth in paragraphs 24 and 25(b) above, Tenant shall not give any notice, or permit or cause any other party to give any notice, to Landlord of any existing lien on or security interest in Tenant’s interest in this Lease or interest in the Premises under this Lease.

(f) If Tenant shall assign this Lease or sublet the Premises or any portion thereof to any Person other than Landlord, or request the consent of Landlord to any assignment, subletting, or other action which requires Landlord’s consent hereunder, Tenant shall pay (i) Landlord a processing fee in each instance equal to $10,000 (such amount shall be increased by twenty percent (20%) upon each of the 10, 20, 30, 40, 50, and 60 year anniversary of the Commencement Date) and (ii) Landlord’s and Mortgagee’s attorneys’ fees and costs incurred in connection therewith.

26.	HAZARDOUS MATERIAL

(a) Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority), (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, pcb-containing transformers or asbestos-containing materials not in compliance with Environmental Laws, (iv) shall not install or permit the installation on the Premises of any underground storage tanks and shall not permit to remain if no longer in use any underground storage tanks unless such underground storage tanks have been closed in accordance with all Environmental Laws, and (v) shall cause any alterations of the Premises to be done in accordance with Environmental Laws so as to not expose the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws.

(b) “Environmental Laws” means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901, et seq. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term “Hazardous Materials” as used in this Lease shall mean substances defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or “toxic substances” in any applicable federal, state or local statute, rule, regulation or determination, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§1801, et seq.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. §§6901, et seq.; and, asbestos, pcb’s, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

(c) Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its members, directors, officers, employees and agents, and any successors to Landlord’s interest in the chain of title to the Premises, their direct or indirect members, partners, directors, officers, employees, and agents (collectively, the “Indemnified Partner”), from and against any and all liability, including all foreseeable and all unforeseeable damages including attorney’s and consultant’s fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises prior to or during the Term of this Lease, and including for all matters disclosed in the environmental reports prepared for and delivered to Landlord or its Affiliates by EMG, Inc., copies of which have been delivered to Tenant (collectively, the “Environmental Reports”), and the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether such action is required or necessary prior to or following transfer of title to the Premises, except to the extent proximately caused by Landlord’s gross negligence or intentional acts; provided however, the foregoing indemnity shall not be construed so as to require Tenant to take any action that is not necessary to comply with Environmental Laws. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for six (6) years, except where the event giving rise to the liability for which indemnity is sought arises out of Tenant’s acts, in which case the agreement to indemnify shall survive the expiration or termination of this Lease without limit of time. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 26(c) or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant’s counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel’s opinion, are or have become adverse, or Tenant or Tenant’s counsel is not conducting such proceedings in good faith or with due diligence.

(d) Tenant, upon five (5) Business Days prior notice, shall permit such Persons as Landlord or any assignee of Landlord may designate and (unless an Event of Default has occurred and is continuing) who are approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed (“Site Reviewers”), to visit the Premises from time to time, but not more frequently than one (1) time per year without reasonable cause, (reasonable cause shall include action by a governmental authority, filing of a third party claim or anticipated sale or financing of the Premises), and perform non-intrusive environmental site investigations and assessments (“Site Assessments”) on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises. If the non-intrusive Site Assessments reveal, or a governmental authority or a third party claim alleges, actual or potential contamination from Hazardous Materials, such Site Assessments may include both above and below the ground testing for environmental damage or the presence of

Hazardous Material on the Premises (but only to the extent warranted by such investigation). Landlord agrees to split samples with Tenant for any testing done in connection with Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers and in Tenant’s possession or control to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The Site Assessments shall be conducted in a manner so as not to unreasonably interfere with operations of Tenant’s business. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover an environmental condition causing the Premises not to be in compliance with applicable Environmental Laws, in either of which events such cost will be paid by Tenant within thirty (30) calendar days after rendition of an invoice and information to support such charges by Landlord with interest to accrue after said thirty (30) calendar days at the Overdue Rate. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant’s sole remedy for Landlord’s breach of the preceding sentence shall be a mandatory injunction or any other legal remedy other than, a termination of this Lease or a withholding or reduction of Rent. Landlord agrees to protect, indemnify and hold harmless Tenant, its directors, officers, employees, agents, and successors from and against any liability directly arising out of performance of any Site Assessments. Landlord agrees that it will restore the Premises to the condition existing prior to the performance of any Site Assessments.

(e) Tenant shall notify Landlord in writing, promptly upon Tenant’s learning thereof, of any:

(i) notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

(ii) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

(iii) notice that the Premises are subject to an environmental lien; and

(iv) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could, in either case, have a material adverse effect upon the Premises.

27.	FINANCING

(a) Landlord may assign this Lease to any Person, including any Mortgagee. Tenant shall execute, acknowledge and deliver any documents reasonably requested by Landlord, any such transferee, or Mortgagee relating to such assignment of the Lease by Landlord or the Mortgage financing.

(b) If Landlord proposes to refinance any Mortgage, Tenant shall reasonably cooperate in the process and, during the last twenty-four (24) months of the term of any Mortgage held by Mortgagee, shall permit Landlord to exhibit the Premises to prospective mortgagees, and permit such potential mortgagee to examine all materials and records which shall be customary for a mortgagee’s inspection, subject at all times to Landlord’s indemnity set forth in Section 18 and the confidentiality requirements set forth in this Lease. Tenant agrees to execute, acknowledge and deliver documents reasonably requested by the prospective Mortgagee (such as a consent to the financing (without encumbering Tenant’s assets), a consent to assignment of lease, and a subordination, non-disturbance and attornment agreement meeting the standards set forth in paragraph 17) customary for tenants to sign in connection with mortgage loans to their landlords, (provided the same do not adversely change Tenant’s rights or obligations).

(c) Tenant shall permit Landlord and any Mortgagee or prospective Mortgagee, at their expense, to meet with management personnel of Tenant or Guarantor at Tenant’s or Guarantor’s offices and to discuss Tenant’s or Guarantor’s business and finances. On request of Landlord, Tenant agrees to provide any Mortgagee or prospective Mortgagee the information to which Landlord is entitled hereunder. If any such information is non-public each party requesting such information shall sign a confidentiality agreement in form and substance satisfactory to Tenant prior to such Mortgagee’s or prospective Mortgagee’s receiving such information.

28.	MISCELLANEOUS PROVISIONS

(a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

(b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this Lease or in any way to modify, amend or affect the provisions thereof.

(c) This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant and consented to by Mortgagee (if any).

(d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(e) This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.

(f) The term “Landlord” as used in this Lease shall mean only the owner or owners at the time in question of the Premises and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

(g) For all issues which are Site-specific, this Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the state where the Site is located, and for all issues which are not Site specific, the internal laws, without regard to conflicts of laws, of the State of Illinois shall govern.

(h) Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises (and the proceeds therefrom) and not against any other assets, properties or funds of (1) Landlord or any director, officer, member, shareholder, general partner, limited partner, or direct or indirect member, partner, employee or agent of Landlord or any of its members (or any legal representative, heir, estate, successor or assign of any thereof), and (2) any predecessor or successor partnership, corporation or limited liability company (or other entity) of Landlord or any of its members, either directly or through Landlord or its predecessor or successor partnership, corporation of limited liability company of Landlord or its general partners.

(i) Without the written approval of Landlord and Tenant, no Person other than Landlord, Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

(j) There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (1) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (2) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

(k) Whenever in this Lease either party is required to take an action within a particular time period, delays caused by acts of God, war, major casualty, strike, labor shortage or other cause beyond the reasonable control of such party shall not be counted in determining the time in which such performance must be completed (except in the case of the obligation to pay money) so long as such party shall, promptly after becoming aware of the commencement of such delay, shall give the other party notice thereof and estimating the duration thereof.

(l) If at any time a dispute shall arise as to any amount to be paid by one party to the other hereunder, the obligor may make payment “under protest”, and such payment shall not be deemed a voluntary payment, and the right of the obligor to contest its liability for such payment shall survive such payment without prejudice to the obligor’s position.

(m) Landlord and Tenant each represent that they have dealt with no broker, finder or other Person who could legally charge a commission in connection with Landlord’s acquisition of the Land or with the Lease or Tenant’s Other Lease; provided, however, Landlord and Tenant acknowledge and agree that Landlord was introduced to the transaction by Patriot Capital Advisors, LLC which will be compensated by Tenant out of the sales proceeds funded by Landlord at closing pursuant to their separate agreement.

(n) The parties hereto specifically acknowledge and agree that, notwithstanding any other provision contained in this Lease, it is the intent of the parties that their relationship hereunder is and shall at all times be that of landlord and tenant, and not that of partners, joint venturers, lender and borrower, or any other relationship other than that of a landlord and tenant.

(o) The parties hereto specifically acknowledge and agree that time is of the essence with regard to all obligations under this Lease.

(p) TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, AND WITH RESPECT TO ANY CLAIM ASSERTED IN ANY SUCH ACTION OR PROCEEDING, BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, ANY CLAIM OF INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO.

(q) Tenant shall have the right, at any time during the Lease Term, to delete paragraph 32 or those provisions of paragraph 31 relating to an EAP Substitution by providing Landlord written notice thereof, whereupon such provisions shall be deemed deleted and of no further force and effect as of the date specified in such notice, which date shall be within thirty (30) calendar days after receipt of such notice. Landlord shall execute and deliver to Tenant any instrument reasonably requested by Tenant to evidence any such deletion.

29.	PURCHASE PROCEDURE

(a) In the event of the purchase of the Premises or any Site pursuant to paragraphs 14, 30, 31 or 32 of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than that which was transferred and conveyed to Landlord, and Tenant (or its designee) shall accept such title, subject, however, to all liens, exceptions and restrictions on, against or relating to the Premises or such Site and to all applicable laws, but free of the lien of and security interest created by any and all Mortgages (unless expressly assumed by Tenant) and liens, exceptions and restrictions on, against or relating to any of the Premises or such Site which have been created by or resulted from acts or omissions of Landlord, Landlord’s Mortgagee or any Person lawfully acting by or through either of them, unless the same were created with the consent of Tenant or as a result of a default by Tenant under this Lease or are otherwise the responsibility of Tenant hereunder. Execution by Tenant of a consent to financing and a nondisturbance agreement pursuant to paragraph 27 shall not constitute the consent of Tenant to a mortgage or other lien securing such financing for purposes of this paragraph 29.

(b) Upon the date fixed for any such purchase of the Premises or any Site pursuant to paragraphs 14, 30, 31 and 32 of this Lease, Tenant shall pay to Landlord or to any Person to whom Landlord directs payment, at Landlord’s address set forth above, or at any other place designated by Landlord, the applicable purchase price therefor specified herein, in federal or other immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America, less any credits of the net awards or net proceeds allowed against the applicable purchase price pursuant to the provisions of paragraph 14, and Landlord shall thereupon deliver to Tenant (i) a special or limited warranty deed which describes any of the Premises, or such Site, as applicable, then being sold to Tenant and conveys and transfers the title thereto which is described in paragraph 29(a); (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any net proceeds or net award not yet received by Landlord, if applicable) then required to be transferred or sold by Landlord pursuant to this Lease, including a bill of sale, assignment of leases, and other documents of transfer similar to those delivered to Landlord in connection with its acquisition of the Premises and such other reasonable documents as may be necessary or proper for the issuance of title insurance; and (iii) any net award or net proceeds received by Landlord, if applicable, not credited to Tenant against the applicable purchase price and required to be delivered by Landlord to Tenant pursuant to this Lease. Additionally, Landlord and Tenant shall execute an amendment to this Lease to reflect such change in the Premises and Rent. Tenant shall pay all charges incident to such conveyance and transfer, including Landlord’s counsel fees, escrow fees, recording fees, title insurance premiums and all applicable federal, state and local real estate transfer taxes or deed stamps which may be incurred or imposed by reason of such conveyance and transfer and/or by reason of the delivery of said deed and other instruments. Only upon the completion of Tenant’s purchase of all of the Premises, including all Sites, but not prior thereto, this Lease and all obligations hereunder shall terminate (including the obligations to pay Rent), except any obligations and liabilities of Tenant, actual or contingent, under this Lease, which (a) arose on or prior to such date or purchase or (b) survive termination of this Lease. In the event that the completion of such purchase shall be delayed other than through the sole fault of Landlord, then the applicable purchase price payable by Tenant upon the purchase of the Premises or any Site pursuant to any provisions of this Lease shall, at Landlord’s sole option, be determined as of the actual date of such purchase by Tenant, provided that Tenant shall have paid to Landlord all Rent due and payable hereunder to and including such date. Any prepaid Fixed Rent or other prepaid sums paid to Landlord shall be prorated as of the date the purchase is completed, and the prorated unapplied balance shall be deducted from the applicable purchase price due to Landlord.

No apportionment of any Impositions shall be made upon such purchase, Tenant being liable for payment thereof during the Term as Tenant and being liable thereafter as owner.

(c) In the event of the purchase of the Premises or any Site by Tenant pursuant to any provision of this Lease, Tenant shall, on the date of the closing of such purchase, pay to Landlord (in addition to payment of the applicable purchase price) all Rent and other sums then due and owing by Tenant to Landlord hereunder relating to the property purchased through the date of the closing of such purchase.

30.	RIGHT OF FIRST REFUSAL

(a) So long as no Event of Default then exists, and subject to the provisions of paragraph 30(g) below, Tenant shall have a right of first refusal to purchase the Premises or any Site (as applicable) upon the terms and conditions set forth in this paragraph 30 and Landlord shall not sell the Premises or any Site (as applicable) without first complying with either this paragraph 30 or paragraph 32.

(b) During the Term, if Landlord receives a bona fide offer from a third party not an Affiliate of Landlord to sell the Premises or any Site (as applicable) which Landlord desires to accept, Landlord shall notify (“ROFR Notice”) Tenant in writing of such event. The date such notice is given is herein called the “ROFR Notice Date”. The ROFR Notice shall identify the name of such Person or group of Persons to which Landlord desires to sell, shall state that Landlord intends to sell the Premises or any Site (as applicable) to such Person or group of Persons and that they are not a Landlord Affiliate, for a specified price (“ROFR Notice Price”) and shall also state whether (and in what amount) any purchase money financing shall constitute a portion of the ROFR Notice Price. Tenant shall have the right, at its option, to make an offer (“Tenant’s ROFR Offer”) to purchase the Premises or any Site (as applicable) in accordance with paragraph 29 for the ROFR Notice Price, which offer shall be either (1) an all cash offer (“Cash Offer”), if the ROFR Notice Price does not include purchase money financing or (2) an offer of cash plus purchase money financing in the amount specified in the ROFR Notice (“Cash Plus Offer”) if the ROFR Notice Price is comprised of cash and purchase money financing.

(c) Tenant shall exercise its right of first refusal to purchase the Premises or any Site (as applicable), if at all, by delivering in writing Tenant’s ROFR Offer to Landlord on or before the date which is 30 calendar days following the ROFR Notice Date. If Tenant makes such Tenant’s ROFR Offer within such 30 day period, Landlord shall then accept Tenant’s ROFR Offer within 10 Business Days, and Tenant shall close a purchase of the Premises or any Site (as applicable) on an all-cash basis at the ROFR Notice Price sixty (60) calendar days after the date on which Landlord accepts Tenant’s ROFR Offer, in accordance with paragraph 29 above.

(d) If Tenant does not timely exercise its right of first refusal with respect to any ROFR Notice, Landlord shall have one (1) year to sell the Premises or any Site (as applicable) to the Person or group of Persons identified in the ROFR Notice for a price which cannot be less than 95% of the ROFR Notice Price but which shall be consistent with the structure described in the ROFR Notice (for example, if a Cash Offer is described in the ROFR Notice, Landlord may not sell the Premises or any Site (as applicable) to such Person or group of Persons pursuant to this subparagraph if the price therefor would have constituted a Cash Plus Offer). In the event of a sale to such Person or group of Persons in accordance with the requirements of this paragraph 30, upon the closing of such purchase, Tenant’s right of first refusal pursuant to this paragraph 30 shall become null and void and Tenant, at Landlord’s request, shall promptly execute and deliver to Landlord an instrument releasing and quitclaiming any and all interest Tenant would otherwise have under this paragraph 30 to the purchaser of the Premises or any Site (as applicable). If no closing of such purchase occurs within such one (1) year, Tenant’s right of first refusal set forth in this paragraph 30 shall be reinstated. Should Landlord desire to enter into a purchase agreement having an all-cash purchase price for the Premises or any Site (as applicable) that is less than 95% of the ROFR Notice Price with the Person or group of Persons identified in the ROFR Notice, then prior to entering into such agreement (or such agreement may be entered into so long as it remains subject to Tenant’s rights hereunder) Landlord shall first permit Tenant to match on an all cash basis the third party offer by submitting such price to Tenant in writing (“Landlord’s Reoffer Notice”). Within 10 calendar days of receipt of Landlord’s Reoffer Notice, Tenant shall affirmatively accept or reject the right to match such offer. If Tenant exercises its right to accept the terms of such Landlord’s Reoffer Notice, such purchase shall proceed in the manner provided in paragraph 29. If Tenant rejects the terms of such Landlord’s Reoffer Notice, Landlord shall be free to proceed with selling the Premises or any Site (as applicable) to such Person pursuant to the terms and conditions of its offer.

(e) If an Event of Default under this Lease has occurred or is continuing at the time of the closing date for the sale to Tenant under this paragraph 30, Landlord may, at Landlord’s option, terminate Tenant’s right and obligation to purchase the Premises or any Site (as applicable) pursuant to this paragraph 30; provided, however, that Tenant may remedy such Event of Default as follows: (1) with respect to a monetary Event of Default, Tenant pays all sums then due and payable to cure said Event of Default and (2) with respect to a non-monetary Event of Default, Tenant indemnifies Landlord against any and all losses or claims arising as a result of such non-monetary Event of Default. Tenant’s failure to close the purchase of the Premises or any Site (as applicable) on the closing date shall be an immediate Event of Default under this Lease.

(f) Landlord shall not accept any unsolicited offers to sell the Premises or any Site (as applicable) without first complying with the provisions of this paragraph 30, if still applicable.

(g) Tenant’s right of first refusal pursuant to this paragraph 30 shall not apply to: (1) acquisition of the Premises or any Site (as applicable), or any portion thereof, by a third party in a condemnation proceeding or a conveyance in lieu of condemnation, or (2) any conveyance resulting from the foreclosure of a Mortgage or other instrument encumbering the Premises or any Site (as applicable), or any deed (or transfer or other form of conveyance or assignment) given or made in lieu of such foreclosure.

31.	ECONOMIC ABANDONMENT

(a) During the Term and subject to the limitations set forth herein, if one or more of the Sites becomes uneconomical or unsuitable for continued use in Tenant’s business, Tenant may seek to terminate the Lease with respect to the uneconomical Site or Sites (such Site, including the Improvements thereon, being herein called the “EAP”) in accordance with the provisions of this paragraph 31. From time to time during the Term and provided no Event of Default has occurred and is continuing, if Tenant shall determine in good faith and deliver to Landlord a certificate signed by the president or chief financial officer of Tenant certifying that (i) an EAP is economically obsolete, (ii) that continued use and occupancy by Tenant in Tenant’s business at such EAP is no longer consistent with either the business operation or business strategy of Tenant, and (iii) Tenant has determined to abandon the use at such EAP, then Tenant may give Landlord not less than 90 calendar days prior written notice (“EAP Notice”) that Tenant intends to either (i) substitute a like kind property for the EAP in accordance with the provisions of subparagraph 31(b) below (herein “EAP Substitution”), or (ii) arrange a sale of the EAP (herein, “EAP Sale”) in accordance with the provisions of subparagraph 31(c) below. The EAP Notice shall specify whether an EAP Substitution or EAP Sale (but not both) is intended for each EAP.

(b) In the case of an EAP Substitution, (i) the substitute property (including the land, equipment, buildings and improvements, collectively, the “Substitute Parcel”) must have a fair market value as determined by an independent appraisal report prepared by an independent appraiser approved by Landlord and Mortgagee, such approval not to be unreasonably withheld, conditioned or delayed, (herein “Appraisal Report”), equal to or greater than the Calculated Site Price for such EAP, (ii) the condition of title and the environmental condition for the Substitute Parcel must be satisfactory to Landlord, and (iii) upon completion of a substitution, the Substitute Parcel will be owned by Landlord and be encumbered by this Lease and title to the EAP will pass to Tenant or its designee in accordance with paragraph 29 above. As of the date of substitution, the Substitute Parcel (1) must have a useful life no less than the EAP as of the date of substitution, (2) must be occupied and in current use by Tenant, or will be as of the date of the EAP Substitution, at a location in the United States, and (3) be otherwise acceptable to Landlord. Such Substitution Parcel will be substituted for the EAP (which is the subject of such EAP Notice) subject to and in accordance with the requirements set forth below.

Tenant may not elect to substitute a Substitute Parcel for the EAP which is the subject of such EAP Notice unless Tenant provides to Landlord:

(i) an Appraisal Report indicating that the fair market value of the Substitute Parcel is equal to or greater than the Calculated Site Price for such EAP, and that the utility and remaining useful life of the Substituted Parcel are not less than utility and remaining useful life of the EAP being substituted immediately prior to such substitution, and is not in a state or locality having franchise, income, transfer or other taxes which are greater than those payable in the jurisdiction in which the EAP sought to be substituted is located and which are not paid or payable by Tenant hereunder, unless Tenant agrees to make Landlord whole for Landlord’s payments of such amounts;

(ii) a special or limited warranty deed, in form and substance reasonably acceptable to Landlord (the “Substitution Deed”), duly executed and acknowledged by Tenant or the then-title holder, conveying to Landlord good and marketable fee simple title to the land, equipment, buildings and improvements comprising the Substitute Parcel, subject only to encumbrances approved by Landlord in its sole discretion;

(iii) an amendment to this Lease, duly executed by Tenant providing for the lease of the Substitute Parcel by Landlord to Tenant upon all of the same terms and conditions set forth in this Lease (including the amount of Fixed Rent) for the then remaining Term of this Lease and amending, as required, the Exhibits to this Lease;

(iv) a memorandum of lease amendment and any assignment thereof with respect to the lease amendment described in clause (iii) above, duly executed and acknowledged by Tenant and in proper form for recording;

(v) an opinion(s) of counsel, which counsel and opinions must be reasonably satisfactory to Landlord in its sole discretion, confirming the continued validity and enforceability of any amendments to the Lease and confirming that Tenant has all necessary authority and has obtained all consents (excluding from Landlord) necessary to replace such EAP with the Substitute Parcel, that the documents delivered to effect such substitution have been duly authorized and validly executed by Tenant and constitute the legal, valid and binding obligations of Tenant, enforceable against Tenant in accordance with their respective terms, subject to customary carve-outs, which opinion shall be in a form and substance satisfactory to Landlord in its sole discretion;

(vi) endorsements reasonably satisfactory to Landlord to Landlord’s title insurance policies or new policies insuring Landlord’s and title and interest in and to such Substitute Parcel in an amount at least equal to the fair market value thereto as determined by the

Appraisal Report, together with such endorsements to such title policies as Landlord may require, subject only to such items as shall have been approved in writing by Landlord in its sole discretion;

(vii) an ALTA “as-built” survey (in paper and electronic form, if available) of the Substitute Parcel prepared by a licensed surveyor and reasonably acceptable to Landlord, certified to Landlord and the title insurance company issuing the endorsements or policies required under the immediately preceding clause (vi);

(viii) an environmental site assessment with respect to the Substitute Parcel by a firm acceptable to Landlord, indicating that the Substitute Parcel is in compliance with the Environmental Laws, and is otherwise reasonably satisfactory to Landlord or, if the Premises are then covered by an environmental insurance policy, a binder to such policy including the Substitute Parcel within the coverage of such environmental insurance policy, in a form acceptable to Landlord;

(ix) receipt of sufficient funds to pay any and all transfer taxes, recording fees, mortgage recording taxes, transfer or application fees and similar charges and all of Landlord’s and Mortgagee’s costs, fees and expenses (including attorney’s fees, due diligence costs, and title insurance premiums and charges) incurred in connection with such substitution;

(x) an opinion of tax counsel selected by Landlord and reasonably acceptable to Tenant confirming that such substitution constitutes a tax-free exchange to Landlord (without recognition of boot, other than and specifically excluding the substitution fee set forth in clause (ix) above) and shall not result in the reduction, denial or deferral of any or all of the federal, state, or municipal income tax deductions which Landlord otherwise would be permitted to report with respect to the Premises or the EAP or cause this Lease not to be a true lease for federal income tax purposes, and that Landlord will not otherwise suffer or incur any adverse tax consequences as a result of the substitution of the Substitute Parcel;

(xi) a covenant and undertaking (“EAP Undertaking”) from Tenant, in form acceptable to Landlord, pursuant to which Tenant (1) represents and warrants that Tenant is permanently abandoning such EAP, (2) covenants to vacate such EAP within three (3) months, (3) covenants not to reopen such EAP or otherwise utilize such EAP within five (5) years of the date of substitution, and (4) acknowledges and agrees that a breach or violation of such EAP Undertaking shall be an immediate Event of Default under this Lease; and

(xii) such other documents or instruments (similar to those mutually provided upon the execution of this Lease), including, without limitation, insurance certificates as Landlord may reasonably request to insure the continued validity and enforceability of this Lease, as amended.

In the event that clause (xi) above cannot be satisfied because the substitution is not a tax-free exchange to Landlord or results in a reduction, denial or deferral of any or all of the tax deductions otherwise available to Landlord, Tenant nevertheless will be permitted to substitute a Substitute Parcel for the EAP, provided that on the date of the closing of such substitution Tenant pays to Landlord an amount, in addition to all other amounts then due and payable hereunder, which on an after-tax basis makes Landlord whole for the tax liability resulting from such substitution and/or the loss, reduction or deferral of tax deduction resulting from such substitution.

(c) In the case of an EAP Sale, Tenant must arrange the sale of the EAP on behalf of Landlord (i) for a price not less than the Calculated Site Price for such EAP and (ii) otherwise in accordance with purchase procedures set forth in paragraph 29. Upon the sale of the EAP, Tenant shall deliver a EAP Undertaking to Landlord for such EAP and Fixed Rent for the remainder of the Lease shall be reduced by the amount of the Site percentage for such EAP set forth on Exhibit E. If Landlord elects not to accept an EAP Sale, the Lease with respect to such EAP will terminate and Fixed Rent for the remainder of the Lease shall be reduced by the amount of the Site percentage for such EAP set forth on Exhibit E.

(d) Notwithstanding the foregoing, Tenant shall not be permitted to terminate this Lease for an EAP to the extent (1) the aggregate number of EAP Substitutions is greater than 12, (2) the aggregate number of the EAP Sales is greater than 12, (3) the aggregate value of the EAP Substitutions based upon the Calculated Sales Prices for the EAP being substituted exceeds $25,000,000, or (4) the aggregate value of EAP Sales based upon the Calculated Sales Prices for the EAP being sold exceeds $25,000,000 or (5) the aggregate value of the EAP Substitutions based upon the Calculated Sales Prices for the EAP being substituted and EAP Sales based upon the Calculated Sales Prices for the EAP being sold exceed $37,500,000.

(e) Concurrently with an EAP Substitution, EAP Sale, or termination of this Lease with respect to an EAP (pursuant to paragraph 31(c) above), in addition to the foregoing, but without duplication, Landlord and Tenant shall execute an amendment to this Lease to reflect such changes in the Premises, Fixed Rent, and Exhibits in a form reasonably acceptable to Landlord and Tenant. Tenant shall pay all charges incident to any transaction pursuant to this paragraph 31, including Landlord’s attorneys’ fees and expenses together with all prepayment fees and expenses solely with respect to the applicable Site, including attorneys’ fees and expenses due Mortgagee, arising out of such transaction.

32.	PORTFOLIO ACQUISITION

So long as no Event of Default then exists, if (A) Landlord’s prior written consent is required for (i) Tenant or Guarantor incurring any Debt pursuant to paragraph 33 below or (ii) in connection with any assignment of Tenant’s interests in this Lease and (B) Landlord fails (within 30 calendar days of Tenant’s written request) or, if earlier declines to provide such consent (“Landlord’s Rejection Date”), Tenant shall have the option to acquire the Premises (“Portfolio Acquisition Option”) upon the terms and conditions set forth in this paragraph 32. Within thirty (30) calendar days of Landlord’s Rejection Date, Tenant shall have the right, but not the obligation, to provide written notice (“Acquisition Notice”) to Landlord that Tenant is irrevocably exercising its Portfolio Acquisition Option to purchase the Premises for a price equal to the sum of the Calculated Premises Price plus all charges incident to any transaction pursuant to this paragraph 32, including Landlord’s attorneys’ fees and expenses together with all prepayment fees and expenses, including attorneys’ fees and expenses due Mortgagee arising out of such transaction. Within ten (10) Business Days after Landlord’s receipt of such Acquisition Notice, Landlord shall have the right, exercisable by providing written notice thereof to Tenant within such ten (10) Business Day period, to either (y) waive the requirement for Landlord’s consent referred to in clause (A) of this paragraph or (z) proceed with the sale of the Premises to

Tenant (the failure to provide such written notice within such ten (10) Business Day period being deemed an election under clause (z)). If Tenant shall have provided the Acquisition Notice and Landlord shall not have elected to waive the requirement for Landlord’s consent under clause (y) of preceding sentence, then Landlord and Tenant shall close Tenant’s acquisition of the Premises on an all cash basis at such price 45 calendar days after the date Landlord receives the Acquisition Notice, in accordance with paragraph 29 above.

33.	ADDITIONAL DEBT

Excluding financing and credit facilities of Tenant and Guarantor, if applicable in place on the Commencement Date, as such may be replaced or refinanced in equal or lesser aggregate amounts during the Term, and without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, none of Tenant, Guarantor, or Affiliates will incur any Debt in excess of an amount equal to the product of 5.5 multiplied by Guarantor’s Consolidated EBITDA for the most recent 12 full calendar months. Breach of the foregoing covenant shall be an immediate Event of Default under this Lease.

34.	STATE SPECIFIC PROVISIONS

(a) Arizona Provisions. The following provisions shall apply with respect to any Site located in the State of Arizona.

(i) The term “Other Taxes” shall also include any transaction privilege tax or use tax levied by any state or local public or government authority with respect to the payment to or receipt of Fixed Rent by Landlord to the extent based upon gross receipts with respect to the receipt of Rent (but not including net income or franchise taxes based upon, measured by or calculated with respect to net income or profits or derivatives thereof).

(ii) All amounts constituting Rent under this Lease shall be payable by Tenant plus any Other Taxes applicable thereto.

(iii) In addition to the rights waived by Tenant under paragraph 7(d), Tenant also waives the rights which Tenant may now or hereafter have under A.R.S. § 33-343 or any successor statute.

(b) California Provisions. The following provisions shall apply with respect to any Site located in the State of California.

(i) The following language is added at the end of paragraph 6(a):

“In addition, Property Taxes” shall include any supplemental property taxes as a result of any change in ownership with respect to the Premises pursuant to Sections 60-69.5 of the State of California Revenue and Taxation Code, and the costs (amortized over the useful life of the Improvement to which the fee relates or on such other basis as Landlord and Tenant may agree) of any transit impact development fees or other similar benefit assessments or impositions required of Landlord or otherwise imposed by the local governmental or quasi-governmental instrumentalities and interest on the unamortized balances at the Overdue Rate.”

(ii) Tenant hereby waives, to the maximum extent permitted by applicable laws, any rights that it may now or in the future have to quit or surrender or vacate the Premises, to terminate this Lease, or to any abatement, diminution, offset, reduction or suspension of Rent on account of Landlord’s failure to timely or in a satisfactory manner deliver possession of the Premises to Tenant or on account of any other event or circumstance, including, any rights it might otherwise have under the provisions of sections 1932, 1933, 1941 and/or 1942 of the California Civil Code, it being the express intention of the parties, and therefore it being agreed by the parties, that the terms of this paragraph shall control under any circumstances in which said statutes might otherwise apply, and govern and replace any rights covered by said statutes.

(iii) The following language is added at the end of the first grammatical paragraph of paragraph 10:

“The provisions of Sections 1932(2) and 1933(4) of the California Civil Code are hereby waived by Tenant, it being the intention of the parties that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise be applicable.”

(iv) The following language is added to the first sentence of paragraph 12, following the defined term “ADA”:

“and California Civil Code Section 3110.5,”

(v) The following language is added to paragraph 12, following the phrase “with respect to the use or manner of use” and before the phrase “of the Premises, or such adjacent or appurtenant facilities”:

“maintenance, operation, repair, alteration or construction”

(vi) The following language is added at the end of paragraphs 13 and 14:

“The provisions of Sections 1265.110, 1265.120, 1265.130 and 1265.140 of the California Code of Civil Procedure are hereby waived by Tenant, it being the intention of the parties that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise be applicable.”

(vii) The following is added to paragraph 23(c)(i), following the phrase “rules and regulations” and before the phrase “shall not adversely affect the structural elements”:

“, including but not limited to California Civil Code Section 3110.5, and shall otherwise comply with paragraph 12 hereof”

(viii) The following is added to the definition of “Environmental Laws” in paragraph 26:

“(i) the Porter-Cologne Water Quality Control Act (California Water Code Section 13000 et seq.), (ii) the California Hazardous Waste Control Law (Division 20, Chapter 6.5 of the California Health and Safety Code), (iii) The Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), (iv) Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory) of the California Health and Safety Code, and (v) the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5 et seq).”

(c) Colorado Provisions. The following provisions shall apply with respect to any Site located in the State of Colorado.

(i) The following language is added to paragraph 6 (f):

Except during the continuance of any Event of Default, Landlord shall refund on or before May 30th of any year any amounts held for payment of ad valorem taxes on May 20th of any year in excess of three-twelfths of the ad valorem taxes paid in such year, in accordance with C.R.S. § 39-1-119.”

(ii) The following language is added to paragraph 16(c) after the second sentence thereof:

“It is Tenant’s express intention and agreement pursuant to C.R.S. § 38-38-602 (3) that Landlord have the right and be absolutely entitled to the appointment of a receiver as provided herein.”

(d) Connecticut Provisions. The following provisions shall apply with respect to any Site located in the State of Connecticut.

(i) In connection with Tenant’s contracting either for the performance of any work or labor, or for the furnishing of any materials to the Premises which could result in a lien against the Premises under the provision of Conn. Gen Stat., Section 49-33, Tenant shall cause timely job site postings to be filed in accordance with the provisions of Conn. Gen. Stat., Section 42-158n at or before the commencement of the work or the furnishing of the materials and shall therein describe the Tenant’s interest in the Premises as limited to Tenant’s leasehold estate in the respective Site under this Lease.

(e) Florida Provisions. The following provisions shall apply with respect to any Site located in the State of Florida.

(i) Sales Taxes. The following language is added at the end of Section 6(c):

“Without limiting the foregoing, Tenant shall pay to the Landlord, any sales, excise and other tax (excluding, however Landlord’s income taxes) levied, imposed or assessed by the State of Florida or any political subdivision thereof or other taxing authority upon any rent payable hereunder, including, without limitation, Fixed Rent or Additional Rent to the extent based upon gross receipts with respect to the receipt of Fixed Rent or Additional Rent (but not including net income or franchise taxes based upon, measured by or calculated with respect to net income or profits or derivatives thereof).”

(ii) “Landlord’s interest in the Premises shall not be subject to liens for improvements made by or at the request of the Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Premises or to the present estate, reversion or other estate of Landlord in the Premises herein demised or on the Improvements or the Property or other improvements thereon as a result of improvements made by or at the request of Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part hereof, or any such party who may avail himself of any lien against realty (whether same shall proceed in law or in equity), are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for improvements by or at the request of Tenant.”

(iii) Memorandum of Lease. All references to “Memorandum of Lease” shall mean “Short Form of Lease”.

(f) Georgia Provisions. The following provisions shall apply with respect to any Site located in the State of Georgia.

(i) The following are added to the definition of Environmental Laws in paragraph 26(b):

“the Georgia Hazardous Site Response Act, O.C.G.A. § 12-8-90 et seq., the Georgia Comprehensive Solid Waste Management Act, O.C.G.A. § 12-8-20 et seq., the Georgia Hazardous Waste Management Act, O.C.G.A. § 12-8-60 et seq., the Georgia Oil Hazardous Material Spills or Releases Act, O.C.G.A. § 12-14-1 et seq., the Georgia Water Quality Control Act, O.C.G.A. § 12-5-20 et seq, the Georgia Underground Storage Tank Act, O.C.G.A. § 12-13-1 et seq., the Georgia Air Quality Act, O.C.G.A. § 12-9-1 et seq.,”

(g) Indiana Provisions. The following provisions shall apply with respect to any Site located in the State of Indiana.

(i) Tenant waives, to the fullest extent permitted by applicable law, any notice to quit (it being acknowledged and agreed that the notice and cure periods set forth in paragraph 15 shall control) as a condition precedent to Landlord’s Remedies under Paragraph 23 of this Lease, for and on behalf of itself and all persons claiming through or under Tenant and Tenant further waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge, or in case of re-entry or repossession by Landlord in accordance with this Lease or in case of any expiration or termination of this Lease in accordance with this Lease.

(ii) Environmental Law, as defined in this Lease, includes, without limitation, all of the Environmental Management Laws, as defined in Ind. Code 13-11-2-71.

(iii) Tenant hereby waives, to the fullest extent permitted by applicable law, relief from valuation and appraisement laws and Tenant covenants and agrees that any judgment obtained by Landlord against Tenant may be executed in the State without relief from such valuation and appraisement laws.

(iv) To the fullest extent permitted by applicable law, Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future applicable law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease pursuant to the terms of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.

(v) Tenant hereby certifies to Landlord that in connection with the sale and leaseback of the Premises, Tenant has complied, or will comply, with the Disclosure Law by (A) the completion and delivery to Landlord of a disclosure document (the “Disclosure Document”) in the form required by Ind. Code 13-25-3 (the “Disclosure Law”), (B) the timely recording of the Disclosure Document in the Office of the Recorder of the County in which the Premises is located, and (C) the timely filing the Disclosure Document in the Office of the Indiana Department of Environmental Management; or Tenant has determined after diligent investigation, and Tenant hereby certifies to Landlord, that the Premises does not constitute “property” under the Disclosure Law, and therefore, delivery, filing and recording of a Disclosure Document is not required, because:

a) the Premises does not contain (1) or more facilities that are subject to reporting under Section 312 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11022);

b) the Premises is not the site of one (1) or more underground storage tanks for which notification is required under: (A) 42 U.S.C. 6991(a) and (B) Ind. Code 13-23-1-2(c)(8)(A); or

c) the Premises is not listed in the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) in accordance with Section 116 of CERCLA (42 U.S.C. 9616).

(h) Iowa Provisions. The following provisions shall apply with respect to any Site located in the State of Iowa.

(i) The following subparagraph (i) is added at the end of paragraph 16:

(i) Landlord shall also have the right to elect to declare this lease to be forfeited, and if Landlord elects such remedy, it shall give Tenant a written notice of such forfeiture, and may, at such time, give Tenant the notice to quit provided for in Chapter 648 of the Code of Iowa.

(i) Kentucky Provisions. The following provisions shall apply with respect to any Site located in the State of Kentucky.

(i) Paragraph 24. All references to “Memorandum of Lease” shall mean “Short Form Lease”.

(j) Massachusetts Provisions. The following provisions shall apply with respect to any Site located in the Commonwealth of Massachusetts.

(i) The following language is added after the first sentence of paragraph 3(a):

“Notwithstanding the foregoing, if Tenant’s use is lawful only pursuant to a variance, special permit, conditional use permit or other similar condition or land use approval, which term is less than the term of this Lease, then in such case, Tenant shall be permitted to modify or renew such permit or approval to the extent necessary for such permit or approval to lawfully exist for the term of this Lease.”

(ii) The following language is added as paragraph 3(d):

“So long as no Event of Default has occurred and is continuing, Landlord shall, promptly upon request by Tenant, join with Tenant (at Tenant’s cost and expense), to apply for and obtain and/or renew any operating licenses and subsequent zoning permits or approvals necessary for the lawful continuation of Tenant’s use.”

(iii) The following language is added after the first sentence in paragraph 11(a):

“Nothing in this paragraph 11(a) or elsewhere in this Lease shall be deemed to exculpate Landlord from any liability arising out of the negligence of Landlord or Landlord’s agents or contractors.”

(iv) The following language is added to paragraph 12 after the phrase “to the extent required by the ADA)”:

“the Massachusetts Architectural Access Board regulations, pursuant to 521 CMR 1.00 et seq., as such regulations may be amended from time to time,”

(v) The following language is added after the second sentence of paragraph 21(a):

“Notwithstanding the provision of the immediately preceding sentence, Tenant shall not be deemed to be in breach of this paragraph 21 solely because a notice of contract, pursuant to Mass. Gen. Laws, Ch. 254, §2 or statements pursuant to Mass. Gen. Laws, Ch. 254 §8 in furtherance of a lien arising under Mass. Gen. Laws, Ch. 254, §1, have been filed or recorded with the applicable registry of deeds and registry district of the Land Court.”

(vi) The following language is added to paragraph 26(b) after the phrase “7 U.S.C. §§136 et seq.,”:

“Massachusetts General Laws, Chapter 21E, as amended,”

(vii) The following language is added to paragraph 29(b)(i) following the phrase “a special or limited warranty” and before the phrase “deed which describes”:

“or quitclaim”

(viii) The following language is added to paragraph 31(b)(ii) after the phrase “a special or limited warranty” and before the word “deed”:

“or quitclaim”

(k) Michigan Provisions. The following provisions shall apply with respect to any Site located in the State of Michigan.

(i) The following is added to the definition of “Environmental Laws” in paragraph 26(b):

“the State of Michigan Natural Resources and Environmental Protection Act, MCL 324.101 et seq., and any rules and regulations promulgated thereunder.”

(ii) The following is added to the definition of “Hazardous Materials” in paragraph 26(b):

“the State of Michigan Natural Resources and Environmental Protection Act, MCL 324.101 et seq., and any rules and regulations promulgated thereunder.”

(iii) The words “covenant deed” (with provisions that covenant against claims made by, through or under grantor) shall be substituted for the words “special or limited warranty deed” in paragraphs 29(b)(i) and 31(b)(ii).

The words “single business tax” (only to the extent levied or assessed against Landlord as a substitute for any other Property Taxes) should be inserted between the words “gross receipts tax” and “or excise tax” in paragraph 6(b)(iii).

(l) Missouri Provisions. The following provisions shall apply with respect to any Site located in the State of Missouri.

(i) The following is added to the Lease at the end of Section 11(b):

THE FOREGOING INDEMNIFICATION SHALL APPLY EVEN IF A COURT DETERMINES THAT THE NEGLIGENCE OF THE PARTY TO BE INDEMNIFIED CAUSES SUCH LOSS, LIABILITY OR EXPENSE IN WHOLE OR IN PART.

(ii) The following is added to the Lease as Section 11(i):

Statutory Notice Regarding Insurance. The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of this Lease:

UNLESS TENANT PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THE LEASE, LANDLORD MAY PURCHASE INSURANCE AT TENANT’S EXPENSE TO PROTECT LANDLORD’S INTEREST IN THE PREMISES. THIS INSURANCE MAY, BUT NEED NOT, PROTECT TENANT’S INTEREST. THE COVERAGE THAT LANDLORD PURCHASES MAY NOT PAY ANY CLAIM THAT TENANT MAKES OR ANY CLAIM THAT IS MADE AGAINST TENANT IN CONNECTION WITH THE PREMISES. TENANT MAY LATER CANCEL ANY INSURANCE PURCHASED BY LANDLORD, BUT ONLY AFTER PROVIDING EVIDENCE THAT TENANT HAS OBTAINED INSURANCE AS REQUIRED BY THE LEASE. IF LANDLORD PURCHASES INSURANCE FOR THE PREMISES, TENANT WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES LANDLORD MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE SHALL BE CONSIDERED ADDITIONAL RENT AND SHALL BE PAYABLE UPON DEMAND. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE TENANT MAY BE ABLE TO OBTAIN ON ITS OWN.

(iii) The following is added to the Lease at the end of Section 26(c):

THE FOREGOING INDEMNIFICATION SHALL APPLY EVEN IF A COURT DETERMINES THAT THE NEGLIGENCE OF THE PARTY TO BE INDEMNIFIED CAUSES SUCH LOSS, LIABILITY OR EXPENSE IN WHOLE OR IN PART.

(iv) The following is added to the Lease at the end of Section 28(m):

Tenant hereby indemnifies and holds harmless Landlord from and against any claims for commission or fees made pursuant to Section 429.605 of the Missouri Revised Statutes, as amended, by any party claiming to have represented Tenant in connection with this Lease, including without limitation, the exercise of any purchase option with respect to the Premises by Tenant during the term of this Lease.

(v) The following is added to the Lease at the end of Section 28(p):

TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED FOR CONSIDERATION TO LANDLORD, TENANT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LANDLORD ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE

RELATING TO THIS LEASE, THE PREMISES AND/OR LANDLORD’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. TO EFFECTUATE THE FOREGOING, TENANT SHALL UPON WRITTEN REQUEST BY LANDLORD EXECUTE AND DELIVER TO LANDLORD A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY WITH RESPECT TO ACTIONS ON ACCOUNT OF THIS LEASE, WHICH CONSENT MAY BE FILED BY LANDLORD. ANY MISSOURI COURT PURSUANT TO MO.REV.STAT. § 510.190 AND RULE 69.01, V.A.M.R. AND/OR ANY OTHER APPLICABLE LAW, AND SUCH CONSENT SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE TENANT’S WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS LEASE, THE PREMISES AND/OR LANDLORD’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. TENANT HEREBY EXPRESSLY ACKNOWLEDGES THE INCLUSION OF THIS JURY TRIAL WAIVER.

(m) Nevada Provisions. The following provisions shall apply with respect to any Site located in the State of Nevada.

(i) The following language is added to the definition of Environmental Laws in paragraph 26: the applicable provisions of Nevada Revised Statutes (“NRS”) Chapters 444, 445A, 445B, 459, 590 and 618; and the Uniform Fire Code (1988 Edition), each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

(ii) To the maximum extent permitted by applicable law, Tenant hereby waives the provisions of NRS 118.175 through 118.205, inclusive, to the extent they are inconsistent with the other provisions of this Lease, including, but not limited to, the right to require Landlord to make reasonable efforts to rent the Site at a fair rental in the event Tenant abandons the Site, any statutory limitations on the damages which the Landlord is entitled to collect pursuant to this Lease in the event of an abandonment by Tenant and statutory provisions relating to the termination of this Lease by operation of law.

(n) New York Provisions. The following provisions shall apply with respect to any Site located in the State of New York.

(i) The following provision is added to the end of paragraph 10:

The provisions of this Lease on casualty shall be deemed to be an express agreement as to damage or destruction of the Premises by fire or other casualty and New York Real Property Law § 227 (and any similar or successor law), providing for such a contingency in the absence of an express agreement, shall have no application in such case.

(ii) The following provisions are added to the end of Section 16(b):

(iv) If an Event of Default has occurred, then Landlord may serve upon Tenant a written five-day notice of cancellation and termination of this Lease. Upon the expiration of such five-day period, this Lease and the Term shall automatically terminate and expire, by the mere lapse of time, as fully and completely as if the expiration of such five-day period were the Expiration Date and the last day of the Term as originally defined in this Lease shall no longer remain in effect, and no re-entry or other act shall be necessary to terminate this Lease. Tenant shall then quit and surrender the Premises to Landlord. Tenant shall, however, remain liable as provided in this Lease. The termination of this Lease shall not limit Tenant’s liability under this Lease in any manner. It is a conditional limitation of this Lease that the Term shall terminate and expire as set forth in this paragraph. This paragraph is intended to establish a conditional limitation and not a condition subsequent. This paragraph does not limit any other right or remedy of Landlord.

(v) Tenant specifically waives the right of redemption provided for in New York Real Property Actions and Proceedings Law §761, and any similar or successor law.

(o) Ohio Provisions. The following provisions shall apply with respect to any Site located in the State of Ohio.

(i) With respect to any agreement by Tenant in this Lease to pay Landlord’s attorneys’ fees and disbursements incurred in connection with the enforcement therewith, Tenant agrees that for purposes of Section 1301.21 of the Ohio Revised Code, as the same may hereafter be amended, this Lease is a “contract of indebtedness” (as defined therein) and that the attorneys’ fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Section 1301.21 of the Ohio Revised Code. Tenant further agrees that the indebtedness incurred in connection with this Lease is not incurred for purposes that are primarily personal, family or household and confirms that the total amount owed under this Lease exceeds One Hundred Thousand and No/100ths Dollars ($100,000.00).

(ii) Prior to commencement of any work or labor at the Premises or the furnishing of any materials to the Premises, which could result in a lien against the Premises under Chapter 1311 of the Ohio Revised Code, Tenant shall cause a timely notice of commencement to be filed in accordance with the provisions of Section 1311.04 of the Ohio Revised Code and shall therein describe the Tenant’s interest in the Premises as limited to Tenant’s leasehold estate under this Lease.

(p) Oklahoma Provisions. The following provisions shall apply with respect to any Site located in the State of Oklahoma.

(i) Without limitation of the rights of Landlord set forth in Paragraphs 16(e), 22(a), and 22(c) the Landlord expressly waives the provisions under 41 Okla. Stat. §51 et seq. with respect to any personal property of Tenant on the Premises.

(ii) In paragraph 26(b) the definition of “Environmental Laws” shall include the following:

In Oklahoma, “Environmental Laws” also means the Oklahoma Environmental Quality Act, 27A Ok. Stat. Ann. § 1-1-101, et seq., Chapter 2 of Volume 27A, known as the Oklahoma Environmental Quality Code,

27A Ok. Stat. Ann. § 2-1-101, et seq., including but not limited to the Oklahoma Clean Air Act, 27A Ok. Stat. Ann. § 2-5-101, et seq., the Oklahoma Pollutant Discharge and Elimination System Act, 27A Ok. Stat. Ann. § 2-6- 201, the Oklahoma Hazardous Waste Management Act, 27A Ok. Stat. Ann. § 2-7-101, et seq., and the Oklahoma Solid Waste Management Act, 27A Ok. Stat. Ann. § 2-10-101, et seq.; the Conservation District Act, 27A Ok. Stat. Ann. § 3-1-101, et seq., and the Oklahoma Emergency Response Act, 27A Ok. Stat. Ann. § 2-10-101, et seq.

(q) Pennsylvania Provisions. The following provisions shall apply with respect to any Site located in the State of Pennsylvania.

(i) Subclause (vi) in Paragraph 7(b) (Net Lease; Non-Terminability) is deleted in its entirety and replaced with the following:

“any default on the part of Landlord under this Lease, it being agreed by Tenant that no action or omission on the part of Landlord shall be deemed to have been a “significant inducement” to Tenant’s entering into this Lease, or under any other agreement to which Landlord and Tenant may be parties;”

(ii) The following sentence shall be added to the beginning of Paragraph 21(a)(Mechanics’ Liens):

“Tenant shall place such contractual provisions as Landlord may reasonably request in all contracts and subcontracts for any improvements, alterations, repairs or restorations at any of the Pennsylvania Sites assuring that no mechanic’s liens will be asserted against Landlord’s interest in the Pennsylvania Sites or the property of which the Pennsylvania Sites are a part. Additionally, prior to the commencement of any work at the Pennsylvania Sites or the delivery of any materials to the Pennsylvania Sites (whether in connection with any provision of this Lease or otherwise), Tenant shall (A) in accordance with the provisions of the Mechanics’ Lien Law of 1963, 49 P.S. § 1101 et seq., as the same may be amended, obtain written waivers of liens from all materialmen, contractors (on behalf of themselves and all subcontractors), artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Pennsylvania Sites, or any portion thereof, and file and properly index such waivers with the local Prothonotary, and (B) provide Landlord with copies of all filed mechanics’ lien waivers. Landlord shall have the right to post and keep posted at the Pennsylvania Sites notices of non-responsibility, or such other notices as Landlord may deem to be proper for the protection of Landlord’s interest in the Pennsylvania Sites.”

(iii) A new subparagraph (d) shall be added to the end of Paragraph 21 (Mechanics’ Liens):

“Notwithstanding any suggestion to the contrary contained in this Lease, no work performed by or on behalf of Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the use and benefit of Landlord, and no mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve any part or all of any of the Pennsylvania Sites.”

(iv) A new subparagraph (q) is added to Paragraph 28 (Miscellaneous Provisions):

“Tenant expressly waives any and all rights under The Landlord and Tenant Act of 1951, as amended to date, 68 P.S. § 250.101 et seq, or any similar or successor provision of law, including but not limited to the right to any notices to quit as may be specified by such laws, and agrees that the notice provided for in this Lease, if any, shall be sufficient.”

(r) Puerto Rico Provisions. The following provisions shall apply with respect to any Site located in the Commonwealth of Puerto Rico.

(i) The following new sentence is added at the end of paragraph 29(b):

Tenant shall pay all costs and expenses incident to such conveyance and transfer and the execution and delivery of said deed, including Landlord’s attorneys’ fees, notarial fees, recording fees, title insurance premiums and all applicable federal, state and local real estate transfer taxes or deed stamps which may be incurred or imposed by reason of such conveyance and transfer and/or by reason of the execution and delivery of said deed and other instruments.

(ii) Subparagraph 31(b)(ix) is deleted in its entirety and the following is substituted in its place:

payment by Tenant or receipt of sufficient funds from Tenant to pay any and all costs and expenses incident to such conveyance and transfer and execution and delivery of the corresponding deed and other instruments, including transfer taxes, recording fees, notarial fees, transfer or application fees and similar charges and all of Landlord’s and Mortgagee’s costs and expenses (including attorney’s fees, due diligence costs, and title insurance premiums and charges) incurred in connection with such substitution;

(iii) Tenant shall pay as Additional Rent all withholding taxes on Additional Rent, including any amounts imposed by reason of Tenant’s payment of such withholding taxes based on Tenant’s payment, or Landlord’s payment reimburseable by Tenant, of Property Taxes, insurance premiums and other costs and expenses paid, in each case, to third parties relating to the Site located in Puerto Rico which are required to be paid by Tenant as Additional Rent pursuant to this Lease.

(s) Texas Provisions. The following provisions shall apply with respect to any Site located in the State of Texas.

(i) Waiver of Certain Rights. Without waiving any other right remedy available to Tenant, Tenant hereby expressly waives any and all rights Tenant may have under Sections 93.002(g)(1) and 93.002(g)(2), including its right to terminate this Lease. Tenant hereby waives any and all liens (whether statutory, contractual or constitutional) it may have or acquire as a result of a breach by Landlord under this Lease. Tenant also waives and releases any statutory lien and offset rights it may have against Landlord, including without limitation the rights conferred upon Tenant pursuant to Section 91.004 of the Texas Property Code, as amended or superseded from time to time, or other applicable law.

(t) Utah Provisions. The following provisions shall apply with respect to any Site located in the State of Utah.

(i) The following new sentence is added at the end of the first grammatical paragraph of paragraph 21(a):

“Bond over” or “bonding over” as used in this paragraph 21(a) shall mean and refer to compliance with the requirements of Utah Code Ann. § 38-1-28.

(ii) The following new sentence is added at the end of paragraph 21(b):

In connection with Tenant’s contracting for any labor, services, materials, supplies, machinery, fixtures or equipment to be furnished to the Premises which could result in a lien against the Premises under Chapter 1, Title 38, Utah Code Ann., Tenant shall cause a timely notice of commencement to be filed in accordance with the provisions of Utah Code Ann. § 38-1-27(9) prior to commencement of the furnishing of any of the same and shall therein describe the Tenant’s interest in the Premises as limited to Tenant’s leasehold estate under this Lease and state that no mechanic’s lien shall attach to or affect the estate or interest of Landlord in and to the Premises.

(iii) The following subparagraph (g) is added at the end of paragraph 25:

(g) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this paragraph 25 on Tenant’s ability to assign this Lease or any interest herein, to sublease the Premises or any part thereof, or to permit the use or occupancy of the Premises or any portion thereof, are, for the purposes of Utah Code Ann. Section 78-36-3(1)(d), as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign this Lease or any interest herein, to sublet the Premises or any part thereof, or to permit the use or occupancy of the Premises or any portion thereof.

(iv) The following language is added to the first sentence of paragraph 26(b), immediately following the phrase “the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq.,” and before the remainder of the sentence:

Air Conservation Act, Utah Code Ann. §§ 19-2-101 et seq., Water Quality Act, Utah Code Ann. §§ 19-5-101 et seq., Solid and Hazardous Waste Act, Utah Code Ann. §§ 19-6-101 et seq., Hazardous Substances Mitigation Act, Utah Code Ann. §§ 19-6-301 et seq., Underground Storage Tank Act, Utah Code Ann. §§ 19-6-401 et seq., Environmental Self-Evaluation Act, Utah Code Ann. §§ 19-7-101 et seq., Voluntary Cleanup Program, Utah Code Ann. §§ 19-8-101 et seq.,

(u) Virginia Provisions. The following provisions shall apply with respect to any Site located in the Commonwealth of Virginia.

(i) All references to “Lease II Agreement” in the Lease will be deemed to refer to the “Deed of Lease II Agreement” and all references to “Lease I Agreement” will be deemed to refer to the “Deed of Lease I Agreement”.

(ii) The following language replaces, in its entirety, paragraph 21(b) hereof:

To the extent permitted by applicable law, all materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. To the extent permitted by applicable law, notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic’s lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

(v) Wisconsin Provisions. The following provisions shall apply with respect to any Site located in the State of Wisconsin.

(i) Supplementing paragraph 26(b), “Environmental Laws” shall also include Chapters 101, 160, 254, 280, 281, 283, 285, 287, 289, 291 and 299 of the Wisconsin Statues and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

LANDLORD:

iSTAR BOWLING CENTERS II LP, a Delaware limited partnership

	By:	iStar Bowling Centers II LLC, a Delaware limited liability company, its General Partner

WITNESS:		By: iStar Financial Inc., a Maryland corporation, its Sole Member

/s/ Zulma Martinez		By:	/s/ R. Michael Dorsch, III

Name: Zulma Martinez		Name:	R. Michael Dorsch, III
		Title:	Executive Vice President

/s/ Terri Y. Strickland

Name: Terri Y. Strickland

TENANT:

AMF BOWLING CENTERS, INC., a Virginia corporation

WITNESS:
	By:	/s/ Mark S. Hatcher

/s/ Zulma Martinez	Name: Title:	Mark S. Hatcher Vice President

Name: Zulma Martinez

/s/ Terri Y. Strickland

Name: Terri Y. Strickland

STATE OF ILLINOIS            )

                                         )    SS

COUNTY OF COOK             )

I, R. Kent Layton, a Notary Public in and for said County, in the State aforesaid, do hereby certify that R. Michael Dorsch, III personally known to me to be the same person whose name is subscribed to the foregoing instrument as the Executive Vice President of iStar Financial Inc., a Maryland corporation, which is the Sole Member in iStar Bowling Centers I LLC, a Delaware limited liability company, the General Partner of iStar Bowling Centers I LP, a Delaware limited partnership, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the same instrument as his/her free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 27 day of February, 2004.

(Seal)	/s/ R. Kent Layton

Notary Public

My Commission expires: 8-3-05

STATE OF ILLINOIS            )

                                         )    SS

COUNTY OF COOK             )

I, R. Kent Layton, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Mark S. Hatcher personally known to me to be the same person whose name is subscribed to the foregoing instrument as the Vice President of AMF Bowling Centers, Inc., a Virginia corporation, appeared before me this day in person and acknowledged that he signed, sealed and delivered the same instrument as his free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 27 day of February, 2004.

(Seal)	/s/ R. Kent Layton

Notary Public

My Commission expires: 8-3-05

This instrument was prepared by:

Gregory P.L. Pierce, Esq.

Katten Muchin Zavis Rosenman

525 West Monroe Street, Suite 1600

Chicago, Illinois 60661

i

23.	ALTERATIONS	45

24.	MEMORANDUM OF LEASE	47

25.	SUBLETTING/ASSIGNMENT	47

26.	HAZARDOUS MATERIAL	51

27.	FINANCING	53

28.	MISCELLANEOUS PROVISIONS	54

29.	PURCHASE PROCEDURE	56

30.	RIGHT OF FIRST REFUSAL	57

31.	ECONOMIC ABANDONMENT	59

32.	PORTFOLIO ACQUISITION	62

33.	ADDITIONAL DEBT	63

34.	STATE SPECIFIC PROVISIONS	63

- ii -

EXHIBITS:

A-1	LEGAL DESCRIPTIONS FOR EACH SITE - REAL ESTATE

A-2	COMMON ADDRESSES FOR EACH SITE

B	PERMITTED ENCUMBRANCES FOR EACH SITE

C	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

D	AVERAGE ANNUAL FIXED RENT SCHEDULE

E	SITE PERCENTAGES

F	ANNUAL LEASE CONSTANT

G	FORM OF LETTER CREDIT

H	FAIR MARKET VALUE DETERMINATION FOR FIXED RENT DURING EXTENSION TERM

I	LANDLORD’S WAIVER OF INTERESTS IN TENANT’S PERSONAL PROPERTY

J	ARBITRATION PROCEDURES

- iii -

EXHIBIT A-1

(Description Of The Land)

A-1-1

EXHIBIT A-2

Common Addresses

35	River City Lanes	3117 Highway 31 South	Decatur	AL
350	Deer Valley Lanes	2902 W. Thunderbird Road	Phoenix	AZ
351	Glendale Lanes	8840 N. 43rd Avenue	Glendale	AZ
354	Chandler Lanes	1900 N. Arizona Avenue	Chandler	AZ
374	Union Hills Lanes	3424 W. Union Hills Drive	Phoenix	AZ
425	Desert Hills Lanes	2959 East Bell Road	Phoenix	AZ
148	Eagle Lanes	945 San Marcos Blvd.	San Marcos	CA
256	Arrowhead Lanes	299 W. Orange Show Rd.	San Bernardino	CA
261	Bowl-O-Drome Lanes	21915 S. Western	Torrance	CA
264	Mar Vista Lanes	12125 Venice Blvd.	Mar Vista	CA
570	Friendly Hills Lanes	15545 East Whittier Blvd.	Whittier	CA
572	Land Park Lanes	5850 Freeport Blvd.	Sacramento	CA
583	Rocklin Lanes	2325 Sierra Meadows Dr.	Rocklin	CA
302	Arvada Lanes	6550 Wadsworth Boulevard	Arvada	CO
304	Belleview Lanes	4900 S. Federal Boulevard	Englewood	CO
430	Littleton Lanes	2530 E. County Line Road	Littleton	CO
326	Milford Lanes	1717 Boston Post Road	Milford	CT
109	Ocala Lanes	2730 E. Silver Springs Blvd.	Ocala	FL
124	University Lanes	13109 North 56th Street	Tampa	FL
129	Clearwater Lanes	1850 N. Hercules Road	Clearwater	FL
204	Gulf Gate Lanes	7221 South Tamiami Trail	Sarasota	FL
225	Florida Lanes	10400 Florida Avenue N	Tampa	FL
311	Pembroke Pines Lanes	1940 N. University Dr.	Pembroke Pines	FL
312	Boynton Beach Lanes	1190 W. Boynton Beach Blvd	Boynton Beach	FL
403	Lakeland Lanes	4111 S. Florida Avenue	Lakeland	FL
405	Semoran Lanes	5710 La Costa Drive	Orlando	FL
635	Alley Katz’s Corner	3705-1 SW 42nd Avenue	Gainesville	FL
113	Savannah Lanes	115 Tibet Avenue	Savannah	GA
319	Chamblee Lanes	2175 Savoy Drive	Atlanta	GA
408	Woodstock Lanes	108 Woodpark Blvd.	Woodstock	GA
321	Des Moines Lanes	3839 East 14th Street	Des Moines	IA
165	Forest Lanes	7700 W. 47th Street	Lyons	IL
538	Strike N Spare Lanes	2660 W. Lawrence Ave.	Springfield	IL
61	Arc Lanes	4901 Monroe Avenue	Evansville	IN
139	Derby Lanes	7709 Beulah Church Road	Louisville	KY
226	Holiday Lanes	231 Riverside Avenue	Somerset	MA
504	Auburn Lanes	101 Southbridge St.	Auburn	MA
339	Southwest Lanes	4991 Fairview Avenue	Linthicum	MD
340	Pikesville Lanes	1723 Reisterstown Road	Pikesville	MD
341	Dundalk Lanes	1101 Merritt Boulevard	Baltimore	MD
360	Laurel Lanes	15013 Baltimore Avenue N.	Laurel	MD
362	Capital Plaza Lanes	4601 Cooper Lane	Hyattsville	MD
368	Shady Grove Lanes	15720 Shady Grove Road	Gaithersburg	MD
231	Rose Bowl Lanes	28001 Grossbeck Highway	Roseville	MI

A-2-1

234	Town N Country Lanes	G-3282 Miller Road	Flint	MI
542	Summit Lanes	1256 E. McDevitt	Jackson	MI
251	Earle Brown Lanes	6440 James Circle N	Brooklyn Center	MN
42	Northland Lanes	217 N E Vivion Road	Kansas City	MO
160	Dick Weber Lanes	4575 Washington Street	Florissant	MO
66	South Hills Lanes	301 Nottingham Drive	Cary	NC
77	Centennial Lanes	4501 South Boulevard	Charlotte	NC
104	Boulevard Lanes	105 S. Berkeley Blvd.	Goldsboro	NC
123	Winston-Salem Lanes	811 Jonestown Road	Winston-Salem	NC
508	Carolina Lanes	11210 Brigman Rd.	Matthews	NC
546	University Lanes	5900 N. Tryon St.	Charlotte	NC
535	Strathmore Lanes	1061-G Route #34	Aberdeen	NJ
288	Starlite Lanes	1201 Stardust Street	Reno	NV
183	Smithtown Lanes	200 Landing Ave.	Smithtown	NY
220	Airport Lanes	3754 Genesee Street	Cheektowaga	NY
237	Bay Shore Lanes	1840 Sunrise Highway	Bay Shore	NY
240	Sayville Lanes	5660 Sunrise Highway	Sayville	NY
514	Dewey Garden Lanes	4470 Dewey Ave.	Rochester	NY
516	Empire Lanes	2400Empire Blvd.	Webster	NY
540	Strike N Spare Lanes	1777 Brewerton Rd.	Syracuse	NY
545	Terrace Gardens Lanes	1151 Ridgeway Ave.	Rochester	NY
551	White Plains Lanes	47 Tarrytown Rd.	White Plains	NY
530	Sawmill Lanes	4825 Sawmill Rd.	Columbus	OH
534	Stardust Lanes	2434 Old Stringtown Rd.	Grove City	OH
91	Boulevard Lanes	3501 South Boulevard	Edmond	OK
164	Firebird Lanes	4303 Center Street, N.E.	Salem	OR
211	Mt. Lebanon Lanes	1601 Washington Road	Pittsburgh	PA
212	Noble Manor Lanes	2440 Noblestown Road	Pittsburgh	PA
513	Cranston Lanes	1450 Elmwood Ave.	Cranston	RI
12	Charleston Lanes	1963 Savannah Highway	Charleston	SC
89	Spare Time Lanes	3149 S. Cooper St.	Arlington	TX
143	Saratoga Lanes	6116 Ayers St.	Corpus Christi	TX
396	Humble Lanes	19214 Eastex Highway	Humble	TX
397	Windfern Lanes	14441 Northwest Freeway	Houston	TX
398	Stafford Lanes	4919 South Main	Stafford	TX
412	Westview Lanes	4565 West Waco Drive	Waco	TX
413	Woodlands Lanes	27000 I-45 North	Conroe	TX
557	Euless Lanes	1901 W. Airport Freeway	Euless	TX
559	Garland Lanes	1950 Plaza Drive	Garland	TX
593	Irving Lanes	3450 Willow Creek Drive	Irving	TX
603	DeSoto Lanes	121 Northgate Drive	DeSoto	TX
102	Williamsburg Lanes	5544 Olde Towne Road	Williamsburg	VA
108	Hanover Lanes	7317 Bell Creek Road	Mechanicsville	VA
142	Fredericksburg Lanes	12100 Kilarney Drive	Fredericksburg	VA
144	Lynchburg Lanes	4643 Murray Place	Lynchburg	VA
245	Lynnhaven Lanes	2601 Lishelle Place	Virginia Beach	VA
248	Chesapeake Lanes	112 E. Medical Parkway	Chesapeake	VA
564	Bowlero Lanes	11737 West Burleigh	Wauwatosa	WI
599	Waukesha Lanes	901 Northview Rd.	Waukesha	WI

A-2-2

EXHIBIT B

Permitted Encumbrances

B-1

EXHIBIT C

Form of Subordination, Non-Disturbance and Attornment Agreement

___________________________________________

(Landlord)

- and -

___________________________________________

(Lender)

- and -

___________________________________________

(Tenant)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:                     , 20

Location:

PREPARED BY AND UPON

RECORDATION RETURN TO:

Katten Muchin Zavis Rosenman

525 W. Monroe

Suite 1600

Chicago, Illinois 60661-3693

Attention:

File No.:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the              day of             , 20         by and among                     , having an address at                      (“Landlord”),                     , and its successors and assigns having an address at                      (“Lender”) and                     , a                     , having an address at                      (“Tenant”).

RECITALS:

A. Lender is the present owner and holder of a certain [mortgage/deed of trust/deed to secure debt] and security agreement (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the “Security Instrument”) dated             , 200        , given by Landlord (defined below) to Lender which encumbers the fee estate of Landlord in certain premises known as                      and described in Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by a certain promissory note dated             , 200        , given by Landlord to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”);

B. Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of that certain Lease Agreement between                     , a                      (“Landlord”) and Tenant dated             , 20         (such lease, as modified and amended as set forth herein and as may be modified and amended from time to time being hereinafter referred to as the “Lease”);

C. Tenant acknowledges that Landlord may transfer its interests under the Lease to a wholly owned subsidiary or affiliate of Lender (“Successor Landlord”) and, as such, the term “Landlord” as used herein shall refer to Landlord prior to the date of said transfer and to the Successor Landlord from and after the date of said transfer of Landlord’s interest in the Lease to any such Successor Landlord; and

D. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Landlord, Tenant and Lender agree as follows:

1. SUBORDINATION. Subject to and conditioned upon Tenant’s rights of non-disturbance as herein set forth, The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options, including purchase options, if any, of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. NON-DISTURBANCE. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, Lender will not seek affirmative relief against Tenant and such joinder shall not result in the termination of the Lease or disturb Tenant’s possession, enjoyment or use of the premises demised thereunder and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument. Lender agrees that it will not disturb Tenant’s use, possession, and enjoyment of the Premises under the Lease upon any termination, repossession, any judicial or non-judicial foreclosure, or otherwise, or the exercise of any other remedy pursuant to the Note and the Security Instrument and any such actions shall be made subject to all rights of Tenant under the Lease and the Lease shall continue in full force and effect and none of Tenant’s rights and benefits under the Lease will be adversely affected; provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights, (a) the Lease shall be in full force and effect as against Tenant and (b) no Event of Default shall have occurred and be continuing under the Lease. Upon Lender’s entry on the Property for the purpose of any actions set forth in this section, Lender shall be liable to perform all the obligations of Landlord (except for those set forth in Article 3 of the Lease).

3. ATTORNMENT. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease. In the event that purchaser becomes the owner of the Property, Tenant agrees to attorn to Purchaser provided that Purchaser recognizes all of Tenant’s rights and privileges under the Lease and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment and shall be bound under all of the terms, covenants and conditions of the Lease, provided, however, that Purchaser shall not be (i) liable for the failure of any prior landlord (any such prior landlord, including Landlord, being hereinafter referred to as a “Prior Landlord”) to perform any obligations of Prior Landlord under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property (other than to cure defaults of a continuing nature of which Lender receives notice), (ii) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property (except that Purchaser shall be bound of which Lender receives notice by such offsets, defenses, abatements or counterclaims that arise from a default of Prior Landlord which continue after the time Purchaser acquires title to the Property), (iii) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums or instrument are actually received by Purchaser or a credit is given to Purchaser therefor, (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser or (v) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s, or after the acquisition of the Property, Purchaser’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall be under no obligation to pay any rents to Purchaser until Tenant receives written notice from Prior Landlord or Lender that Purchaser has succeeded to the interest of the Prior Landlord under the Lease.

4. NOTICE TO TENANT. After notice is given to Tenant by Lender that Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease, any payments so made by Tenant to Lender shall be deemed to be payments made by Tenant to Landlord under the Lease as satisfaction of Tenant’s obligations under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments. Lender hereby agrees that nothing in this Agreement shall affect or otherwise limit (or require Lender’s prior consent before Tenant may exercise) Tenant’s rights to terminate the Lease under the circumstances, terms and conditions specifically set forth in the Lease.

5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall notify Lender of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, such notice shall not be effective unless Lender shall have received notice of default and shall have failed within thirty (30) calendar days after receipt of such notice to cure such default, or if such default cannot be cured within thirty (30) calendar days, shall have failed within thirty (30) calendar days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default, provided, however, that such cure period does not enter beyond ninety (90) calendar days after the date Lender receives a notice from Tenant or Landlord’s default. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

6. NOTICES. All notices or other written communications hereunder shall be given in accordance with the Lease as provided below:

If to Landlord:

Attn:

If to Tenant:

Attn:

If to Lender:

Attn:

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located without regard to choice of law rules and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

9. MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

___________________________________________,

a _____________________________________

By:

Name:

Title:

TENANT:

___________________________________________,

a _____________________________________

By:

Name:

Title:

LANDLORD:

______________________________________, a(n)

_____________________________________

By:

Name:

Title:

ACKNOWLEDGMENTS

LENDER:

STATE OF	)
) SS
COUNTY OF	)

On                                          , 20    , before me,                                         , a Notary Public in the State and County aforesaid, personally appeared                                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My commission expires on

TENANT:

STATE OF	)
) SS
COUNTY OF	)

On                                          , 20    , before me,                                         , a Notary Public in the State and County aforesaid, personally appeared                                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My commission expires on

LANDLORD:

STATE OF	)
) SS
COUNTY OF	)

On                                          , 20    , before me,                                         , a Notary Public in the State and County aforesaid, personally appeared                                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My commission expires on

EXHIBIT A (to SNDA)

(Description of Property)

EXHIBIT D

Lease Month	Average Annual Fixed Rent
1	$12,785,881.66
2	$12,802,337.10
3	$12,818,792.55
4	$12,835,248.00
5	$12,855,817.30
6	$12,876,386.61
7	$12,896,955.92
8	$12,917,525.23
9	$12,938,094.54
10	$12,958,663.84
11	$12,979,233.15
12	$12,999,802.46
13	$13,020,371.77
14	$13,040,941.07
15	$13,061,510.38
16	$13,082,079.69
17	$13,103,060.38
18	$13,124,041.08
19	$13,145,021.77
20	$13,166,002.46
21	$13,186,983.16
22	$13,207,963.85
23	$13,228,944.55
24	$13,249,925.24
25	$13,270,905.93
26	$13,291,886.63
27	$13,312,867.32
28	$13,333,848.02
29	$13,355,240.10
30	$13,376,632.18
31	$13,398,024.26
32	$13,419,416.34
33	$13,440,808.42
34	$13,462,200.50
35	$13,483,592.58
36	$13,504,984.66
37	$13,526,376.74
38	$13,547,768.82
39	$13,569,160.90
40	$13,590,552.98
41	$13,612,356.44
42	$13,634,159.91
43	$13,655,963.37
44	$13,677,766.84
45	$13,699,570.31
46	$13,721,373.77
47	$13,743,177.24
48	$13,764,980.70
49	$13,786,784.17
50	$13,808,587.64
51	$13,830,391.10
52	$13,852,194.57
53	$13,874,409.42
54	$13,896,624.27
55	$13,918,839.13
56	$13,941,053.98
57	$13,963,268.83
58	$13,985,483.68
59	$14,007,698.54
60	$14,029,913.39
61	$14,052,128.24
62	$14,074,343.09
63	$14,096,557.94
64	$14,118,772.80
65	$14,141,399.04
66	$14,164,025.27
67	$14,186,651.51
68	$14,209,277.75
69	$14,231,903.99
70	$14,254,530.23
71	$14,277,156.47
72	$14,299,782.70
73	$14,322,408.94
74	$14,345,035.18
75	$14,367,661.42
76	$14,390,287.66
77	$14,413,366.42
78	$14,436,445.18
79	$14,459,523.95
80	$14,482,602.71
81	$14,505,681.47
82	$14,528,760.24

Lease Month	Average Annual Fixed Rent
83	$14,551,839.00
84	$14,574,917.76
85	$14,597,996.53
86	$14,621,075.29
87	$14,644,154.05
88	$14,667,232.82
89	$14,690,764.10
90	$14,714,295.39
91	$14,737,826.68
92	$14,761,357.97
93	$14,784,889.26
94	$14,808,420.54
95	$14,831,951.83
96	$14,855,483.12
97	$14,879,014.41
98	$14,902,545.70
99	$14,926,076.98
100	$14,949,608.27
101	$14,973,592.09
102	$14,997,575.90
103	$15,021,559.71
104	$15,045,543.52
105	$15,069,527.34
106	$15,093,511.15
107	$15,117,494.96
108	$15,141,478.77
109	$15,165,462.59
110	$15,189,446.40
111	$15,213,430.21
112	$15,237,414.03
113	$15,261,850.36
114	$15,286,286.70
115	$15,310,723.04
116	$15,335,159.38
117	$15,359,595.71
118	$15,384,032.05
119	$15,408,468.39
120	$15,432,904.73
121	$15,457,341.06
122	$15,481,777.40
123	$15,506,213.74
124	$15,530,650.08
125	$15,555,538.94
126	$15,580,427.80
127	$15,605,316.66
128	$15,630,205.53
129	$15,655,094.39
130	$15,679,983.25
131	$15,704,872.11
132	$15,729,760.97
133	$15,754,649.84
134	$15,779,538.70
135	$15,804,427.56
136	$15,829,316.42
137	$15,854,703.06
138	$15,880,089.70
139	$15,905,476.34
140	$15,930,862.98
141	$15,956,249.62
142	$15,981,636.26
143	$16,007,022.90
144	$16,032,409.54
145	$16,057,796.18
146	$16,083,182.82
147	$16,108,569.46
148	$16,133,956.10
149	$16,159,840.52
150	$16,185,724.93
151	$16,211,609.35
152	$16,237,493.77
153	$16,263,378.18
154	$16,289,262.60
155	$16,315,147.02
156	$16,341,031.43
157	$16,366,915.85
158	$16,392,800.27
159	$16,418,684.68
160	$16,444,569.10
161	$16,470,951.29
162	$16,497,333.49
163	$16,523,715.68
164	$16,550,097.88
165	$16,576,480.07
166	$16,602,862.26
167	$16,629,244.46
168	$16,655,626.65
169	$16,682,008.85
170	$16,708,391.04
171	$16,734,773.23
172	$16,761,155.43
173	$16,788,035.40
174	$16,814,915.37

Lease Month	Average Annual Fixed Rent
175	$16,841,795.34
176	$16,868,675.31
177	$16,895,555.29
178	$16,922,435.26
179	$16,949,315.23
180	$16,976,195.20
181	$17,003,075.17
182	$17,029,955.14
183	$17,056,835.11
184	$17,083,715.08
185	$17,111,092.83
186	$17,138,470.58
187	$17,165,848.33
188	$17,193,226.08
189	$17,220,603.83
190	$17,247,981.58
191	$17,275,359.32
192	$17,302,737.07
193	$17,330,114.82
194	$17,357,492.57
195	$17,384,870.32
196	$17,412,248.07
197	$17,440,173.37
198	$17,468,098.67
199	$17,496,023.98
200	$17,523,949.28
201	$17,551,874.58
202	$17,579,799.89
203	$17,607,725.19
204	$17,635,650.49
205	$17,663,575.80
206	$17,691,501.10
207	$17,719,426.40
208	$17,747,351.71
209	$17,775,824.57
210	$17,804,297.43
211	$17,832,770.28
212	$17,861,243.14
213	$17,889,716.00
214	$17,918,188.86
215	$17,946,661.72
216	$17,975,134.58
217	$18,003,607.43
218	$18,032,080.29
219	$18,060,553.15
220	$18,089,026.01
221	$18,118,046.42
222	$18,147,066.84
223	$18,176,087.25
224	$18,205,107.66
225	$18,234,128.08
226	$18,263,148.49
227	$18,292,168.90
228	$18,321,189.32
229	$18,350,209.73
230	$18,379,230.14
231	$18,408,250.56
232	$18,437,270.97
233	$18,466,838.94
234	$18,496,406.91
235	$18,525,974.88
236	$18,555,542.85
237	$18,585,110.81
238	$18,614,678.78
239	$18,644,246.75
240	$18,673,814.72
241	$18,703,382.69
242	$18,732,950.66
243	$18,762,518.62
244	$18,792,086.59
245	$18,822,202.12
246	$18,852,317.64
247	$18,882,433.16
248	$18,912,548.69
249	$18,942,664.21
250	$18,972,779.73
251	$19,002,895.26
252	$19,033,010.78
253	$19,063,126.30
254	$19,093,241.83
255	$19,123,357.35
256	$19,153,472.87
257	$19,184,190.71
258	$19,214,908.54
259	$19,245,626.37
260	$19,276,344.21
261	$19,307,062.04
262	$19,337,779.88
263	$19,368,497.71
264	$19,399,215.54
265	$19,429,933.38
266	$19,460,651.21

Lease Month	Average Annual Fixed Rent
267	$19,491,369.05
268	$19,522,086.88
269	$19,553,407.02
270	$19,584,727.17
271	$19,616,047.31
272	$19,647,367.46
273	$19,678,687.60
274	$19,710,007.75
275	$19,741,327.89
276	$19,772,648.03
277	$19,803,968.18
278	$19,835,288.32
279	$19,866,608.47
280	$19,897,928.61
281	$19,929,851.07
282	$19,961,773.52
283	$19,993,695.98
284	$20,025,618.43
285	$20,057,540.89
286	$20,089,463.34
287	$20,121,385.79
288	$20,153,308.25
289	$20,185,230.70
290	$20,217,153.16
291	$20,249,075.61
292	$20,280,998.07
293	$20,313,522.83
294	$20,346,047.60
295	$20,378,572.36
296	$20,411,097.13
297	$20,443,621.89
298	$20,476,146.66
299	$20,508,671.43
300	$20,541,196.19
301	$20,573,720.96
302	$20,606,245.72
303	$20,638,770.49
304	$20,671,295.25
305	$20,704,422.33
306	$20,737,549.40
307	$20,770,676.48
308	$20,803,803.55
309	$20,836,930.63
310	$20,870,057.71
311	$20,903,184.78
312	$20,936,311.86
313	$20,969,438.93
314	$21,002,566.01
315	$21,035,693.08
316	$21,068,820.16
317	$21,102,609.78
318	$21,136,399.39
319	$21,170,189.01
320	$21,203,978.63
321	$21,237,768.25
322	$21,271,557.86
323	$21,305,347.48
324	$21,339,137.10
325	$21,372,926.72
326	$21,406,716.33
327	$21,440,505.95
328	$21,474,295.57
329	$21,508,747.73
330	$21,543,199.88
331	$21,577,652.04
332	$21,612,104.20
333	$21,646,556.36
334	$21,681,008.52
335	$21,715,460.68
336	$21,749,912.84
337	$21,784,365.00
338	$21,818,817.15
339	$21,853,269.31
340	$21,887,721.47
341	$21,922,836.17
342	$21,957,950.87
343	$21,993,065.57
344	$22,028,180.27
345	$22,063,294.97
346	$22,098,409.67
347	$22,133,524.37
348	$22,168,639.07
349	$22,203,753.77
350	$22,238,868.47
351	$22,273,983.18
352	$22,309,097.88
353	$22,344,875.12
354	$22,380,652.36
355	$22,416,429.60
356	$22,452,206.84
357	$22,487,984.08
358	$22,523,761.33

Lease Month	Average Annual Fixed Rent
359	$22,559,538.57
360	$22,595,315.81
361	$22,631,093.05
362	$22,666,870.29
363	$22,702,647.54
364	$22,738,424.78
365	$22,774,864.56
366	$22,811,304.34
367	$22,847,744.13
368	$22,884,183.91
369	$22,920,623.69
370	$22,957,063.48
371	$22,993,503.26
372	$23,029,943.04
373	$23,066,382.83
374	$23,102,822.61
375	$23,139,262.39
376	$23,175,702.18
377	$23,212,870.76
378	$23,250,039.33
379	$23,287,207.91
380	$23,324,376.49
381	$23,361,545.07
382	$23,398,713.65
383	$23,435,882.23
384	$23,473,050.81
385	$23,510,219.39
386	$23,547,387.97
387	$23,584,556.54
388	$23,621,725.12
389	$23,659,622.50
390	$23,697,519.87
391	$23,735,417.25
392	$23,773,314.62
393	$23,811,212.00
394	$23,849,109.37
395	$23,887,006.75
396	$23,924,904.12
397	$23,962,801.50
398	$24,000,698.87
399	$24,038,596.24
400	$24,076,493.62
401	$24,115,119.79
402	$24,153,745.96
403	$24,192,372.13
404	$24,230,998.30
405	$24,269,624.47
406	$24,308,250.64
407	$24,346,876.81
408	$24,385,502.98
409	$24,424,129.15
410	$24,462,755.32
411	$24,501,381.49
412	$24,540,007.66
413	$24,579,362.63
414	$24,618,717.59
415	$24,658,072.56
416	$24,697,427.53
417	$24,736,782.49
418	$24,776,137.46
419	$24,815,492.42
420	$24,854,847.39
421	$24,894,202.36
422	$24,933,557.32
423	$24,972,912.29

EXHIBIT E

Site Percentages

This Exhibit E shall be used solely for the following: (i) adjusting the Security Deposit Amount as set forth in the Basic Lease Information of this Lease, (ii) determining the Calculated Site Price as used in paragraphs 14, 31(b), and 31(c) of this Lease, (iii) for the purposes of adjusting Rent specifically relating to paragraphs 4(c) and 4(d) of this Lease in connection with the Reduction Sites, and (iv) in connection with an EAP Sale as used in paragraph 31(c) of this Lease.

Except for the specific purposes set forth above and as specifically referenced in such specific Lease provisions described above, this Exhibit E and the Site Percentages set forth herein shall not be used or assumed to be available for any other purpose whatsoever.

Center					Percentage
12	Charleston Lanes	1963 Savannah Highway	Charleston	SC	1.70672%
35	River City Lanes	3117 Highway 31 South	Decatur	AL	0.50169%
42	Northland Lanes	217 N E Vivion Road	Kansas City	MO	0.83587%
61	Arc Lanes	4901 Monroe Avenue	Evansville	IN	0.98066%
66	South Hills Lanes	301 Nottingham Drive	Cary	NC	0.86107%
77	Centennial Lanes	4501 South Boulevard	Charlotte	NC	0.74186%
89	Spare Time Lanes	3149 S. Cooper St.	Arlington	TX	1.07266%
91	Boulevard Lanes	3501 South Boulevard	Edmond	OK	0.77934%
102	Williamsburg Lanes	5544 Olde Towne Road	Williamsburg	VA	1.00206%
104	Boulevard Lanes	105 S. Berkeley Blvd.	Goldsboro	NC	0.46927%
108	Hanover Lanes	7317 Bell Creek Road	Mechanicsville	VA	2.08377%
109	Ocala Lanes	2730 E. Silver Springs Blvd.	Ocala	FL	0.68530%
113	Savannah Lanes	115 Tibet Avenue	Savannah	GA	1.30041%
123	Winston-Salem Lanes	811 Jonestown Road	Winston-Salem	NC	0.89336%
124	University Lanes	13109 North 56th Street	Tampa	FL	0.99767%
129	Clearwater Lanes	1850 N. Hercules Road	Clearwater	FL	0.61482%
139	Derby Lanes	7709 Beulah Church Road	Louisville	KY	0.66139%
142	Fredericksburg Lanes	12100 Kilarney Drive	Fredericksburg	VA	1.72437%
143	Saratoga Lanes	6116 Ayers St.	Corpus Christi	TX	0.95492%
144	Lynchburg Lanes	4643 Murray Place	Lynchburg	VA	0.76926%
148	Eagle Lanes	945 San Marcos Blvd.	San Marcos	CA	1.54121%
160	Dick Weber Lanes	4575 Washington Street	Florissant	MO	0.73102%
164	Firebird Lanes	4303 Center Street, N.E.	Salem	OR	0.71083%
165	Forest Lanes	7700 W. 47th Street	Lyons	IL	0.78307%
183	Smithtown Lanes	200 Landing Ave.	Smithtown	NY	0.94339%
204	Gulf Gate Lanes	7221 South Tamiami Trail	Sarasota	FL	1.16431%
211	Mt. Lebanon Lanes	1601 Washington Road	Pittsburgh	PA	0.73960%
212	Noble Manor Lanes	2440 Noblestown Road	Pittsburgh	PA	0.73729%
220	Airport Lanes	3754 Genesee Street	Cheektowaga	NY	0.69767%
225	Florida Lanes	10400 Florida Avenue N	Tampa	FL	0.65833%

Center					Percentage
226	Holiday Lanes	231 Riverside Avenue	Somerset	MA	0.93954%
231	Rose Bowl Lanes	28001 Grossbeck Highway	Roseville	MI	0.96538%
234	Town N Country Lanes	G-3282 Miller Road	Flint	MI	0.93358%
237	Bay Shore Lanes	1840 Sunrise Highway	Bay Shore	NY	1.09052%
240	Sayville Lanes	5660 Sunrise Highway	Sayville	NY	1.73490%
245	Lynnhaven Lanes	2601 Lishelle Place	Virginia Beach	VA	1.42650%
248	Chesapeake Lanes	112 E. Medical Parkway	Chesapeake	VA	1.60069%
251	Earle Brown Lanes	6440 James Circle N	Brooklyn Center	MN	1.20472%
256	Arrowhead Lanes	299 W. Orange Show Rd.	San Bernardino	CA	0.64859%
261	Bowl-O-Drome Lanes	21915 S. Western	Torrance	CA	1.19229%
264	Mar Vista Lanes	12125 Venice Blvd.	Mar Vista	CA	2.97110%
288	Starlite Lanes	1201 Stardust Street	Reno	NV	0.79598%
302	Arvada Lanes	6550 Wadsworth Boulevard	Arvada	CO	0.84259%
304	Belleview Lanes	4900 S. Federal Boulevard	Englewood	CO	0.97077%
311	Pembroke Pines Lanes	1940 N. University Dr.	Pembroke Pines	FL	0.89946%
312	Boynton Beach Lanes	1190 W. Boynton Beach Blvd	Boynton Beach	FL	0.74502%
319	Chamblee Lanes	2175 Savoy Drive	Atlanta	GA	0.92291%
321	Des Moines Lanes	3839 East 14th Street	Des Moines	IA	0.76997%
326	Milford Lanes	1717 Boston Post Road	Milford	CT	1.98618%
339	Southwest Lanes	4991 Fairview Avenue	Linthicum	MD	0.66232%
340	Pikesville Lanes	1723 Reisterstown Road	Pikesville	MD	0.72111%
341	Dundalk Lanes	1101 Merritt Boulevard	Baltimore	MD	0.65502%
350	Deer Valley Lanes	2902 W. Thunderbird Road	Phoenix	AZ	0.86185%
351	Glendale Lanes	8840 N. 43rd Avenue	Glendale	AZ	0.55124%
354	Chandler Lanes	1900 N. Arizona Avenue	Chandler	AZ	0.94269%
360	Laurel Lanes	15013 Baltimore Avenue N.	Laurel	MD	1.17391%
362	Capital Plaza Lanes	4601 Cooper Lane	Hyattsville	MD	0.72313%
368	Shady Grove Lanes	15720 Shady Grove Road	Gaithersburg	MD	1.60050%
374	Union Hills Lanes	3424 W. Union Hills Drive	Phoenix	AZ	1.20559%
396	Humble Lanes	19214 Eastex Highway	Humble	TX	0.79314%
397	Windfern Lanes	14441 Northwest Freeway	Houston	TX	0.67871%
398	Stafford Lanes	4919 South Main	Stafford	TX	1.14817%
403	Lakeland Lanes	4111 S. Florida Avenue	Lakeland	FL	0.50984%
405	Semoran Lanes	5710 La Costa Drive	Orlando	FL	0.78442%
408	Woodstock Lanes	108 Woodpark Blvd.	Woodstock	GA	0.90954%
412	Westview Lanes	4565 West Waco Drive	Waco	TX	0.68640%
413	Woodlands Lanes	27000 I-45 North	Conroe	TX	1.51592%
425	Desert Hills Lanes	2959 East Bell Road	Phoenix	AZ	1.18289%
430	Littleton Lanes	2530 E. County Line Road	Littleton	CO	1.63004%
504	Auburn Lanes	101 Southbridge St.	Auburn	MA	0.94717%
508	Carolina Lanes	11210 Brigman Rd.	Matthews	NC	1.74658%
513	Cranston Lanes	1450 Elmwood Ave.	Cranston	RI	1.53877%
514	Dewey Garden Lanes	4470 Dewey Ave.	Rochester	NY	0.57902%
516	Empire Lanes	2400 Empire Blvd.	Webster	NY	1.23704%
530	Sawmill Lanes	4825 Sawmill Rd.	Columbus	OH	1.75077%
534	Stardust Lanes	2434 Old Stringtown Rd.	Grove City	OH	0.50935%

Center					Percentage
535	Strathmore Lanes	1061-G Route #34	Aberdeen	NJ	2.82376%
538	Strike N Spare Lanes	2660 W. Lawrence Ave.	Springfield	IL	0.77942%
540	Strike N Spare Lanes	1777 Brewerton Rd.	Syracuse	NY	1.01048%
542	Summit Lanes	1256 E. McDevitt	Jackson	MI	0.69999%
545	Terrace Gardens Lanes	1151 Ridgeway Ave.	Rochester	NY	0.72215%
546	University Lanes	5900 N. Tryon St.	Charlotte	NC	0.72729%
551	White Plains Lanes	47 Tarrytown Rd.	White Plains	NY	2.66276%
557	Euless Lanes	1901 W. Airport Freeway	Euless	TX	1.76383%
559	Garland Lanes	1950 Plaza Drive	Garland	TX	2.00500%
564	Bowlero Lanes	11737 West Burleigh	Wauwatosa	WI	1.43440%
570	Friendly Hills Lanes	15545 East Whittier Blvd.	Whittier	CA	1.62148%
572	Land Park Lanes	5850 Freeport Blvd.	Sacramento	CA	0.71003%
583	Rocklin Lanes	2325 Sierra Meadows Dr.	Rocklin	CA	1.03917%
593	Irving Lanes	3450 Willow Creek Drive	Irving	TX	1.00347%
599	Waukesha Lanes	901 Northview Rd.	Waukesha	WI	0.98115%
603	DeSoto Lanes	121 Northgate Drive	DeSoto	TX	0.86961%
635	Alley Katz’s Corner	3705-1 SW 42nd Avenue	Gainesville	FL	0.91704%

EXHIBIT F

Annual Lease Constant

Months	1	thru	63	9.7500%
Months	64	thru	123	10.7250%
Months	124	thru	183	11.7975%
Months	184	thru	243	12.9773%
Months	244	thru	303	14.2750%
Months	304	thru	363	15.7025%

F-1

EXHIBIT G

Form of Letter Credit

Irrevocable Standby Letter Of Credit Number

LETTER OF CREDIT AMOUNT	ISSUE DATE	EXPIRATION DATE
USD $_____________

BENEFICIARY: __________________________ C/O ISTAR FINANCIAL INC. 1114 AVENUE OF THE AMERICAS, 27TH FLOOR NEW YORK, NEW YORK 10036 ATTN: CHIEF OPERATING OFFICER	APPLICANT:

______________________________________
______________________________________
______________________________________
______________________________________
______________________________________

WITH A COPY TO: ISTAR FINANCIAL INC. 1114 AVENUE OF THE AMERICAS, 27TH FLOOR NEW YORK, NEW YORK 10036 ATTN: GENERAL COUNSEL	WITH A FURTHER COPY TO: ________________________________ 3480 PRESTON RIDGE ROAD, SUITE 575 ALPHARETTA, GEORGIA 30005 ATTN: DIRECTOR OF LEASE ADMINISTRATION

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT IN THE TOTAL AGGREGATE AMOUNT OF USD              WHICH IS AVAILABLE BY PAYMENT OF YOUR DRAFT(S) AT SIGHT DRAWN ON OURSELVES.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST THIRTY (30) CALENDAR DAYS PRIOR TO SUCH EXPIRATION DATE, WE NOTIFY YOU IN WRITING AT THE ABOVE ADDRESS THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD(S).

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THE CREDIT UNTIL AN EXECUTED TRANSFER REQUEST IN A FORM SUITABLE TO US, BEARING CERTIFICATION BY YOUR BANKERS THAT THE SIGNATURE IS VALID, IS FILED WITH US, AND NOTICE OF THE TRANSFER ENDORSED ON THE REVERSE OF THIS CREDIT BY US.

THIS LETTER OF CREDIT IS SUCCESSIVELY TRANSFERABLE IN ITS ENTIRETY.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED ABOVE AND THE ORIGINAL OF THIS CREDIT, AT OUR OFFICE LOCATED AT                                                                                                       , ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT ON OR BEFORE THE ABOVE STATED EXPIRY DATE OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE AS PROVIDED FOR HEREIN.

DRAFT(S) DRAWN UNDER THIS CREDIT MUST SPECIFICALLY REFERENCE OUR CREDIT NUMBER.

THIS LETTER OF CREDIT IS SUBJECT TO THE 1998 INTERNATIONAL STANDBY PRACTICES, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”).

SINCERELY,

AUTHORIZED SIGNATURE

G-1

EXHIBIT H

Fair Market Value Determination For

Fixed Rent During Extension Term

Upon written notice from one party to another electing to determine the fair market rental value of the Premises during an Extension Period as set forth in the Basic Lease Information, determination of fair market value of Fixed Rent during an Extension Term of this Lease shall be made in accordance with the following procedures, which shall be separately applied for each Site with the sum of such determinations for each Site being the fair market rental value of the Premises as a whole:

(a)	Fair market rental value of each Site shall be determined by the agreement of two (2) appraisers (each, an “Initial FR Appraiser”), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit H. The party electing to have the fair market rental value of the Premises determined in accordance with this Exhibit H (herein, the “Electing Party”) shall identify in writing (contemporaneously with providing the notice electing to utilize the provisions of this Exhibit H) the Initial FR Appraiser selected and retained by such Electing Party and specifically identify such Initial FR Appraiser’s name, address, phone number and qualifications as an appraiser. Within thirty (30) calendar days after receipt of notice by the other party (“Other Party”) of the Electing Party’s FR Initial Appraiser, the Other Party shall select its Initial FR Appraiser and notify the Electing Party in writing of the name, address, phone number and qualifications of such appraiser. Within five (5) calendar days after the Electing Party receives from the Other Party such notice of the Other Party’s Initial FR Appraiser, each of the Other Party and the Electing Party shall direct, in writing with a copy to the other party, its Initial FR Appraiser to work with the other party’s Initial FR Appraiser to endeavor to determine and reach agreement upon the fair market rental value of such Site, considered as encumbered by this Lease, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) calendar days (such 30-day period, the “FR Valuation Period”) the agreed-upon fair market value (the “FR Valuation Notice”). The costs and expenses of each Initial FR Appraiser shall be paid by the party selecting such Initial FR Appraiser.

(b)

If the Initial FR Appraisers are not able to reach agreement upon the fair market rental value within the FR Valuation Period, within ten (10) calendar days after the end of the FR Valuation Period each Initial FR Appraiser shall deliver a written notice to Landlord, Tenant, and the other Initial FR Appraiser setting forth (i) such Initial FR Appraiser’s valuation of the fair market rental value (each, an “FR Initial Valuation”) and (ii) the name, address and qualifications of a third appraiser selected jointly by the Initial FR Appraisers (the “Third FR Appraiser”). The Initial FR Appraisers shall, in writing with a copy to Landlord and Tenant, direct the Third FR Appraiser (or substitute Third FR Appraiser) to determine a valuation of the fair market rental value of the Site, considered as encumbered by this Lease, and to deliver in writing to Landlord, Tenant and the Initial FR Appraisers such valuation (the “FR Third Valuation”) within twenty (20) calendar days of the date of the written direction retaining such Third FR Appraiser. The fair market rental value shall be the arithmetic mean of (A) the Third FR Valuation and (B)

H-1

the Initial FR Valuation closer to the Third FR Valuation. If the Third FR Valuation is exactly between the two Initial FR Valuations, then the fair market value shall be the Third FR Valuation. If the Initial FR Appraisers are unable to agree upon the designation of a Third FR Appraiser within the requisite time period or if the Third FR Appraiser selected does not make a valuation of the fair market value within twenty (20) calendar days after being directed by the Initial FR Appraisers, then such Third FR Appraiser or a substitute Third FR Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the President or Chairman of the American Arbitration Association in the area in which the Site exists which is the subject of the fair market rented valuation determination hereunder. The costs and expenses of the Third FR Appraiser (and substitute Third FR Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

(c)	All appraisers selected or appointed pursuant to this Exhibit H shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease, and such appraisers shall determine the fair market value of the Premises, considered as encumbered by this Lease.

(d)	Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon a fair market rental value of the Premises or any Site prior to the date on which Tenant receives notice of Landlord’s Initial FR Appraiser, Landlord and Tenant shall execute an agreement setting forth such agreed-upon fair market value of the Premises or any Site, as applicable, and waiving each party’s right to have the fair market value of such Premises, or any Site, as applicable, determined in accordance with the procedures set forth in paragraphs (a) and (b) of this Exhibit H.

H-2

EXHIBIT I

Landlord’s Waiver of Interests in Tenant’s Personal Property

THIS LANDLORD’S LIEN WAIVER(“Waiver”) is made and entered into as of this 27th day of February, 2004, by                                          (“Landlord”), and                                         , as Collateral Agent for the benefit of certain Finance Parties referred to in the Credit Agreement (the “Collateral Agent”), and made in favor of                                         , a                                          (the “Tenant”).

A. Landlord is the owner of the real property located at each of the addresses listed on Exhibit A-1, as more legally described in Exhibit A-2 attached hereto (each, a “Property” and collectively, the “Properties”).

B. Landlord is a party to that certain Lease I Agreement (the “Lease”), dated of even date herewith, with Tenant.

C. Collateral Agent is about to enter into certain financing transactions pursuant to that certain $                                         (the “Credit Agreement”), dated of even date herewith, among                                         , a                                         ;                                              , a                                         , and                                         , a                                         ; (the “Lenders”);                                         , and to secure such financing Tenant, has granted to Collateral Agent a security interest in certain collateral as more fully described in that certain                                 (the “Security Agreement”), dated                                         , between the                     and                     from time to time a party thereto and Collateral Agent (collectively, the “Collateral”).

NOW, THEREFORE, in consideration of any financial accommodation heretofore, now or hereafter extended by the Lenders referred to in the Credit Agreement to Tenant and the other U.S. Credit Parties at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Landlord represents to Collateral Agent that the Lease is valid and is in full force and effect as against Landlord and has not been assigned, modified, supplemented or amended in any way.

2. Landlord represents to Collateral Agent that, to Landlord’s knowledge, neither Landlord nor Tenant is in default under the terms of the Lease.

3. Landlord acknowledges that Tenant has informed Landlord that Collateral Agent has a lien in the Collateral. Landlord, for the benefit of Collateral Agent and Tenant, forever and irrevocably waives any right to assert against any of Tenant’s personal furniture, fixtures, equipment, inventory or other personal property, including, without limitation, Tenant’s Personal Property and Bowling Equipment (but subject to Landlord’s right to acquire the Bowling Equipment as set forth in Paragraph 2(c) of the Lease) (each as defined in the Lease), any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for Rent (as defined in the Lease) or any other charges payable thereunder.

4. Subject to the terms of the Security Agreement, if Collateral Agent undertakes to enforce its security interest in the Collateral, Landlord will cooperate with Collateral Agent in its efforts to assemble all of the Collateral located on any Property, and if the Lease or Tenant’s right to possession under the Lease has been terminated, will permit Collateral Agent, upon not less than twenty-four (24) hours written notice to Landlord, to enter and remain upon any Property for a period not to exceed forty-five (45) days, provided Collateral Agent pays the Rent allocable to such Property and payable under the Lease for the period of time Collateral Agent uses such Property (if not already paid), or at Collateral Agent’s option, to remove the Collateral from any Property in accordance with the terms of the Lease within a reasonable amount of time, not to exceed forty-five (45) days after written notice from Collateral Agent, provided Collateral Agent pays the Rent allocable to such Property and payable under the Lease for the period of time Collateral Agent uses such Property (if not already paid), and will not hinder Collateral Agent’s actions in enforcing its liens on the Collateral. Collateral Agent agrees to repair any damage caused by any severance and/or removal of the Collateral and to restore such Property to its condition immediately prior to such removal.

5. Landlord agrees that, pursuant to the Lease, it shall provide concurrent or simultaneous copies of any default notices sent to Tenant under the Lease to Collateral Agent as follows:

Collateral Agent:	_____________________ _____________________ _____________________ Attn: E-Mail:

With copy to:	_________________________ _________________________ _________________________ Attn: E-Mail:

6. This Waiver may be executed in any number of several counterparts, with respect to each Property shall be governed and controlled by, and interpreted under, the laws of the state in which such Property is located, and shall inure to the benefit of Collateral Agent and Tenant, and their respective successors and assigns and shall be binding upon Landlord and its successors and assigns (including any transferees of any Property). Landlord agrees and consents to the filing of this document for recording in the land records of the county in which any of the Properties are located.

[ Signature page follows ]

IN WITNESS WHEREOF, this Waiver is entered into as of the date first set forth above.

LANDLORD:

By:

By:

By:

Name:

Title:

COLLATERAL AGENT:

, as

Collateral Agent

By:

Name:

Title:

ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

I,                                         , a Notary Public for said County and State, do hereby certify that                                         ,                                          of                                                                                  , personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said corporation.

Witness my hand and official stamp or seal this                      day of                             , 2004.

Notary Public My Commission Expires:

ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

I,                                         , a Notary Public for said County and State, do hereby certify that                                         ,                                          of                                                              , as Collateral Agent, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said corporation.

Witness my hand and official stamp or seal this                      day of                                 , 2004.

Notary Public My Commission Expires:

EXHIBIT A-1 (to Landlord’s Waiver)

ADDRESSES OF PROPERTIES

EXHIBIT A-2 (to Landlord’s Waiver)

LEGAL DESCRIPTION OF PROPERTIES

EXHIBIT J

Arbitration Procedure

Upon written notice from one party to another electing to determine the useful life of capital expenditures as set forth in Paragraph 22(a) of the Lease, such useful life determination shall be made in accordance with the following procedures, which shall be separately applied for each Site, as required:

(a)	The useful life of a capital expenditure for a Site shall be determined by the agreement of two (2) engineers (each, an “Initial UL Appraiser”), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit J. The party electing to have the useful life of a capital expenditure determined in accordance with this Exhibit J (herein, the “Electing Party”) shall identify in writing (contemporaneously with providing the notice electing to utilize the provisions of this Exhibit J) the Initial UL Appraiser selected and retained by such Electing Party and specifically identify such Initial UL Appraiser’s name, address, phone number and qualifications as an engineer. Within thirty (30) calendar days after receipt of notice by the other party (“Other Party”) of the Electing Party’s UL Initial Appraiser, the Other Party shall select its Initial UL Appraiser and notify the Electing Party in writing of the name, address, phone number and qualifications of such engineer. Within five (5) calendar days after the Electing Party receives from the Other Party such notice of the Other Party’s Initial UL Appraiser, each of the Other Party and the Electing Party shall direct, in writing with a copy to the other party, its Initial UL Appraiser to work with the other party’s Initial UL Appraiser to endeavor to determine and reach agreement upon the useful life of the applicable capital expenditure, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) calendar days (such 30-day period, the “UL Valuation Period”) the agreed-upon useful life of the applicable capital expenditure (the “UL Determination Notice”). The costs and expenses of each Initial UL Appraiser shall be paid by the party selecting such Initial UL Appraiser.

(b)

If the Initial UL Appraisers are not able to reach agreement upon the useful life of the applicable capital expenditure within the UL Valuation Period, within ten (10) calendar days after the end of the UL Valuation Period each Initial UL Appraiser shall deliver a written notice to Landlord, Tenant, and the other Initial UL Appraiser setting forth (i) such Initial UL Appraiser’s determination of the useful life of the capital expenditure (each, an “UL Initial Determination”) and (ii) the name, address and qualifications of a third engineer selected jointly by the Initial UL Appraisers (the “Third UL Appraiser”). The Initial UL Appraisers shall, in writing with a copy to Landlord and Tenant, direct the Third UL Appraiser (or substitute Third UL Appraiser) to determine the useful life of the capital expenditure, and to deliver in writing to Landlord, Tenant and the Initial UL Appraisers such determination (the “UL Third Determination”) within twenty (20) calendar days of the date of the written direction retaining such Third UL Appraiser. The useful life of the applicable capital expenditure shall be the arithmetic mean of (A) the UL Third Determination and (B) the UL Initial Determination closer to the UL Third Determination. If the UL Third Determination is exactly between the two UL Initial Determinations, then the useful life of the applicable capital expenditure shall be the UL Third Determination. If the Initial UL Appraisers are unable to agree upon the designation of a Third UL Appraiser within the requisite time period or if the Third UL

J-1

Appraiser selected does not make a determination of the useful life within twenty (20) calendar days after being directed by the Initial UL Appraisers, then such Third UL Appraiser or a substitute Third UL Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the President or Chairman of the American Arbitration Association in the area in which the Site exists which is the subject of the useful life determination hereunder. The costs and expenses of the Third UL Appraiser (and substitute Third UL Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant.

(c)	All appraisers selected or appointed pursuant to this Exhibit J shall be independent qualified engineers. Such engineers shall have no right, power or authority to alter or modify the provisions of this Lease, and such engineers shall determine the useful life of a capital expenditure as required by this Lease.

(d)	Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon the useful life of the capital expenditure prior to the date on which Tenant receives notice of Landlord’s Initial UL Appraiser, Landlord and Tenant shall execute an agreement setting forth such agreed-upon useful life and waiving each party’s right to have the useful life of a capital expenditure determined in accordance with the procedures set forth in paragraphs (a) and (b) of this Exhibit J.

J-2